UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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The Mosaic Company
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PRELIMINARY COPY
Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700
April 6, 2016

Dear Stockholder:
You are cordially invited to attend The Mosaic Company’s 2016 Annual Meeting of Stockholders on May 19, 2016, at 10:00 a.m. Central Time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages. At the meeting we will report on our operations during the year ended December 31, 2015.
This year’s meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS16. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).
We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the company. Hosting a virtual meeting will facilitate stockholder attendance and participation from any location around the world.
We hope that you will be able to attend the meeting. However, even if you are planning to attend the meeting, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so even if you have previously returned your proxy card.
Your cooperation and prompt attention to this matter are appreciated. Thank you for your ongoing support of, and continued interest in, The Mosaic Company.
Sincerely,

James (“Joc”) C. O’Rourke President and Chief Executive Officer

Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

Notice of 2016 Annual Meeting of Stockholders

To Our Stockholders:
The 2016 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held on May 19, 2016, at 10:00 a.m. Central Time (the “2016 Annual Meeting”). You will be able to attend the 2016 Annual Meeting, vote your shares and submit questions during the annual meeting via a live webcast available at www.virtualshareholdermeeting.com/MOS16. The following matters will be considered and acted upon at the 2016 Annual Meeting, each of which is explained more fully in the accompanying Proxy Statement:

1.
Approval of an amendment to our Restated Certificate of Incorporation to delete references to the transition process from a classified board to a fully declassified board and to permit stockholders to remove any director with or without cause;

2.
Approval of an amendment to our Restated Certificate of Incorporation to eliminate the authorized Class A and Class B Common Stock and provisions related thereto, and to decrease the total number of shares of capital stock that we have authority to issue from 1,279,036,543 to 1,015,000,000;

3.	Election of eleven directors for terms expiring in 2017, each as recommended by our Board of Directors;
4.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016, as recommended by our Audit Committee;

5.	An advisory vote to approve the compensation of our executive officers disclosed in the accompanying Proxy Statement; and
6.	Any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.
In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on March 22, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.
By Order of the Board of Directors
Mark J. Isaacson
Senior Vice President, General Counsel and Corporate Secretary
April 6, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 19, 2016:
Our Proxy Statement and 2015 Annual Report are available at www.mosaicco.com/proxymaterials.

SUMMARY INFORMATION
This summary highlights information in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our 2015 Annual Report carefully before voting.
The Mosaic Company Annual Meeting of Stockholders

•	Date and Time:	May 19, 2016; 10:00 a.m. Central Time
•	Virtual Meeting:	Online at www.virtualshareholdermeeting.com/MOS16
•	Record Date:	March 22, 2016
General Information

Corporate website:	www.mosaicco.com
Investor website:	www.mosaicco.com/investors
2015 Annual Report:	www.mosaicco.com/proxymaterials
Voting Matters

	Board Recommendation	Page
Completion of Transition to Declassified Board	FOR	10
Elimination of Class A and Class B Common Stock and decreasing the total number of authorized shares of capital stock from 1,279,036,543 to 1,015,000,000	FOR	11
Election of Eleven Directors	FOR each director nominee	11
Ratification of KPMG LLP as our independent registered public accounting firm	FOR	75
Say-on-Pay Advisory Proposal	FOR	75
Our Business
We are the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. We are the largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in the United States. We are one of the four largest potash producers in the world. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We mine phosphate rock in Florida and process rock into finished phosphate products at facilities in Florida and Louisiana. We mine potash in Saskatchewan and New Mexico. We have other production, blending or distribution operations in Brazil, China, India and Paraguay, as well as strategic equity investments in a phosphate rock mine in the Bayovar region in Peru and a joint venture formed to develop a phosphate rock mine and chemical complexes in the Kingdom of Saudi Arabia (“WASPC” or the “Ma’aden joint venture”). Our distribution operations serve the top four nutrient-consuming countries in the world.
We were formed through the October 2004 business combination of IMC Global Inc. (“IMC”) and the fertilizer businesses of Cargill, Incorporated (individually, or in any combination with its subsidiaries, “Cargill”). On May 25, 2011, we facilitated Cargill’s exit from its ownership interest in us through a split-off (the “Split-off”) to its stockholders (“Exchanging Cargill Stockholders”) and a debt exchange with certain of its debt holders, and initiated the first in a series of transactions intended to result in the ongoing orderly disposition of the approximately 64% (285.8 million) of our shares that Cargill formerly held. We refer to these transactions as the “New Horizon Transaction” and have included additional information on the disposition of these shares under “Certain Relationships and Related Transactions” on page 72.
Business Highlights
Mosaic grew earnings per share in 2015 in spite of challenging global economic conditions and weak near-term market conditions by focusing on cost control and executing share repurchases. We also made progress on our strategic initiatives, to position Mosaic to outperform in better markets.

w	For 2015, net earnings attributable to Mosaic were $1.0 billion, or $2.78 per diluted share, compared to $1.0 billion, or $2.68 per diluted share, for the year ended December 31, 2014.
w	We generated $1.8 billion in cash flows from operations during 2015, and maintained cash and cash equivalents of $1.3 billion as of December 31, 2015.

w
We continued the expansion of capacity in our Esterhazy K3 potash segment. When fully operational, Esterhazy K3 is expected to further reduce our ongoing costs of production and provide the ability to eliminate brine inflow management costs and risk.

w
We completed the integration of the Archer Daniels Midland Company’s fertilizer distribution business in Brazil and Paraguay, acquired in December 2014 (the “ADM Acquisition”). Over time, we expect this acquisition to increase our annual distribution in the region from approximately four million metric tonnes to about six million metric tonnes of crop nutrients in key agricultural regions.

w	MicroEssentials® expansion continued to progress on time and on budget and is expected to add an incremental 1.2 million tonnes, and bring total capacity to 3.5 million tonnes by the end of 2016.
w
We made equity contributions of $225 million to the Ma’aden joint venture to develop, own and operate integrated phosphate production facilities in the Kingdom of Saudi Arabia. The joint venture is expected to be the lowest cost producer of finished phosphates globally.

w	We reduced our potash cash costs, including realized mark-to-market gains and losses, per production tonne by approximately 10% compared to 2014.
w	Phosphate rock cash production costs were near a five-year low, as we effectively mitigated the effects of inflation.
w	Selling, general and administrative (“SG&A”) expenses declined six percent from the prior year to a six-year low, despite a larger business footprint.
w
We reached agreements with federal and state regulators that, when effective, will resolve claims relating to our management of certain waste materials onsite at fertilizer manufacturing facilities in Florida and Louisiana. A key element of the settlements is our provision of financial assurance for balance sheet liabilities associated with our phosphogypsum stacks. When effective, this settlement will resolve all prior related claims.

w	We ended 2015 with a record low annual recordable injury frequency rate for the second consecutive year.
w	We repurchased approximately 15.6 million shares for an aggregate amount of $698 million during the year.
w	In March 2015, our Board of Directors approved an increase in our annual dividend to $1.10 from $1.00 per share. During 2015, we paid $385 million in dividends.
We have included additional information on these matters in our accompanying 2015 Annual Report.
Compensation Highlights

•	Say-on-Pay:

w	2015 “Say-on-Pay” advisory proposal approved by approximately 95% of votes cast.

•	2015 Executive Compensation:

w
Short-term incentive plan payouts for 2015 performance were above target, largely reflecting achievements against incentive operating earnings/return on invested capital, capital efficiency and cost management objectives, with a payout percentage of 137% for our executive officers.

w
Despite earnings per share growth over the past one- and three calendar-year periods, our stock price has declined over the same periods, influenced by a number of factors outside our control. Our negative total shareholder return is reflected in all options granted during the past three years being underwater as of December 31, 2015, and the restricted stock units (“RSUs”) and total shareholder return (“TSR”) performance units that vested during 2015 paying out at a value significantly below their grant date values (-21% and -36%, respectively).

w
We changed the mix of long-term incentives for 2015 grants to executive officers by replacing time-based RSUs with performance units with vesting linked to our three-year return on invested capital, adjusted as described on Appendix C (“Incentive ROIC”). We refer to these performance units as “ROIC performance units.”

•Compensation Governance: highlights of our 2015 compensation practices are presented below.

What We Do
✓	100% performance-based long-term incentive grants: stock appreciation, TSR and ROIC
✓	Significant percentage of target direct compensation tied to performance
✓	Stock and incentive plan designed to permit awards that meet performance-based criteria of Section 162(m)
✓	Clawback policy applicable to annual and long-term incentives
✓	Executive change-in-control agreements and long-term incentive awards: double trigger in a change in control
✓	Stock ownership guidelines: 5x annual salary for CEO; 3x annual salary for other executive officers
✓	Independent executive compensation consultant
✓	Compensation Committee access to other independent advisors
✓	Annual say-on-pay vote

What We Don’t Do
✗	No executive employment agreements
✗	No tax gross-ups under our executive change-in-control agreements
✗	No hedging or pledging of Mosaic stock
✗	No repricing of options under our stock plan
✗	No company cars, no country clubs, no supplemental defined benefit executive retirement plans; no tax gross-ups on spousal travel effective in 2016
Corporate Governance Highlights

•
Completion of Transition to Declassified Board of Directors.  With the elections of directors at the 2016 Annual Meeting, the transition from a classified board to a fully declassified board will be completed. At the 2016 Annual Meeting, and each annual meeting of stockholders of Mosaic thereafter, all directors will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.

•
Proxy Access. In March 2016, we adopted a proxy access bylaw effective for our 2017 annual meeting of stockholders, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board of Directors or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.

•	Independent Directors. All of our directors except our CEO and former CEO, and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.
•
Audit Committee Financial Experts.  Our Board has determined that three of our directors qualify as “audit committee financial experts” within the meaning of applicable Securities and Exchange Commission rules.

•	Majority Vote Standard. Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•	Independent Non-Executive Chairman. Our Board is led by an independent non-executive Chairman.
•	Director Stock Ownership. Minimum guideline equal to five times the base cash retainer for non-employee directors with five years of service.
•
Succession Planning.  Rigorous framework for Corporate Governance and Nominating Committee annual review of succession planning for our CEO and for Compensation Committee annual review of succession planning for other executive officers and key executives.

•	Environmental, Health, Safety and Sustainable Development.
	w	Dedication to protecting our employees and the communities in which we operate, and to being a good steward of natural resources.
	w	Separate standing Board committee to oversee environmental, health, safety, security and sustainable development.
•	Annual Board and Committee Evaluations.
	w	Annual self-evaluation by Board and each standing committee, including individual peer review.
	w	Annual review of each standing committee’s charter.

Risk Oversight
Standing management Enterprise Risk Management, or ERM, Committee assists in achieving business objectives through systematic approach to anticipate, analyze and review material risks. Consists of cross-functional team of executives and senior leaders.

•	Board oversees management’s actions, with assistance from each of its standing committees. Management reports on enterprise risks to the full Board on a regular basis.
Completion of Declassification of our Board of Directors
Because the transition from a classified board to a fully declassified board, for which all Board members stand for annual elections, will be completed with the elections of directors at the 2016 Annual Meeting, our Board is proposing an amendment to our Restated Certificate of Incorporation to delete references to the transition process from a classified Board to a fully declassified board. Since the Delaware General Corporation Law, as applicable to corporations without a classified board of directors such as Mosaic, as of the 2016 Annual Meeting, requires that stockholders be afforded the right to remove directors from office with or without cause, our Board is also proposing an amendment to our Restated Certificate of Incorporation to permit stockholders to remove any director with or without cause.
Elimination of authorized Class A and Class B Common Stock and decreasing the total number of shares of capital stock that Mosaic has authority to issue from 1,279,036,543 to 1,015,000,000
Our Board is proposing an amendment to our Restated Certificate of Incorporation to eliminate authorized Class A and Class B Common Stock and to decrease the total number of shares of capital stock that Mosaic has authority to issue from 1,279,036,543 to 1,015,000,000. No shares of our Class A and Class B Common Stock are currently outstanding and the provisions relating to our Class A and Class B Common Stock are no longer operative and serve no continuing purpose. The proposed amendment to our Restated Certificate of Incorporation would eliminate all references to Class A and Class B Common Stock, and eliminate provisions related specifically to the designation and attributes of Class A and Class B Common Stock. The proposed amendments would also decrease the number of authorized shares of capital stock from 1,279,036,543 by the combined amount of previously authorized shares of Class A and B Common Stock, 264,036,543, to 1,015,000,000 shares of capital stock.
Director Nominees
The table below shows summary information about each nominee for election as a director. Each director nominee is elected by a majority of the votes cast and will be elected for a term that expires in 2016. Each incumbent director, including the director nominees identified in the table below, together with our directors retiring at the 2016 Annual Meeting, was present for at least 94% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2015. Two directors, William R. Graber and James T. Prokopanko, will be retiring from our Board upon conclusion of the 2016 Annual Meeting.

Name	Age	Director Since	Occupation	Experience/ Qualifications		Committee Memberships				Other Company Boards
					Independent	AC	Comp	Gov	EHSS
Nominees for Election as Directors
Nancy E. Cooper	62	2011	Retired, former Executive Vice President and CFO, CA, Inc. (“CA Technologies”)	• Financial Expertise and Leadership • Audit Committee Financial Expert • Software Technology • Ethics and Compliance • Risk Management	X	£		¤		Teradata Corporation Brunswick Corporation
Gregory L. Ebel	52	2012	Chairman, President and CEO, Spectra Energy Corp	• Executive Leadership • Financial Expertise and Leadership • Audit Committee Financial Expert • Business Development • Risk Management	X	¤	¤			Spectra Energy Corp Spectra Energy Partners, LP
Timothy S. Gitzel	53	2013	President and CEO, Cameco Corporation	• Executive Leadership • Business, Government and Regulatory Affairs in Canada • Mining • Risk Management	X	¤		¤		Cameco Corporation

Name	Age	Director Since	Occupation	Experience/ Qualifications		Committee Memberships				Other Company Boards
					Independent	AC	Comp	Gov	EHSS
Denise C. Johnson	49	2014	Group President, Resources Industries Group, Caterpillar, Incorporated	• Global Operational Leadership • Operational Excellence • Strategic Business Planning	X		¤		¤
Emery N. Koenig	60	2010	Retired, former Vice Chairman and Chief Risk Officer, Cargill	• Executive Leadership • Financial Expertise and Leadership • Risk Management • Agricultural Business	X			¤	¤
Robert L. Lumpkins	72	2004	Retired, former Vice Chairman and CFO, Cargill	• Executive Leadership • Financial Expertise and Leadership • Agricultural/ Fertilizer Business • Formation of Mosaic	X			£		Ecolab, Inc.
William T. Monahan	68	2004	Retired, former Chairman, President and CEO, Imation Corp.	• Executive and Operational Leadership • Marketing • Executive Compensation • Risk Management	X	¤	£			Pentair Ltd.
James (“Joc”) C. O’Rourke	55	2015	President and CEO, Mosaic	• Management Interface with Board • Global Operational Leadership • Mining Experience • Agriculture/Fertilizer Business						The Toro Company
James L. Popowich	71	2007	Retired, former President and CEO, Elk Valley Coal Corporation	• Executive and Operational Leadership • Mining • Environment, Health, Safety and Sustainability	X		¤		¤
David T. Seaton	54	2009	Chairman and CEO, Fluor Corporation	• Project Management • Executive Leadership • Global Operations • Energy and Chemical Markets	X		¤		¤	Fluor Corporation
Steven M. Seibert	60	2004	Attorney, The Seibert Law Firm	• Government and Public Policy • Statewide and Local Issues in Florida • Environment and Land Use	X			¤	£

AC:	Audit Committee
Comp:	Compensation Committee
Gov:	Corporate Governance and Nominating Committee
EHSS:	Environmental, Health, Safety and Sustainable Development Committee

£:	Committee Chair
¤:	Committee Member

Auditors
As a matter of good corporate governance, we are requesting our stockholders to ratify our selection of KPMG LLP as our independent registered public accounting firm. The table below shows information about KPMG LLP’s fees for services in 2015 and 2014:

	2015 ($)	2014 ($)
Audit Fees	4,765,000	4,692,000
Audit-Related Fees	302,000	328,000
Tax Fees	446,000	221,000
All Other Fees	—	—
Frequently Asked Questions
We provide answers to many frequently asked questions about the 2016 Annual Meeting of Stockholders (“2016 Annual Meeting”) and voting, including how to vote shares held in employee benefit plans, in the Questions and Answers section beginning on page 79.

	Page		Page

SUMMARY INFORMATION	3	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	72
The Mosaic Company Annual Meeting of Stockholders	3

General Information	3	AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	73
Voting Matters	3

Our Business	3	Report of the Audit Committee	73
Business Highlights	3	Fees Paid to Independent Registered Public Accounting Firm	74
Compensation Highlights	4	Pre-Approval of Independent Registered Public Accounting Firm Services	74
Corporate Governance Highlights	5

Risk Oversight	6	PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	75
Completion of Declassification of our Board of Directors	6

Elimination of authorized Class A and Class B Common Stock and decreasing the total number of shares of capital stock that Mosaic has authority to issue from 1,279,036,543 to 1,015,000,000	6

		PROPOSAL NO. 5 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION	75

		BENEFICIAL OWNERSHIP OF SECURITIES	76
Director Nominees	6
		Ownership of Securities by Directors and Executive Officers	76
Auditors	8
		Ownership of Securities by Others	77
Frequently Asked Questions	8

		SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	77
PROXY STATEMENT	10

PROPOSAL NO. 1 – APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO DELETE REFERENCES TO THE TRANSITION PROCESS FROM A CLASSIFIED BOARD TO A FULLY DECLASSIFIED BOARD AND TO PERMIT MOSAIC’S STOCKHOLDERS TO REMOVE ANY DIRECTOR WITH OR WITHOUT CAUSE	10	STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS	78

		2015 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	78

		OTHER MATTERS	78
PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE AUTHORIZED CLASS A AND CLASS B COMMON STOCK AND TO DECREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK	11

		QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	79

		Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	79

PROPOSAL NO. 3 – ELECTION OF DIRECTORS	11	What are my voting rights?	79

Nomination and Selection of Directors	12	How many shares must be present to hold the meeting?	79

Director Qualifications	12	How do I vote my shares?	79

Director Nominees	13	What is the difference between a stockholder of record and a “street name” holder?	80

Directors Departing the Board at the 2016 Annual Meeting	12
		How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?	80

DIRECTOR STOCK OWNERSHIP GUIDELINES	19
		What does it mean if I receive more than one Internet Notice or proxy card?	80
CORPORATE GOVERNANCE	20
Board Independence	20	Can I vote my shares in person at the meeting?	80

Board Oversight of Risk	20	What vote is required for the election of directors and the other proposals to be approved?	80
Committees of the Board of Directors	21
		How are votes counted?	80
Other Policies Relating to the Board of Directors	24
		How does the Board of Directors recommend that I vote?	81
Code of Business Conduct and Ethics	29
		What if I do not specify how I want my shares voted?	81

DIRECTOR COMPENSATION	29	Can I change my vote after submitting my proxy?	82

Non-Employee Directors	29	How can I attend the meeting?	82

Employee Directors	29	Who pays for the cost of proxy preparation and solicitation?	82

Non-Employee Director Compensation Table	30
		APPENDIX A: CHARTER AMENDMENT – COMPLETION OF TRANSITION TO DECLASSIFIED BOARD	A- 1

EXECUTIVE COMPENSATION	31

Table of Contents	31	APPENDIX B: CHARTER AMENDMENT – ELIMINATION OF CLASS A AND CLASS B COMMON STOCK	B- 1

Compensation Discussion and Analysis	31

Compensation Committee Report	53	APPENDIX C: PERFORMANCE METRIC DEFINITIONS	C- 1
Compensation Risk Analysis	53
		APPENDIX D: LIST OF COMPANIES INCLUDED IN THIRD-PARTY GENERAL INDUSTRY AND CHEMICAL AND MINING INDUSTRIES SURVEY DATA	D- 1
Executive Compensation Tables	54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72

PROXY STATEMENT
The Board of Directors (the “Board”) of The Mosaic Company is soliciting proxies for use at the 2016 Annual Meeting to be held on May 19, 2016, and at any adjournment or postponement of the meeting. The proxy materials are first being mailed or available to stockholders on or about April 6, 2016.
References in this Proxy Statement to “Mosaic” refer to The Mosaic Company and references to the “Company,” “we,” “us,” or “our” refer to Mosaic and its direct and indirect subsidiaries, individually or in any combination.
Through May 31, 2013, our fiscal year ended on May 31, and references in this Proxy Statement to fiscal 2013 or any prior fiscal year are to the twelve months ended May 31 of that year. As previously reported, we have changed our fiscal year end to December 31 from May 31 and references in this Proxy Statement to the “2013 Stub Period” are to the seven month transition period from June 1, 2013 through December 31, 2013. We have filed an annual report on Form 10-K with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2015 (the “2015 10-K Report”).
PROPOSAL NO. 1 – APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO DELETE REFERENCES TO THE TRANSITION PROCESS FROM A CLASSIFIED BOARD TO A FULLY DECLASSIFIED BOARD AND TO PERMIT MOSAIC’S STOCKHOLDERS TO REMOVE ANY DIRECTOR WITH OR WITHOUT CAUSE
Because the transition from a classified board to a fully declassified board, for which all Board members stand for annual elections will be completed with the elections of directors at the 2016 Annual Meeting, our Board is proposing an amendment to Article VIII of our Restated Certificate of Incorporation to delete references to the transition process. Our Board believes the proposed amendment removes provisions that are no longer necessary.
Our Board is also proposing an amendment to our Restated Certificate of Incorporation to provide that Mosaic’s stockholders may remove any director from office, with or without cause. Article VIII of our Restated Certificate of Incorporation currently provides that Mosaic’s stockholders may remove directors from office only for cause. The Delaware General Corporation Law, as applicable to corporations without a classified board of directors such as Mosaic, as of the 2016 Annual Meeting, requires that stockholders be afforded the right to remove directors from office with or without cause. The proposed amendment to Mosaic’s Restated Certificate of Incorporation is intended to conform the certificate of incorporation to the requirements of Delaware law as applicable to Mosaic following the complete declassification of the Board as of the 2016 Annual Meeting.
Accordingly, upon the recommendation of our Corporate Governance and Nominating Committee, our Board unanimously approved an amendment to Article VIII of our Restated Certificate of Incorporation (the “Article VIII Amendment”), subject to stockholder approval at the 2016 Annual Meeting, and declared the Article VIII Amendment to be advisable. A copy of Article VIII of the Restated Certificate of Incorporation, as it would be implemented upon stockholder approval of this Proposal No. 1, is attached as Appendix A to this Proxy Statement, with deletions to the Restated Certificate of Incorporation indicated by strikeouts and additions indicated by double underlining.
In addition, our Board has provisionally approved an amendment to our Amended and Restated Bylaws to provide that Mosaic’s stockholders may remove any director from office, with or without cause. The amendment to our Amended and Restated Bylaws has been approved by our Board but is conditioned upon stockholder approval of the Article VIII Amendment pursuant to this proposal.
The proposed Article VIII Amendment, if approved by the stockholders, will be filed with the Secretary of State of the State of Delaware shortly after the 2016 Annual Meeting and the Article VIII Amendment will become effective upon such filing. This description of the effect of the proposed Amendment is a summary and is qualified by the full text of the proposed Article VIII Amendment, attached as Appendix A to this Proxy Statement.
The Board of Directors recommends a vote FOR approval of the amendment to the Restated Certificate of Incorporation to delete references to the transition process from a classified board to a fully declassified board and to provide that Mosaic’s stockholders may remove any director from office, with or without cause.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE AUTHORIZED CLASS A AND CLASS B COMMON STOCK AND TO DECREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK
Our Restated Certificate of Incorporation currently allows Mosaic to issue up to 177,027,941 shares of Class A Common Stock and 87,008,602 shares of Class B Common Stock. Following the conversion of 17,176,046 Class A Shares, Series A-3, which were held by certain Exchanging Cargill Stockholders into regular Common Stock on November 26, 2015, no shares of our Class A or Class B Common Stock are currently outstanding and we have no plans to issue any of the authorized shares of our Class A or Class B Common Stock. As a result, our Board has concluded that the continuing authorization of share of Class A and Class B Common Stock is unnecessary and that the provisions relating to our Class A and Class B Common Stock are no longer operative and serve no continuing purpose. Our Board also believes it may be confusing to the capital markets and undesirable from a corporate governance perspective.
The proposed amendments to our Restated Certificate of Incorporation would eliminate all references to Class A and Class B Common Stock, and eliminate provisions related specifically to the designation and attributes of Class A and Class B Common Stock. The proposed amendments would also decrease the number of authorized shares of capital stock from 1,279,036,543 by the combined amount of previously authorized shares of Class A and B Common Stock, 264,036,543, to 1,015,000,000 shares of capital stock.
Upon the recommendation of our Corporate Governance and Nominating Committee, our Board unanimously approved an amendment to our Restated Certificate of Incorporation (the “Amendment”), subject to stockholder approval at the 2016 Annual Meeting, and declared the Amendment to be advisable. A copy of the amendment, as it would be implemented upon stockholder approval of this Proposal No. 2, is attached as Appendix B to this Proxy Statement, with deletions to the Restated Certificate of Incorporation indicated by strikeouts and additions indicated by double underlining.
The proposed Amendment, if approved by the stockholders, will be filed with the Secretary of State of the State of Delaware shortly after the 2016 Annual Meeting and the Amendment will become effective upon such filing. This description of the effect of the proposed Amendment is a summary and is qualified by the full text of the proposed Amendment, attached as Appendix B to this Proxy Statement.
The Board of Directors recommends a vote FOR approval of the amendment to the Restated Certificate of Incorporation to eliminate Class A and Class B Common Stock and to decrease the total number of authorized shares of capital stock from 1,279,036,543 to 1,015,000,000.
PROPOSAL NO. 3 – ELECTION OF DIRECTORS
Our Restated Certificate of Incorporation and Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. Our Board has nominated eleven directors for election at the 2016 Annual Meeting. The director nominees, if elected, will serve until the 2017 Annual Meeting or until their successors are elected and qualified.
Prior to the 2014 Annual Meeting, the Board was divided into three classes and members of each class were elected to serve three-year terms, with the term of office for each class ending in consecutive years. In accordance with our Bylaws and our Restated Certificate of Incorporation, as amended by the stockholders at the 2014 Annual Meeting, our Board will be fully declassified as of the 2016 Annual Meeting. Each director is being nominated for election for a one-year term at the 2016 Annual Meeting.
Our Board currently consists of 13 members. Our Board has nominated Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James (“Joc”) C. O’Rourke, James L. Popowich, David S. Seaton and Steven M. Seibert, each of whom is currently serving as a director, to stand for re-election at the 2016 Annual Meeting for one-year terms expiring in 2017. Messrs. Graber and Prokopanko will be retiring from our Board upon conclusion of the 2016 Annual Meeting.

If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.

The Board of Directors recommends that you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Nomination and Selection of Directors
The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways:

•	Periodic solicitation of input from Board members.

•	Consultations with senior management and director search firms.

•	Candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.
The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines its nominees after considering the recommendation of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee evaluates all candidates on the same basis regardless of the source of the referral.
Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees. The full text of this policy is available on our website www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. Additionally, the notice of nomination must include a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation letter to be effective upon acceptance by the Board, in accordance with our Corporate Governance Guidelines. The remainder of the requirements of the advance notice procedures are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2017 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.
Director Qualifications
In order to be nominated by the Board as a director, director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the qualifications set forth in our Corporate Governance Guidelines, including:

•	Personal characteristics:

w	highest personal and professional ethics, integrity and values;
w	an inquisitive and objective perspective; and
w	practical wisdom and mature judgment;

•	Broad experience at the policy-making level in international business, trade, agriculture, government, academia or technology;

•
Expertise that is useful to us and complementary to the background and experience of other directors, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance;

•	Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders;

•	Commitment in advance of necessary time for Board and committee meetings; and

•	A personality reasonably compatible with the existing Board members.
In evaluating director nominees, the Board and the Corporate Governance and Nominating Committee believe that diversity in the broadest sense, as stated in our Corporate Governance Guidelines, including background, experience, geographic location, gender and ethnicity, is an important consideration in the composition of the Board as a whole. The committee discusses diversity considerations in connection with each director candidate. When seeking the assistance of a director search firm to identify candidates, the Corporate Governance and Nominating Committee requests that the search firm consider diversity, in addition to other factors, in its search criteria.

Our Corporate Governance and Nominating Committee annually reviews our Corporate Governance Guidelines, including the provisions relating to diversity, and recommends to the Board any changes it believes appropriate to reflect best practices. In addition, our Board assesses annually its overall effectiveness by means of a self-evaluation process. This evaluation includes, among other things, a peer review of individual directors and an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.
The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
Nominees for Election as Directors whose Terms Expire in 2017

Nancy E. Cooper Retired, former Executive Vice President and Chief Financial Officer CA Technologies
Ms. Cooper served as Executive Vice President and Chief Financial Officer of CA Technologies, an IT management software provider, from August 2006 until she retired in May 2011. Ms. Cooper joined CA Technologies with nearly 30 years of finance experience, including as Chief Financial Officer for IMS Health Incorporated, a leading provider of market intelligence to the healthcare industry, from 2001 to August 2006, and, prior to that, Reciprocal, Inc., a leading digital rights management and consulting firm. In 1998, she served as a partner responsible for finance and administration at General Atlantic Partners, a private equity firm focused on software and services investments. Ms. Cooper began her career at IBM Corporation where she held increasingly important roles over a 22-year period that focused on technology strategy and financial management.

Age:	62

Director Since: October 2011

2015	Meeting Attendance:	100%
Independent: Yes			Skills and Qualifications:

Financial Expertise and Leadership and Audit Committee Experience – Extensive experience as a Chief Financial Officer and in other financial leadership roles at several public companies, as well as service on the audit committee of two other public companies, allows her to serve as an “audit committee financial expert” within the meaning of SEC rules.
Software Technology Experience – Experience in technology matters.
Ethics and Compliance – Ethics and compliance focus.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Audit (Chair) • Corporate Governance and Nominating
			Other Board Service:
			• Teradata Corporation (Audit Committee) • Brunswick Corporation (Audit Committee)

Gregory L. Ebel Chairman, President and Chief Executive Officer Spectra Energy Corp
Mr. Ebel has served as Chairman, President and Chief Executive Officer of Spectra Energy Corp which, through its subsidiaries and equity affiliates, owns and operates a large and diversified portfolio of complementary natural gas-related energy assets, since April 2014. From January 2009 to April 2014, Mr. Ebel served as President as Chief Executive Officer of Spectra Energy. From January 2007 to January 2009, Mr. Ebel served as Group Executive and Chief Financial Officer of Spectra Energy and as President of Union Gas Limited, a subsidiary of Spectra Energy, from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc.

Age:	52

Director Since: October 2012

2015	Meeting Attendance:	100%

Independent: Yes			Skills and Qualifications:

Executive Leadership – Breadth of senior executive and policy-making roles at Spectra Energy and Duke Energy, and in a number of leadership positions in the areas of finance, operations and strategic development.
Financial Expertise and Leadership – Experience in financial matters and as a financial executive, including Chief Financial Officer of Spectra Energy and Vice President, Investor and Shareholder Relations of Duke Energy, allows him to serve as an “audit committee financial expert” within the meaning of SEC rules.
Business Development – Experience in leading organization in the areas of strategic development and mergers and acquisitions at Spectra Energy and Duke Energy.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Audit • Compensation

			Other Board Service:
			• Spectra Energy Corp • Spectra Energy Partners

Timothy S. Gitzel President and Chief Executive Officer Cameco Corporation
Mr. Gitzel has been President and Chief Executive Officer of Cameco Corporation, a uranium producer and provider of processing services required to produce fuel for nuclear power plants, since July 2011. From May 2010 to July 2011, Mr. Gitzel served as President of Cameco and from January 2007 to May 2010, as its Senior Vice President and Chief Operating Officer. Prior to joining Cameco, Mr. Gitzel was Executive Vice President, mining business unit for Areva SA in Paris, France from 2004 to January 2007 with responsibility for global uranium, gold, exploration and decommissioning operations in eleven countries, and served as President and Chief Executive Officer of Cogema Resources Inc., now known as Areva Resources Canada, from 2001 to 2004.

Age:	53

Director Since: October 2013

2015	Meeting Attendance:	100%

Independent: Yes			Skills and Qualifications:

Executive Leadership – Executive leadership experience in multi-national companies.
Experience in Business, Government and Regulatory Affairs in Canada – Extensive experience in business, governmental and regulatory affairs in Canada and the Province of Saskatchewan, where most of our Potash business’ mines are located.
Mining Experience – Over 20 years of senior management experience in Canadian and international uranium and mining activities including global exploration and decommissioning operations.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Audit • Corporate Governance and Nominating
			Other Board Service:
			• Cameco Corporation

Denise C. Johnson Group President, Resources Industries Caterpillar, Incorporated
Ms. Johnson is the Group President of Resources Industries of Caterpillar, Incorporated (“Caterpillar”), a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Ms. Johnson has held this position since February 2016 when she was promoted from Vice President of Material Handling and Underground Division, which position she had held since January 2015. Prior to becoming Vice President of Material Handling and Underground Division, Ms. Johnson served as Vice President and Officer – Integrated Manufacturing Operations from May 2013 to January 2015, as Vice President and Officer – Diversified Products Division from January 2013 to May 2013 and as General Manager – Specialty Products from May 2011 to January 2013 of Caterpillar. Ms. Johnson began her career at General Motors Corporation and continued at General Motors Company, an automobile and truck manufacturer, where she held increasingly important roles from 1989 through 2011, including President and Managing Director of General Motors do Brasil Ltda. from June 2010 to March 2011; Vice President and Officer, General Motors Labor Relations, from December 2009 to June 2010; Vehicle Line Director and Vehicle Chief Engineer, Global Small Cars, from April 2009 to December 2009; and Plant Manager, Flint Truck Assembly & Flint Metal Center Plants, from November 2008 to April 2009.

Age:	49

Director Since: May 2014

2015	Meeting Attendance:	100%

Independent: Yes

Mosaic Committee Membership: • Compensation • Environmental, Health, Safety and Sustainable Development
			Skills and Qualifications:

Global Operational Leadership – Significant experience in leading complex global operations, labor negotiations and product development, improvement and launches.
Operational Excellence – Experience in lean manufacturing and supply chain management.
Strategic Business Planning – Experience in developing global leadership strategies to optimize core business value.

Emery N. Koenig Retired Vice Chairman, Chief Risk Officer and member of Corporate Leadership Team Cargill, Incorporated
Mr. Koenig is the retired Vice Chairman and Chief Risk Officer of Cargill. Mr. Koenig held this position since September 2013 and also served as a member of its Corporate Leadership Team and board of directors since December 2009 until his retirement in February 2016. Previously, Mr. Koenig served as leader of Cargill Agricultural Supply Chain Platform from April 2006 to May 2014; as Executive Vice President and Chief Risk Officer of Cargill from June 2011 to September 2013; as Senior Vice President at Cargill from June 2010 to June 2011; and as leader of the Cargill Energy, Transportation and Industrial Platform from June 2007 to July 2011. Since joining Cargill in 1978, Mr. Koenig has had 14 years of agricultural commodity trading and managerial experience in various locations in the United States and 15 years in Geneva, Switzerland leading Cargill’s global trading and risk management activities. Mr. Koenig currently serves as a trustee for Minnesota Public Radio and a director of CARE USA and the Catholic Community Foundation.

Age:	60

Director Since: October 2010

2015	Meeting Attendance:	100%

Independent: Yes
			Skills and Qualifications:
Mosaic Committee Membership: • Corporate Governance and Nominating • Environmental, Health, Safety and Sustainable Development

Executive Leadership – Experience in various senior executive and policy-making roles at Cargill, including broad experience in management of a global business.
Financial Expertise and Leadership – Experience as executive and leader in commodity trading, international trading and asset management businesses.
Risk Management – Executive experience in risk management functions of a large, multinational business.
Agricultural Business Expertise – Extensive experience in agricultural commodity trading and management.

Robert L. Lumpkins Retired, former Vice Chairman and Chief Financial Officer Cargill, Incorporated
Mr. Lumpkins served as Vice Chairman of Cargill from August 1995 to October 2006 and as its Chief Financial Officer from 1989 to 2005. As Vice Chairman of Cargill, Mr. Lumpkins played a key role in the formation of Mosaic through the combination of IMC and Cargill’s fertilizer businesses.

Non-Executive Chairman of Mosaic’s Board			Skills and Qualifications:

Executive Leadership – Experience in various senior executive and policy-making roles at Cargill, including as Vice Chairman for over a decade; international management; strong and effective Board leadership and governance.
Financial Expertise and Leadership – Served in various financial leadership roles at Cargill, including Chief Financial Officer for over ten years.
Agricultural and Fertilizer Business Expertise; Formation of Mosaic – Experience in Cargill’s agricultural and fertilizer businesses and service as one of Cargill’s key leaders in the conception and formation of Mosaic; possesses unique strategic and business insights into our business.

Age:	72

Director Since: 2004

2015	Meeting Attendance:	100%

Independent: Yes
			Other Board Service:
Mosaic Committee Membership: • Corporate Governance and Nominating (Chair)
			• Ecolab, Inc. (Chair, Safety, Health and Environment Committee; Audit Committee) • Howard University • Educational Testing Service • Airgas, Inc. (2010 – August 2013) • Webdigs, Inc. (2007 – 2010)

William T. Monahan Retired, former Chairman of the Board, President and Chief Executive Officer Imation Corp.
Mr. Monahan served as Chairman of the Board, President and Chief Executive Officer of Imation Corp., a developer, manufacturer, marketer and distributor of removable data storage media products and accessories, from 1996 to 2004. Previously, he served as Group Vice President of 3M Company responsible for its Electro and Communications Group, Senior Managing Director of 3M’s Italy business and Vice President of 3M’s Data Storage Products Division.

Age:	68		Skills and Qualifications

Executive and Operational Leadership – Broad experience as CEO, Chairman, and lead director of other public companies. Experienced in international management, financial management, mergers and acquisitions and corporate structure development.
Marketing – Experienced in worldwide marketing and distribution, and business to business sales development.
Executive Compensation Background – Strong background in executive compensation matters as a former CEO and in other executive roles, as well as his service as a member and chairman of compensation committees for other public companies, facilitates his leadership of our Compensation Committee.
Risk Management – Executive experience in risk management.

Director Since: 2004

2015	Meeting Attendance:	100%

Independent: Yes

Mosaic Committee Membership: • Audit • Compensation (Chair)
			Other Board Service:

•   Pentair Ltd. (Lead Director; Compensation Committee; Governance Committee)
•   Hutchinson Technology, Inc. (2000 – December 2012; Chair, Compensation Committee)
•   Solutia Inc. (2008 – July 2012; Lead Director)

James (“Joc”) C. O’Rourke President and Chief Executive Officer The Mosaic Company
Mr. O’Rourke was appointed our President and Chief Executive Officer in August 2015. He previously served as our Executive Vice President - Operations and Chief Operating Officer from August 2012 to August 2015 and as our Executive Vice President - Operations from January 2009 to August 2012. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, since May 2006, where he was responsible for the Australia Pacific Business Unit consisting of ten gold and copper mines in Australia and Papua New Guinea. Before that, Mr. O’Rourke was Executive General Manager in Australia and Managing Director of Placer Dome Asia Pacific Ltd., the second largest gold producer in Australia, from December 2004, where he was responsible for the Australia Business Unit consisting of five gold and copper mines; and General Manager of Western Australia Operations for Iluka Resources Ltd., the world’s largest zircon and second largest titanium producer, from September 2003, where he was responsible for six mining and concentrating operations and two mineral separation/synthetic rutile refineries. Mr. O’Rourke had previously held various management, engineering and other roles in the mining industry in Canada and Australia since 1984.

Age:	55

Director Since: May 2015

2015	Meeting Attendance:	100%

Independent: No

			Skills and Qualifications:

Management Interface with Board - Principal interface between management and our Board; facilitates our Board’s performance of its oversight function by communicating the Board’s and management’s perspectives to each other.
Mining Experience - More than 30 years of experience in U.S., Canadian and international mining activities, including both shaft and open-pit mining.
Global Operational Leadership - extensive experience in leading complex global operations.
Agriculture/Fertilizer Business - Longstanding experience in the agriculture and fertilizer industry through executive and operational roles for Mosaic.

			Other Board Service:
			• The Toro Company (Audit Committee; Finance Committee)

James L. Popowich Retired, former President and Chief Executive Officer Elk Valley Coal Corporation
Mr. Popowich served as President and Chief Executive Officer of Elk Valley Coal Corporation (“EVCC”), a producer of metallurgical hard coking coal, in Calgary, Alberta, from January 2004 to August 2006, and as President of the Fording Canadian Coal Trust, (“Fording Coal”) a mutual fund trust that held a majority ownership interest in EVCC, from January 2004 until his retirement in December 2006. Mr. Popowich was Executive Vice President of EVCC from February 2003 to January 2004, and from March 1990 to June 2001 served as Vice President – Operations at Fording Coal. He was Past President of Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), an industry technical association dedicated to education and identifying best practices in the mineral industry from May 2008 through May 2009, and President of CIM from May 2007 to May 2008.

Age:	71

Director Since: 2007

2015	Meeting Attendance:	100%

Independent: Yes			Skills and Qualifications:

Executive and Operational Leadership Experience – Significant executive and operational experience.
Mining Experience – Extensive experience in the mining business, including both shaft and open-pit; member of the Association of Professional Engineers, Geologist and Geophysicists of Alberta; received the CIM Fellowship award for contributions to the coal industry in Canada; and serves as an advisor to the mining industry with a focus on operational excellence.
Environment, Health, Safety, and Sustainability – Familiarity with addressing environmental, health, safety, corporate social responsibility and greenhouse gas matters in Canada.

Mosaic Committee Membership: • Compensation • Environmental,Health, Safety and Sustainable Development

			Other Board Service:
			• CIM (2007-2015) • ClimateChange Central (an organization established by the Alberta government dedicated to the reduction of greenhouse gasses, 2002 – 2010)

David T. Seaton Chairman and Chief Executive Officer Fluor Corporation
Mr. Seaton is the Chairman and Chief Executive Officer of Fluor Corporation, a professional services firm. He was elected chairman in February 2012 and became a member of Fluor’s board of directors and Chief Executive Officer in February 2011. Prior to his appointment as Chief Executive Officer, Mr. Seaton was Chief Operating Officer of Fluor from November 2009 to February 2011. Mr. Seaton served as Senior Group President of the Energy and Chemicals, Power and Government business groups for Fluor from March 2009 to November 2009 and as Group President of Energy and Chemicals for Fluor from February 2007 to March 2009. Since joining Fluor in 1984, Mr. Seaton has held numerous positions in both operations and sales globally.

Age:	54

Director Since: April 2009

2015	Meeting Attendance:	94%	Skills and Qualifications:

Project Management – Extensive experience in leading major projects.
Executive Leadership – Experience as a CEO and in other executive leadership and policy-making roles in a public company.
Leadership of Global Operations – Experience in leadership of a large, global business.
Energy and Chemicals Markets Experience – Experience in energy and chemicals markets.

Independent: Yes

Mosaic Committee Membership: • Compensation • Environmental, Health, Safety and Sustainable Development
			Other Board Service:
			• Fluor Corporation (Chairman; Chair, Executive Committee)

Steven M. Seibert Attorney The Seibert Law Firm
Mr. Seibert is a land use and environmental attorney and has been a Florida
Supreme Court-certified mediator for over 20 years. He has operated The
Seibert Law Firm in Tallahassee, Florida since January 2003, and in early
2013 co-founded a strategy consulting firm, triSect, LLC. From July 2008 until September 2011, Mr. Seibert was Senior Vice President and Director of
Strategic Visioning for the Collins Center for Public Policy, a non-partisan, non-profit policy research organization. He also served as the Executive
Director of the Century Commission for a Sustainable Florida from 2005 until
July 2008. Prior to re-starting his law practice in 2003, Mr. Seibert served as the Secretary of Florida’s Department of Community Affairs from 1999 to
2003, following his appointment by Governor Jeb Bush, and, before that,
Mr. Seibert was an elected County Commissioner representing Pinellas
County, Florida from 1992 to 1999.

Age:	60

Director Since: October 2004

2015	Meeting Attendance:	100%

Independent: Yes
			Skills and Qualifications:
Mosaic Committee Membership: • Corporate Governance and Nominating • Environmental, Health, Safety and Sustainable Development (Chair)

Government and Public Policy; Statewide and Local Issues in Florida – Service in various public policy and governmental roles in Florida, as well as his law practice, contribute to our Board’s understanding of public policy and other statewide and local issues in Florida, where most of our phosphate operations are located.
Environment and Land Use Experience – Insights gained through his experience in environmental, land and water use and emergency management in Florida enhance our Board’s perspective on these matters. Facilitates his leadership of our Environmental, Health, Safety and Sustainable Development Committee.

Directors Departing the Board at the 2016 Annual Meeting

William R. Graber Retired, former Senior Vice President and Chief Financial Officer McKesson Corporation
Mr. Graber is the retired Senior Vice President and Chief Financial Officer of McKesson Corporation, a healthcare services company. Mr. Graber held this position since joining McKesson in February 2000 through his retirement in May 2004. From 1991 to 1999, Mr. Graber was with Mead Corporation where, prior to becoming Vice President and Chief Financial Officer, he served as Controller and Treasurer. From 1965 to 1991, Mr. Graber held a variety of financial management positions at General Electric Company.

Age:	72

Director Since: 2004			Skills and Qualifications:

Financial Expertise and Leadership – Experience as Chief Financial Officer and other financial and accounting leadership roles for several other companies, facilitates his service on our Audit Committee and allows him to serve as an “audit committee financial expert” within the meaning of SEC rules.
Executive Leadership – Extensive experience as both a senior executive and a director of other public companies in a wide variety of businesses, including cyclical businesses, short-cycle, long-cycle, manufacturing and service businesses.
Risk Management – Executive experience in risk management.

2015	Meeting Attendance:	95%

Independent: Yes

Mosaic Committee Membership:• Audit • Corporate Governance and Nominating
			Other Board Service:
			• Kaiser Permanente (2004 – 2015) • Archimedes, Inc. (2005 – 2013) • Solectron Corporation (2004 – 2007)

James T. Prokopanko Retired President and Chief Executive Officer The Mosaic Company
Mr. Prokopanko is the retired President and Chief Executive Officer of Mosaic. Mr. Prokopanko held this position from January 2007 until his resignation effective August 5, 2015, when he became Mosaic’s Senior Advisor until his planned retirement in January 2016. He joined us as our Executive Vice President and Chief Operating Officer in July 2006, serving in such offices until he was elected President and Chief Executive Officer. Previously, he was a Corporate Vice President of Cargill from 2004 to 2006. He was Cargill’s Corporate Vice President with executive responsibility for procurement from 2002 to 2006 and a leader of Cargill’s Ag Producer Services Platform from 1999 to 2006. After joining Cargill in 1978, he served in a wide range of leadership positions, including being named Vice President of the North American crop inputs business in 1995. During his Cargill career, Mr. Prokopanko was engaged in retail agriculture businesses in Canada, the United States, Brazil, Argentina and the United Kingdom. Mr. Prokopanko is the sole director who is a member of management.

Age:	62

Director Since: October 2004

2015	Meeting Attendance:	100%

Independent: No

Mosaic Committee Membership:• Environmental,Health, Safety and Sustainable Development			Skills and Qualifications:

Executive Leadership – As former President and Chief Executive Officer, he provides the Board his leadership experience and his knowledge of Mosaic and the fertilizer industry developed over his years of service with Mosaic.
Agriculture/Fertilizer Business – Longstanding experience in the agriculture and fertilizer industry through executive and operational roles for Cargill.

			Other Board Service:
			• Vulcan Materials Company (Compensation Committee; Governance Committee) • Xcel Energy Inc. (Audit Committee; Operations, Nuclear, Environmental and Safety Committee)
DIRECTOR STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for non-employee directors. These guidelines call for each director to acquire shares with a value of at least five times the annual base cash retainer within five years of becoming a director which, based on our current director compensation program, would be $900,000 for our non-executive Chairman of the Board and $450,000 for each other non-emloyee director. For purposes of computing a director’s holdings under our stock ownership guidelines, restricted stock units (“RSUs”) (whether vested or unvested) owned by a director are included. The following table shows information about each non-employee director’s status with respect to the ownership guidelines at February 29, 2016:

Director	Shares Included Under Guidelines		Value (1) in Excess of Guidelines
	#	Value (1)
Nancy E. Cooper (2)	12,361	$606,889	$156,889
Gregory E. Ebel (2)	12,986	$633,475	$183,475
Timothy S. Gitzel (2)	18,543	$633,918	$183,918
William R. Graber	23,559	$912,261	$462,261
Denise C. Johnson	7,321	$327,857	(2)
Emery N. Koenig	20,155	$1,023,428	$573,428
Robert L. Lumpkins	39,127	$1,256,801	$356,801
William T. Monahan	37,866	$1,134,886	$684,886
James T. Prokopanko (3)
James L. Popowich	23,120	$778,330	$328,330
David T. Seaton	15,637	$776,543	$351,543
Steven M. Seibert	23,443	$902,913	$477,913

(1) Under our stock ownership guidelines for non-employee directors, RSUs are valued at the date of grant and other shares are valued at their date of purchase.
(2) Director has not yet completed five years of service. Ms. Cooper, Mr. Ebel, Mr. Gitzel and Ms. Johnson will complete five years of service on October 6, 2016, October 4, 2017, October 3, 2018 and May 15, 2019, respectively, if they remain as directors of Mosaic.
(3) Mr. Prokopanko was our President and Chief Executive officer from January 1, 2015 until August 5, 2015 and then served as our Senior Advisor until his planned retirement in January 2016. His stock ownership is reflected under “Executive Stock Ownership Guidelines” on page 51 in our Compensation Discussion and Analysis.

Our stock ownership guidelines for executive officers, including executive officers who are directors, are described under “Executive Stock Ownership Guidelines” on page 51 in our Compensation Discussion and Analysis.
CORPORATE GOVERNANCE
Our Board oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management.
We review our corporate governance principles and practices on a regular basis. As one example of our Board’s ongoing consideration of potential changes to our corporate governance practices and engagement with our stockholders on these matters, consistent with our own philosophical beliefs about shareholders’ rights, we recently adopted a proxy access bylaw which will be effective beginning with our 2017 annual meeting of stockholders.
Set forth below is a detailed description of our key governance policies and practices.
Board Independence
The New York Stock Exchange (“NYSE”) listing standards require our Board to formally determine each year which directors of Mosaic are independent. In addition to meeting the minimum standards of independence adopted by the NYSE, we do not consider a director “independent” unless our Board affirmatively determines that the director has no material relationship with us that would prevent the director from being considered independent.
Our Board has adopted Director Independence Standards setting forth specific criteria by which the independence of our directors will be determined. These criteria include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
Our Board, as recommended by the Corporate Governance and Nominating Committee, has determined that our directors, Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, William R. Graber, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James L. Popowich, David T. Seaton and Steven M. Seibert, are each “independent” under the NYSE rules and our Director Independence Standards and have no material relationships with us that would prevent the directors from being considered independent. In making its independence recommendations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of each director’s response to questions regarding employment, business, familial, compensation and other relationships with us and our management. James (“Joc”) C. O’Rourke is not independent because he is our current President and Chief Executive Officer. James T. Prokopanko is not independent because he is our former President and Chief Executive Officer.
Board Oversight of Risk
It is the role of management to operate the business, including managing the risks arising from our business, and the role of our Board to oversee management’s actions.
Management’s ERM Committee assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM Committee consists of a cross-functional team of our executives and senior leaders. The ERM Committee has the responsibility for establishing the context of our ERM process, as well as identifying, analyzing, evaluating and ensuring that appropriate protocols are in place to mitigate the risks.
Our Board is responsible for oversight of our management of enterprise risk. Our Board provides guidance with regard to our enterprise risk management practices; our strategy and related risks; and significant operating, financial, legal, regulatory, legislative and other risk-related matters relating to our business. As an integral part of the Board’s oversight of enterprise risk management, the Board has directed the ERM Committee to review its activities with the full Board on a periodic basis, and the Board monitors management’s processes, reviews management’s risk analyses and evaluates our ERM performance. In addition, regularly-scheduled meetings of our Board from time to time include an in-depth review of one or more significant enterprise risk focus topics.
Pursuant to their respective charters, committees of our Board assist in the Board’s oversight of risk:

•
In accordance with its charter and NYSE governance requirements, our Audit Committee regularly reviews with management, our Vice President – Risk Advisory and Assurance Services, and our independent registered public accounting firm, the quality and adequacy of our system of internal accounting, financial, disclosure and operational controls, including policies, procedures and systems to assess, monitor and manage business risks, as well as compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and discusses with management and our Vice President – Risk Advisory and Assurance Services policies regarding risk assessment and risk management.

•
Our Environmental, Health, Safety and Sustainable Development (“EHSS”) Committee oversees management’s plans, programs and processes to evaluate and manage EHSS risks to our business, operations and products; the quality of management’s processes for identifying, assessing, monitoring and managing the principal EHSS risks in our businesses; and management’s objectives and plans (including means for measuring performance) for implementing our EHSS risk management programs.

•
Our Corporate Governance and Nominating Committee oversees succession planning for our CEO and oversees from a corporate governance perspective the manner in which the Board and its committees review and assess enterprise risk.

•	Our Compensation Committee oversees risks related to our executive and employee compensation policies and practices, as well as succession planning for senior management other than our CEO.
Each of these Committees reports to the full Board on significant matters discussed at their respective meetings, including matters relating to risk oversight.
Committees of the Board of Directors
Our Board has four standing committees:

•	Audit;

•	Compensation;

•	Corporate Governance and Nominating; and

•	Environmental, Health, Safety and Sustainable Development.
Each of these Committees plays a significant role in the discharge of our Board’s duties and obligations. Each of the committees routinely meets in private session without the CEO or other members of management in attendance. Each of the four committees operates under a written charter. The charters are available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.

Audit Committee
Five Members:
•	Nancy E. Cooper, Chair
The Board has determined that all of the Audit Committee’s members meet the independence and experience requirements of the NYSE and the SEC.

The Board has further determined that each of Nancy E. Cooper, Gregory L. Ebel and William R. Graber qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated by the SEC.

•	Gregory L. Ebel
•	Timothy S. Gitzel
•	William R. Graber
•	William T. Monahan

Meetings During 2015:	Eight
Key Responsibilities:
•	appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;
•
reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor;

•	reviewing the internal audit plan and audit results;
•	reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm;
•
reviewing with the independent registered public accounting firm and management the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports; and

•	reviewing the Audit Committee Report included in this Proxy Statement.

Compensation Committee
Five Members:
•	William T. Monahan, Chair	None of our Compensation Committee’s members are officers or employees of ours, and all of its members, including its Chair, meet the independence requirements of the NYSE and the SEC.
•	Gregory L. Ebel
•	Denise C. Johnson
•	James L. Popowich
•	David T. Seaton

Meetings During 2015: Five
Key Responsibilities:

Assists the Board in oversight of compensation of our executives and employees and other significant human resource strategies and policies. This includes, among other matters, the principles, elements and proportions of total compensation to our CEO as well as other executive officers, the evaluation of our CEO’s performance and broad-based compensation, benefits and rewards and their alignment with our business and human resource strategies. The responsibilities of our Compensation Committee include, among others:

•	Chief Executive Officer Compensation:
	w	reviewing and recommending to our independent directors the amount and mix of direct compensation paid to our CEO; and
	w	establishing the amount and mix of executive benefits and perquisites for our CEO.
•	Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.
•	Severance, Change-in-Control and Other Termination Arrangements:
	w	reviewing and recommending to our independent directors the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;
	w	establishing any change-in-control and other termination arrangements for our other executive officers; and
	w	adopting appropriate forms of agreements reflecting such arrangements.
•	Incentive Plans:
	w	reviewing and recommending to our Board performance goals and associated payout percentages under short- and long-term incentive plans for executive officers;
	w	recommending to our independent directors awards under these plans to our CEO; and
	w	approving awards under these plans to our other executive officers.
•	Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.
Also oversees:
•	our public disclosure of compensation matters in our proxy statements;
•	our solicitation of stockholder approval of compensation matters, including the advisory Say-on-Pay Proposal included in this Proxy Statement as Proposal No. 5;
•
risks related to our executive and employee compensation policies and practices, including the design of executive and employee compensation programs to mitigate financial, stockholder, reputation and operation risks; and

•	succession planning for our senior management other than the CEO and related risks.

Additional information about our Compensation Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under “Executive Compensation Governance - Process and Roles.”

Delegations of Authority
•	Our Compensation Committee’s charter provides that it may delegate its authority to a subcommittee of its members.
Our Compensation Committee has from time to time delegated authority to its Chair to review and approve particular matters, including services and fees of its independent compensation consultant.

Our Compensation Committee has also from time to time delegated to certain members of senior management the authority to grant long-term equity awards within prescribed parameters to certain employees. The employees to whom such awards have been made have not included any of our executive officers.

•
Our Compensation Committee also may delegate its authority when authorized to do so by one of our compensation plans. Our 2014 Stock and Incentive Plan and 2004 Omnibus Stock and Incentive Plan each expressly permits the committee to delegate authority as it deems appropriate.

Corporate Governance and Nominating Committee
Six Members:
•	Robert L. Lumpkins, Chair
•	Nancy E. Cooper	All of the members of the Corporate Governance and Nominating Committee are independent.
•	Timothy S. Gitzel
•	William R. Graber
•	Emery N. Koenig
•	Steven M. Seibert

Meetings During 2015:	Five
Key Responsibilities:
•	recommending to the Board a set of corporate governance principles and providing ongoing oversight of governance;
•	recommending to the Board nominees for director;
•	recommending to the Board all committee assignments;
•	developing a compensation and benefits program for the Board;
overseeing the Board and committee annual evaluation process;
overseeing from a corporate governance perspective the manner in which the Board and its Committees review and assess enterprise risk;
•	reviewing and approving certain transactions involving related persons; and
•	reviewing the succession plan for the CEO.

Environmental, Health, Safety and Sustainable Development Committee
Six Members:
•	Steven M. Seibert, Chair
•	Denise C. Johnson
•	Emery N. Koenig
•	James T. Prokopanko
•	James L. Popowich
•	David T. Seaton
Meetings During 2015:	Four
Key Responsibilities:

Provides oversight of our environmental, health, safety and sustainable development (“EHSS”) strategic vision and performance, including the safety and health of employees and contractors; environmental performance; the systems and processes designed to manage EHSS risks, commitments, public responsibilities and compliance; relationships with and impact on communities with respect to EHSS matters; public policy and advocacy strategies related to EHSS issues; and achieving societal support of major projects. Its responsibilities include, among others:

•	overseeing the effectiveness of management’s systems, policies and processes that support our EHSS goals, commitments and compliance obligations;
•	conducting an annual environment, health and safety management system review;
•	reviewing with management compliance with environmental, health and safety laws, and pending or threatened environmental, health and safety proceedings;
•	overseeing management’s responses to significant emerging EHSS issues;
•	reviewing sustainability issues, including product stewardship;
•	reviewing our interactions relating to EHSS matters with communities, customers and other key stakeholders; and
•	overseeing the management of EHSS risks.
Other Policies and Practices Relating to the Board of Directors
Board Leadership Structure
As provided in our Corporate Governance Guidelines, our Board retains the right to exercise its discretion in combining or separating the offices of Chairman and CEO. Our Board believes that this issue is part of the succession planning process and that it is in the best interests of Mosaic for the Board to make a determination when it elects a new CEO.
At the present time, we have separated these two offices, with Mr. Lumpkins serving as our non-executive Chairman and Mr. O’Rourke serving as our CEO. In continuing the separation of the offices of Chairman and CEO, our Board has taken into account a number of factors, including:

•	Separating these positions allows our non-executive Chairman to focus on the Board’s role of providing advice to, and independent oversight of, management; and
•	The time and effort our CEO needs to devote to the management and operation of Mosaic, and the development and implementation of our business strategies.

In his role as non-executive Chairman, Mr. Lumpkins, among other things:

•	Leads the Board’s process for assessing the performance of the CEO;
•	Acts as a liaison between the Board and senior management;
•	Establishes, prior to the commencement of each year and in consultation with the Corporate Governance and Nominating Committee, a schedule of agenda subjects to be discussed during the year;
•	Establishes the agenda for each regular Board meeting;
•	Presides over each Board meeting; and
•	Presides over private sessions of the non-management directors at regular Board meetings.

Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance, including the performance of each Board committee. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board, as well as peer review of individual directors. The Corporate Governance and Nominating Committee annually evaluates its own performance as well as the performance of the Board as a whole, including peer review, and each other Board committee annually evaluates its own performance.
Private Sessions of Non-Management Directors
The non-management directors meet in private session at each regular Board meeting without the CEO or other members of management in attendance. Our Chairman of the Board, Robert L. Lumpkins, presides at these sessions. Similarly, all Board committees regularly meet in executive session without management. In addition, our independent directors meet separately in executive session without the presence of any other non-management directors at least annually.
Compensation of Directors
Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Although our director compensation program is reviewed annually, our Corporate Governance and Nominating Committee expects that, absent special circumstances, director compensation levels would be adjusted no more frequently than every two years.
As provided in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee, in making recommendations regarding director compensation, is guided by three goals:

•	Compensation should fairly pay directors for work required for a company of our size and scope;
•	Compensation should align directors’ interests with the long-term interests of stockholders; and
•	The structure of compensation should be simple, transparent and easy for our stockholders to understand.
In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee from time to time reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Our Corporate Governance and Nominating Committee also has the sole authority to select, retain and terminate an independent compensation consultant and to approve the consultant’s fees and other retention terms. In addition, our Corporate Governance and Nominating Committee routinely seeks information from management on matters for consideration by our Corporate Governance and Nominating Committee. Our Senior Vice President, General Counsel and Corporate Secretary participates in meetings of our Corporate Governance and Nominating Committee but is not generally present during private sessions.
No changes to our director compensation policy were made in 2015. We have included a description of our non-employee director compensation under “Director Compensation” on page 29.
Employee Directors. Employee directors (currently Mr. O’Rourke) receive no fees or remuneration for service on the Board or any committee of the Board.
Attendance
Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with our executive officers and others regarding our business and affairs. Our full Board held five regular and three special meetings during 2015. Each director was present for at least 94% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2015 and subsequent to the election of such director to the Board.
All directors and director nominees for election or re-election to the Board at an annual meeting of stockholders are expected to attend that annual meeting. Last year, all of our then-serving directors attended the 2015 Annual Meeting.

Majority Vote Standard for Election of Directors
Our Bylaws provide that in uncontested elections a nominee for director will be elected to our Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. The vote standard for directors in a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected) is a plurality of the votes cast at the meeting.
In accordance with our Corporate Governance Guidelines, our Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation letter that will be effective upon acceptance by our Board. In addition, our Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation letter, promptly following their appointment to our Board.
Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Corporate Governance and Nominating Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by our Board. Our Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation.
Thereafter, our Board will promptly disclose its decision and decision-making process regarding whether to accept the director’s resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
If directors constituting less than a quorum of the members of our Corporate Governance and Nominating Committee receive the required vote in favor of their elections in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to our Board whether to accept any or all of them. Furthermore, if the only directors who received the required vote in the same election constitute three or fewer directors, all independent directors may participate in the decision regarding whether to accept any or all of the tendered resignations.
Each director nominee named in this Proxy Statement has offered to tender an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.
Retirement from the Board
The Board has a retirement policy which provides that a non-employee director who attains age 74 shall submit his or her resignation as a director to be effective at the time of the next annual meeting of stockholders. In addition, it is the policy of the Board that employee-directors (other than the CEO) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any non-employee director or the CEO of Mosaic submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board will accept or reject any of the foregoing resignations based on the best interests of Mosaic.
Communications with the Board
The Board believes that accessibility to the members of our Board is an important element of our corporate governance practices and, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has adopted a policy regarding communications with our Board. The policy sets forth the methods of communication with the Board as a whole and with individual directors. Pursuant to the policy, our Senior Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and our Board.

Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Senior Vice President, General Counsel and Corporate Secretary. They may:

•	contact our Board via our toll-free telephone number at (877) 261-2609 inside the United States, or call collect to (503) 726-3224 outside the United States;
•
send written communication in care of our Senior Vice President, General Counsel and Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441;

•	send e-mail messages to our Board, including the presiding director of our non-management directors or the non-management directors as a group, to directors@mosaicco.com; or
•	send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.

Any such communications by employees may be made on a confidential and/or anonymous basis. Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.
It is the responsibility of our Senior Vice President, General Counsel and Corporate Secretary to process in a timely manner each communication from stockholders or other interested parties and to forward such communications:

•	for communications addressed to the Board as a whole, to the Chairman of the Board;
•
for communications addressed to the presiding director of the non-management directors’ private sessions or to the non-management directors as a group, to the director designated by the Corporate Governance and Nominating Committee;

•	for communications addressed to a committee of the Board, to the chair of such committee;
•	for communications addressed to an individual director, to such named director; and
•	for communications relating to accounting, internal accounting controls or auditing matters, to the members of the Audit Committee.
“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories:

•	routine questions, complaints and comments that management can appropriately address;
•	routine invoices, bills, account statements and related communications that management can appropriately address;
•	surveys and questionnaires; and
•	requests for business contacts or referrals.
In that case, he will provide a copy of the original communication to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) and advise of any action taken with respect to the communication. Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Chairman of the Board for handling.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, will maintain a summary log of all communications (other than those excluded as described above), and on a periodic basis will provide to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) a copy of all log entries made (to the extent any communications have been received) since the immediately preceding report was provided. Our Senior Vice President, General Counsel and Corporate Secretary will promptly provide to any director, upon his or her request, a copy of any part, or all, of the log.
Any director receiving such communications may, at his or her discretion, forward copies of any such communications to any other directors, any Board committee, the other non-employee directors or the entire Board for information and/or action as deemed appropriate.
The full text of our policy regarding stockholder communications with the Board is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.

Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
This policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family.
Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, and in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.
No director may participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide to the Corporate Governance and Nominating Committee all material information concerning the related person transaction as may be requested by the committee. Any related person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest.
Related person transactions under the policy do not include:

•
Any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees;

•	Indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person;
•
Any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees; or

•
Any transaction entered into in the ordinary course of business pursuant to which the related person’s interest derives solely from his or her service as a director or employee (including an executive employee) of another corporation or organization that is a party to the transaction and (i) the related person does not receive directly any compensation or other direct material benefit of any kind from the other corporation or organization due, in whole or in part, to the creation, negotiation, approval, consummation or execution of the transaction, and (ii) the related person is not personally involved, in his or her capacity as a director or employee of the other corporation or organization, in the creation, negotiation or approval of the transaction.

In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•
Whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•	Whether there are demonstrable business reasons for us to enter into the related person transaction;
•	Whether the related person transaction could impair the independence of a director under our Director Independence Standards;
•
Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•	Whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.

Director Education Policy
Our Board believes that our stockholders are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. In order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business and our competitors and to corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory requirements. We also maintain a membership for each of our directors in an organization dedicated to corporate governance and ongoing education, and fund the reasonable costs of attending director education programs. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Prior approval for attendance is obtained from the chair of the Corporate Governance and Nominating Committee in each case where a director intends to seek reimbursement of the cost of attendance.
Code of Business Conduct and Ethics
Our Board and management are dedicated to sound corporate governance principles. Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. Each of our directors and officers, as well as over 3,300 other employees, is requested annually to certify compliance with the Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
DIRECTOR COMPENSATION
Non-Employee Directors
The director compensation policy in effect for 2015 provides for cash compensation to non-employee directors as follows:

•	an annual cash retainer of $180,000 to our Chairman of the Board and $90,000 to each other director;

•	an annual cash retainer of $20,000 to the Chair of our Audit Committee;

•	an annual cash retainer of $15,000 to the Chair of our Compensation Committee; and

•	an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee or Environmental, Health, Safety and Sustainable Development Committee.
In addition, the policy in effect during 2015 provided for a single annual grant of RSUs, valued at $260,000 for our Chairman of the Board and $155,000 for each other non-employee director. Additional information about our annual grants of RSUs to directors is included in note (4) to the Non-Employee Director Compensation Table below.
We also reimburse our directors for travel and business expenses incurred in connection with meeting attendance. We do not pay meeting fees, and we do not provide any perquisites to our non-employee directors except for reimbursement of travel expenses when spouses attend Board functions.
Employee Directors
Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During 2015, James (“Joc”) C. O’Rourke, our current CEO, and James T. Prokopanko, our former CEO, were both employees and directors. All of our compensation to our CEO and our former CEO for 2015 is set forth under “Executive Compensation Tables” beginning on page 54.
The following table and accompanying narrative and notes provide information about our compensation for service during 2015 by directors who were not employees at any time during 2015.

2015 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	Stock Awards ($) (3)(4)(5)	All Other Compensation ($) (6)	Total ($)
Nancy E. Cooper	110,000	154,995	8,580	273,575
Gregory L. Ebel	90,000	154,995	8,580	253,575
Timothy S. Gitzel	90,000	154,995	—	244,995
William R. Graber	90,000	154,995	8,580	253,575
Denise C. Johnson	90,000	154,995	—	244,995
Emery N. Koenig	90,000	154,995	8,580	253,575
Robert L. Lumpkins (7)	190,000	260,011	14,393	464,404
William T. Monahan	105,000	154,995	8,580	268,575
James L. Popowich	90,000	154,995	8,580	253,575
David T. Seaton	90,000	154,995	8,580	253,575
Steven M. Seibert	100,000	154,995	8,580	263,575

(1)	Reflects the aggregate amount of the cash retainers paid for 2015.

(2)
Our unfunded non-qualified deferred compensation plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code (“Code”), except that our Common Stock is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. One director participated in the non-qualified deferred compensation plan during 2015. Our non-qualified deferred compensation plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.

(3)
Reflects the grant date fair value for RSUs granted to directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or ASC 718. The assumptions used in our valuation of these awards are discussed in note 18 to our audited financial statements for 2015 included in the 2015 10-K Report.

(4)
The date of our annual grant of RSUs to non-employee directors in 2015 was May 14, 2015, the date of our 2015 Annual Meeting. We establish the number of shares subject to the grant of RSUs by dividing the target value of the grant by the closing price of a share of our Common Stock on the date of grant. The RSUs granted in 2015 to non-employee directors will vest completely on the date of the 2016 Annual Meeting. If a director ceases to be a director prior to vesting, the director will forfeit the RSUs except in the event of death (in which case the RSUs will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. For vested RSUs, Common Stock will be issued immediately, in the event of the director’s death, or on the second anniversary of the vesting date, except that RSUs of a director who is removed for cause will be forfeited. The RSU awards granted in 2015 to non-employee directors include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid at the same time as we issue shares of our Common Stock after the awards vest. A director may elect that up to half of the RSUs granted to the director in 2015 be paid in cash rather than shares of Common Stock.

(5)	The following table shows the number of RSUs held at December 31, 2015 by each director who was not an employee at any time during 2015:

Director	Restricted Stock Units Held at December 31, 2015 (#)	Vesting Date (a)
Robert L. Lumpkins	3,350	5/15/2014
	5,274	5/14/2015
	5,707	(b)
Each of Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, William R. Graber, Emery N. Koenig, William T. Monahan, James L. Popowich, David T. Seaton and Steven M. Seibert	1,997	5/15/2014
	3,144	5/14/2015
	3,402	(b)
Denise C. Johnson	3,144	5/14/2015
	3,402	(b)

(a)
These RSUs vest or vested on the earlier of (i) the date indicated in this column or (ii) subject to the approval of the Corporate Governance and Nominating Committee in its sole discretion, a director’s departure from the Board, for reasons other than removal for cause, before the one year anniversary of the date of grant. See note (4) above with respect to issuance of Common Stock following the vesting date.

(b)	These RSUs vest on the date of the 2016 Annual Meeting.

(6)	Reflects dividend equivalent payments for 2015. Dividend equivalents are unfunded, do not bear interest and are not paid unless the shares that are subject to the RSU are issued.

(7)	Mr. Lumpkins elected to defer 100% of his fees earned or paid in cash pursuant to the non-qualified deferred compensation plan described in note (2) above.
EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This section of the Proxy Statement explains the material elements of our executive compensation program for our CEO and our other “Named Executive Officers” for 2015 identified in the “Executive Compensation Tables” section beginning on page 54, and should be read in conjunction with that section.
Executive Summary
We operate in a cyclical and seasonal industry whose profitability is heavily influenced by commodity prices and other factors including the price, supply and demand of our fertilizer products and the key inputs we use to produce them. While some of these factors are controllable, others are not. As a result, our executive compensation program provides long-term incentives linked to financial and stock price performance measures, and short-term incentives tied to financial performance as well as achievements toward cost control, production efficiency and operating our assets safely and efficiently.

•
Our direct compensation program consists of market-competitive base salary, short-term incentives and long-term incentives, with the majority of pay “at risk” based on financial, operational and stock price performance. The financial and operational objectives in our short-term incentive program focus management on controllable metrics that we believe will drive long-term stockholder value that may not always be reflected in near-term stock price performance. In this way, our executive compensation program elements are designed to motivate and retain our executive officers in a way that aligns with the interests of our stockholders.

•
We believe that incentive payouts in 2015 for one- and three-year performance periods bear a strong relationship to the financial, operational and stock price performance of Mosaic and align closely with our executive compensation program objectives:

w
We exceeded our short-term incentive operating earnings/ROIC, capital efficiency and cost management objectives in spite of challenging global economic conditions and weak near-term market conditions by focusing on cost control and production efficiency.  Our continuing focus on safety resulted in an above-target level of performance on our recordable injury frequency rate measure.  Given these results, and consistent with our philosophy of paying for performance, our short-term incentive plan paid out at 137% of target.

w
Our stock price is heavily influenced by fertilizer and other commodity prices, which are largely driven by macroeconomic factors outside our control. For example, in spite of earnings per share growth over the past one- and three-year periods, our stock price has declined over the same periods. As a result, all options granted during these periods were underwater as of December 31, 2015, and the value of RSUs and TSR performance units that vested during 2015 paid out at values significantly below their grant date values (-21% and -36%, respectively).

•	Other key developments in 2015 include:
w
2015 long-term incentive grants to our executive officers included a new mix of equal parts of stock options, TSR performance units and ROIC performance units. The new ROIC performance units replaced time-based RSUs, resulting in a higher proportion of performance-based long-term incentives. Given our substantial and ongoing capital expenditure program, we believe the use of ROIC as a performance measure holds management accountable for generating long-term returns consistent with stockholder value creation.

w
James (“Joc”) C. O’Rourke was elected to serve as our President and Chief Executive Officer effective August 5, 2015, following the resignation of our former President and CEO, James T. Prokopanko, who continued as our Senior Advisor until his planned retirement in January 2016. The independent members of our Board of Directors approved changes to Mr. O’Rourke’s compensation to reflect the additional duties and responsibilities associated with his new role. Also in connection with the CEO succession, our Board approved a one-time grant of RSUs to Richard L. Mack, our Executive Vice President and Chief Financial Officer.

w
We amended our new CEO’s senior management severance and change in control agreement to reflect his new role and at that time our Compensation Committee revised the senior management severance and change in control agreements of our other executive officers to better align severance multiples with current market practice.

•
The Compensation Committee engages in an ongoing review of our compensation program to evaluate whether it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2015 compensation practices are presented below.

What We Do
✓	100% performance-based long-term incentive grants: stock appreciation, TSR and ROIC
✓	Significant percentage of target direct compensation tied to performance
✓	Stock and incentive plan designed to permit awards that meet performance-based criteria of Section 162(m)
✓	Clawback policy applicable to annual and long-term incentives
✓	Executive change-in-control agreements and long-term incentive awards: double trigger vesting in a change in control
✓	Stock ownership guidelines: 5x annual salary for CEO; 3x annual salary for other executive officers
✓	Independent executive compensation consultant
✓	Compensation Committee access to other independent advisors
✓	Annual say-on-pay vote

What We Don’t Do
✗	No executive employment agreements
✗	No tax gross-ups under our executive change-in-control agreements
✗	No hedging or pledging of Mosaic stock
✗	No repricing of options under our stock plan
✗	No company cars, no country clubs, no supplemental defined benefit executive retirement plans; no tax gross-ups on spousal travel effective in 2016
CEO Reported and Realizable Pay for 2015, 2014 and the 2013 Stub Period
As shown in the table below, Realizable Pay earned by our CEO for fiscal years 2015, 2014 and the 2013 Stub Period was 54% of Reported Pay. This is largely due to the fact that long-term incentive grants for this period are tied to Mosaic stock price appreciation and total shareholder return.

The table below compares Reported Pay to Realizable Pay for our CEO for 2015, 2014 and the 2013 Stub Period. For 2015 and 2014, information presented is for the individual serving in the CEO role. “Reported Pay” is pay reported in the Summary Compensation Table on page 55 for the related periods, and “Realizable Pay” generally reflects the value of pay that is earned or realizable as of the end of the period shown, in each case as described in the footnotes below. Both Reported Pay and Realizable Pay as presented below include only annual long-term incentive awards and promotion awards, but exclude the value of the special one-time cost reduction incentive awards granted in 2014. The information presented is intended to supplement, rather than to replace, the information found in the Summary Compensation Table on page 55 for the applicable years, because our Compensation Committee believes it is helpful to look at performance-based compensation from the perspective of what is actually realizable and what is targeted, and that this comparison helps to illustrate the effectiveness of performance-based compensation.
(a) Reported Pay includes (i) base salary, (ii) actual annual short-term incentive earned, and (iii) the grant date fair of annual and promotional long-term incentive compensation, each as reported in the Summary Compensation Table for 2015, 2014 and the 2013 Stub Period.

(b)
Realizable Pay includes (i) base salary and actual annual short-term incentive earned, each as reported in the Summary Compensation Table for 2015, 2014 and the 2013 Stub Period, (ii) the value of outstanding in-the-money stock options and unvested RSUs granted during the periods presented based on the closing price of our Common Stock on December 31, 2015, or $27.59, (iii) the estimated value of TSR performance unit awards granted in the periods presented, using the 30-day average trading price as of December 31, 2015 to determine the estimated vesting percentage and (iv) for 2015, the estimated value of ROIC performance unit awards granted in 2015, assuming a target level of performance and using the 30-day average trading price as of December 31, 2015 to calculate the estimated payout.

Compensation Discussion and Analysis
Program Changes Made in 2015
2015 Long-Term Incentive Awards
Long-term incentive grants to our executive officers in 2015 included a new mix of equal parts of stock options, TSR performance units and ROIC performance units. The new ROIC performance units replaced time-based RSUs, resulting in a higher proportion of performance-based long-term incentives. We believe this change demonstrates our commitment to a strong performance orientation to pay.

	2014	2015
Type of Grant	Restricted Stock Units (RSUs)	ROIC performance units
Term of Grant	3 Years	3 Years
% of Total LTI Award	33%	33%
Vesting	100% After 3 Years	0% to 200%, Based on ROIC
Performance Standard	None, Based on Service	3-Year Cumulative ROIC in Excess of Weighted Average Cost of Capital (“WACC”)
Award Settlement	Stock	Cash(1)
(1) Units are accounted for as share-based payments under ASC 718, but are settled in cash.
Incentive ROIC was selected as the performance measure for these awards because our Compensation Committee believes it holds management accountable for generating long-term returns consistent with shareholder value creation, which is appropriate given the capital we invest to sustain current production, supply chain and distribution assets each year is substantial. Target payouts are earned only if Incentive ROIC results exceed WACC plus 3%, with the spread between Incentive ROIC and WACC calculated annually and the payout based on three-year cumulative performance.
Amended Severance and Change-in-Control Agreements
In August 2015, our new CEO’s senior management severance and change in control agreement was amended to reflect his new role. At that time our Compensation Committee approved amendments to the senior management severance and change in control agreements of our other executive officers, including each Named Executive Officer. The amendments modified the multipliers used to determine the amount of certain severance benefits the executive officers would be entitled to receive upon termination of employment as described below, to better align with current market practice. In recommending the changes to our CEO’s agreement and in approving the changes to our executive officers’ agreements, our Compensation Committee considered a variety of factors, including market data for the compensation comparator or “peer group” that it selects as described under “Mosaic Comparator Group” on page 49, indicating that change-in-control severance multipliers for new CEOs were generally lower than their predecessors.

Severance as a Multiple of Base Salary + Bonus(1)
Termination Reason (2)	Chief Executive Officer		Other Executive Officers(3)
	Former Agreement	As Amended	Former Agreement	As Amended
Involuntary Termination Without Cause	1.0 Times	1.5 Times	1.0 Times	1.5 Times
Voluntary Termination For Good Reason	1.0 Times	1.5 Times	1.0 Times	1.5 Times
Qualified Change-in-Control Termination	3.0 Times	2.5 Times	2.0 Times	2.0 Times
(1) Severance as a multiple of the executive officer’s current annual base salary and prior fiscal year target bonus percent under our short-term incentive plan, multiplied by the executive officer’s current base salary.
(2) The terms “cause,” “good reason” and “qualified change-in-control termination” are described under “Potential Payments upon Termination or Change-in-Control” beginning on page 67.
(3) Our former CEO’s agreement was amended to reflect the same multipliers that apply to our non-CEO executive officers. Our former CEO did not receive severance in connection with his resignation.
Named Executive Officer Group
Our 2015 Named Executive Officers whose compensation is in the “Executive Compensation Tables” section beginning on page 54 are shown below, as well as our named executive officers for 2014.

2015 Named Executive Officers		2014 Named Executive Officers
James (“Joc”) C. O’Rourke	President and Chief Executive Officer (1)	James T. Prokopanko	President and Chief Executive Officer
James T. Prokopanko	Former President and Chief Executive Officer	Richard L. Mack	Executive Vice President and Chief Financial Officer (2)
Richard L. Mack	Executive Vice President and Chief Financial Officer	Lawrence W. Stranghoener	(3)
Richard N. McLellan	Senior Vice President - Commercial	James “Joc” O’Rourke	Executive Vice President and Chief Operating Officer
Gary (“Bo”) N. Davis	Senior Vice President - Phosphate Operations	Richard N. McLellan	Senior Vice President - Commercial
Anthony T. Brausen	SVP Finance & Chief Accounting Officer	Gary (“Bo”) N. Davis	Senior Vice President - Phosphate Operations
(1) Effective August 5, 2015, Mr. O’Rourke was elected our new President and Chief Executive Officer, replacing Mr. Prokopanko, who resigned from these positions effective August 5, 2016 and became our Senior Advisor until his planned retirement in January 2016.
(2) Mr. Mack served as our Executive Vice President, General Counsel and Corporate Secretary until June 1, 2014.
(3) Mr. Stranghoener served as our Executive Vice President and Chief Financial Officer until June 1, 2014, as Interim Chief Executive Officer from June 1, 2014 through August 3, 2014 and as Executive Vice President - Strategy and Business Development from August 4, 2014 until his planned retirement in January 2015.

Executive Compensation Program
Program Objectives
Our executive compensation program aims to reward our executives for creating shareholder value, generating strong future cash flows and building competitive advantage in a global industry heavily influenced by factors such as fertilizer and other commodity prices. The program is shaped by the realities of a capital-intensive, cyclical and seasonal business with potentially large swings in profitability due to a number of factors outside our control, including:

•	Price, supply and demand of our fertilizer products and the key inputs we use to produce them

•	Cash crop prices affecting farmer income levels and affordability of crop nutrients

•	Weather events and patterns affecting crop yields and prices

•	Raw material and energy costs that affect profit margins

•	Government fertilizer subsidies and other farm policies

•	Environmental regulations and the costs of compliance and risk abatement
To successfully attract, motivate and retain executive talent needed to manage one of the largest producers of fertilizer products in the world, the program must be competitive, valued by executives and balanced due to a high degree of market risk.
The program elements are designed to work in concert to meet our needs and those of our executive officers in a way that aligns with the interests of our stockholders. When evaluating the competitiveness of our program, we look at total remuneration rather than each element individually. In this way, program cost trends may be tracked and managed in the same manner as other business expenses.

Guiding Principles
To foster a top-down culture valuing sustained performance over the longer term, our executive compensation program emphasizes variable over fixed pay, long- over short-term incentives and stock-based compensation over cash.

Principle or Treatment
Base Salary	•	Salaries are paid for leadership competencies, including demonstrated knowledge, skills and abilities required to lead the company, business unit or function.
•
Generally maintained at competitive levels, at approximately the 50th and 75th percentile of salaries reported by our comparator group of companies for comparable roles. Pay levels outside this range may be appropriate based on the executive’s experience, organizational impact and other factors.

Annual Incentives	•	Target short-term incentive should represent a substantial percentage of base salary.
•
Success over the shorter-term is defined by key financial and operational performance indicators that take into account external factors impacting the company. Common incentives across the executive officer group promote close collaboration, unity of interests and accountability for enterprise results.

Long-Term Incentives	•	Long-term incentives should make up the largest proportion of target total direct compensation.
	•	100% performance-based, linked to stock price appreciation, TSR and/or Incentive ROIC.
	•	As of 2015, no time-based RSUs as part of the annual program. Substantial, on-going equity stake in the Company is mandatory and creates needed alignment with shareholder interests.
Pay Mix	•	Incentives should comprise at least 50% of target total direct compensation.
•
Short and long-term incentives earned by meeting pre-determined goals derived from value-based standards of performance. Short-term incentives should reward actions that also further long-term business goals.

	•	RSUs may be utilized on a selective basis to support continuity of management and address special promotional and retention needs.
Perquisites	•	Executive productivity and well-being should generally be supported by limited perquisites designed to advance individual wellness and financial security.
Severance Pay	•	Severance agreements are an effective alternative to employment agreements and serve to protect both executive and Company interests.
•
Severance pay is designed to enable management to objectively consider transactions that may benefit stockholders even if they would result in termination of executive officer employment, and to provide protection to executives against job loss due to reasons beyond their control.

Post-Employment Benefits	•
In place of SERPs, supplemental defined benefit pension plans and retiree medical plans, executives who save toward retirement income security should receive limited company contributions as an incentive.

•
Company contributions to non-qualified deferred compensation plans neutralize the discriminatory impact of qualified retirement plan benefits for executives (which may be reduced by compensation caps, contribution limits and other rules that do not apply to non-highly compensated employees).

Performance-Based Incentive Compensation
Short- and long-term incentives utilize performance measures linked to achievement of our business strategies, indicators of operational excellence and anticipated drivers of shareholder value creation. Utilizing these measures is intended to further our efforts to: (1) improve on our position as a low cost producer of fertilizer products, (2) grow sales revenues and improve margins by developing new products that improve crop yields, (3) build on our strong safety record by proactively addressing the causes of employee injuries, (4) make new capital investments that enable our strategies and satisfy high hurdle rates of return, and (5) produce strong, consistent cash flows and TSR.
To improve TSR performance over time, we seek to deliver growth in net operating profit after-tax, generate strong returns on invested capital and optimize the cost of capital.
To establish objective, sound and challenging goals for incentives, we set goals based on commonly utilized standards of performance linked to our stock price, TSR, continuous improvement, industry operating cost benchmarks and capital returns in excess of the weighted average cost of capital. These techniques are intended to help assure that incentives effectively continue to support desired financial and operational outcomes that align with stockholder interests.

Incentive Metrics and Performance Standards

Grants	Metric	Performance Standard
Short-Term Incentive Award	Incentive Operating Earnings(1)
▪
Profit required to produce Incentive ROIC equal to Mosaic’s WACC (9% for 2015).
▪
Standard is adjusted annually with changes in WACC. A threshold return of 5% must be met for an Operating Earnings payout.

	Incentive Operating Costs Per Tonne(1)	▪ After 3% inflation, costs for each tonne produced (excluding raw materials and other non-controllable items) should not exceed prior year costs. ▪ Incentivize continuous improvement year-over-year.
Incentive Selling, General and Administrative Expense (SG&A)(1)
▪
Budgeted enterprise expense target (excluding incentives and expenses associated with acquisitions) as approved by our Board of Directors.
▪
2015 target goal of $323 million is 10% lower than 2013 target goal, despite three years of inflation and SG&A that accompanied two businesses we acquired.

Safety- Recordable Injury Frequency Rate (“RIFR”) and Long Term Injury Frequency Rate (“LTIFR”)
▪
Target goals for both metrics have been set for year-over-year improvement and top quartile safety performance in chemical and mining industries (for North America).
▪
In 2016 the LTIFR metric was replaced by a metric tied to the effectiveness of the Company’s new safety management system.

LTI Stock Options	Stock Price
• Option gains are realized if stock price at time of exercise exceeds the exercise price set at fair market value on the date of grant.
• Value received is conditioned on continued service and stock appreciation until vesting and exercise of the options.

LTI Performance Units	TSR
▪
Mosaic TSR (stock price change plus dividends) over three-year period.
▪
Vesting percentage is tied directly to absolute TSR results. For example, negative 10% = 90% payout, positive 25% = 125% payout. No vesting if TSR falls below negative 50%.

	Incentive ROIC(1)	▪ Target goal: three-year cumulative Incentive ROIC must exceed cumulative Mosaic WACC + 3% over the three-year period.
▪ WACC adjusted up or down at start of each year to reflect actual WACC.
LTI Performance Shares	Cost Reduction Incentive Operating Costs Per Tonne (1)(2)
One-time, 3-year performance share grant: calendar 2014 - 2016
▪
Target goal: $128 million cost reduction in Phosphates Segment
▪
Target goal: $100 million cost reduction in Potash Segment
Segment target goals include $12.5 million in corporate support function SG&A reduction.

(1) As utilized for purposes of our executive compensation program, this metric is subject to adjustment as described in Appendix C to this Proxy Statement, “Performance Metric Definitions.”
(2) Includes support function costs, as described under “2014 Cost Reduction Incentive.”
We believe that the use of WACC as a performance standard is appropriate for companies like Mosaic, that have significant capital requirements for property, plant and equipment, working capital and inventories, and large sustaining capital. We have approximately $1.5 billion in construction in progress. We believe that achieving annual capital returns equal to WACC will enable us to meet the returns expected by our debt holders and equity holders. The goal for our ROIC performance units is based on WACC plus a premium over three years, requiring a higher rate of return that we believe is appropriate for multi-year incentives.
The Incentive Operating Costs Per Tonne metric excludes the cost of raw materials and other less controllable elements in our costs of goods sold. It serves as a productivity indicator as it reveals how continuous improvement efforts across a wide range of mining, processing, supply chain and distribution activities have led to end-to-end efficiency gains. A year-over-year improvement objective is the basis for the performance standard under our short-term incentive program, with an adjustment for inflation (for wage increases, energy and other fixed costs). The metric utilized for purposes of our 2014 cost reduction incentive utilizes a similar standard, but includes support function costs.
The effective management of expenses reflected in Incentive SG&A is important in promoting the efficient management and control of certain expenses not included in our costs of goods sold. Beyond the cost of management, support functions, customer service, technology, compliance and risk management, added expense is incurred based on the nature and scope of our business (environmental, land management, permitting and public affairs). Using historical SG&A as a baseline, we seek to reduce the trend rate as adjusted for growth in our business operations.
Stock appreciation, or positive TSR, is the standard of performance used in two of our three long-term incentive vehicles for executive officers: stock options and TSR performance units. Since our business strategies are intended to result in improved stock performance over the long term, it is an important outcome for us and our shareholders. We do not however, use relative TSR as the performance standard because we believe too few U.S. companies are direct competitors, making the use of relative TSR less valid and reliable for a small performance peer group. This lack of reliability runs the risk of payout windfalls or deficits that do not serve shareholder interests.
Short-Term Incentive Program
Awards of performance-based incentive compensation are annually made to our Named Executive Officers. The terms of the incentive opportunity are the same for all Named Executive Officers, with target goals for each of the incentive metrics defined at the enterprise level. The total pool for the program is equal to the sum of the bonus opportunity, expressed as a percentage of base salary, for all employee participants, including our Named Executive Officers.
Metrics, Weighting and Goals

	Financial Pool	Operational Excellence Pool	Total Pool
Funding at Maximum	$36 million	$24 million	$60 million
Funding at Target	$12 million	$12 million	$24 million
Funding at Threshold	$6 million	$6 million	$12 million
Metrics (Weighting)	Incentive Operating Earnings (1)	Incentive Operating Costs Per Tonne (25%) (1)	• No payout for Financial Pool unless threshold Incentive ROIC is met. (1) • Payouts for Operational Excellence Pool require attainment of threshold goals.
Incentive SG&A (12.5%) (1)
Safety - Recordable Injury Frequency Rate (6.25%)
Safety - Lost Time Injury Frequency Rate (6.25%)
Pool Weighting	50%	50%	100%
(1) For purposes of our short-term incentive program, we utilize Operating Costs Per Tonne, SG&A and ROIC, subject to adjustment as described in Appendix C to this Proxy Statement, “Performance Metric Definitions.”
We do not establish target levels of Incentive Operating Earnings. Instead, the financial pool is funded by a pre-determined percentage of Incentive Operating Earnings, or “sharing rate”. The sharing rate rises or falls in relation to targeted Incentive ROIC, which for 2015 was 9%. The Incentive ROIC target is set using our WACC as of the end of the preceding fiscal year. See “Financial Pool Funding: Percentage of Incentive Operating Earnings” on page 40 for the sharing rates and pool funding at various Incentive Operating Earnings sharing rates.
The Operational Excellence pool is funded based on achievement against pre-determined target goals for Incentive Operating Costs Per Tonne, Incentive SG&A and our two safety metrics.
Two funding pools are used to establish a balance of financial and operational outcomes that we believe are necessary for sustainable growth over the longer term. Operational Excellence measures are positively affected, directly or indirectly, by operations, engineering, supply chain, EHS and support function teams within each business unit and across the Company. These teams learn, react and collaborate together on how to influence key drivers of Operational Excellence metrics, making possible new and innovative solutions to business challenges.
Incentive Operating Costs Per Tonne and Incentive SG&A together have a 37.5% overall weight due to the importance of our low cost producer business strategy. Creating an injury-free workplace is a top priority, which is why eligible employees at all levels of production and management have a percentage of their bonus tied to safety.
The basic design of the short-term incentive program for our Named Executive Officers applies to all salaried employees. This ensures focus, alignment and a concerted effort toward achieving goals we view as clear but challenging and that define expected business performance. The overall maximum payout under the program is 250% of an individual’s incentive target opportunity (a maximum payout of 150% for Incentive Operating Earnings and 100% for Operational Excellence).

Minimum, target and maximum levels of performance set for each of our 2015 Operational Excellence measures are shown in the table below.

	Minimum		Target		Maximum
Measure	Performance Level	Payout Percentage	Performance Level	Payout Percentage	Performance Level	Payout Percentage
Incentive Controllable Operating Costs per Tonne	$114	0%	$109	25%	$105	50%
Safety-RIFR	1.10	0%	0.95	6.25%	0.75	12.5%
Safety-LTIFR	0.10	0%	0.07	6.25%	0.05	12.5%
Incentive SG&A ($ in millions)	$339	0%	$323	12.5%	$307	25%
Total Payout		0%		50%		100%
Actual results for each financial and Operational Excellence measure for 2015, 2014 and the 2013 Stub Period are presented under “3-Year Realized Pay: Short-Term Incentives” on page 46.
Financial Pool Funding: Percentage of Incentive Operating Earnings

Incentive ROIC	Incentive Operating Earnings (millions)	Operating Earnings Sharing Rate	Financial Pool
15%	$2,155	1.80%	$36 million
13%	$1,870	1.50%	$28 million
11%	$1,580	1.20%	$19 million
9%	$1,290	0.93%	$12 million
7%	$1,000	0.60%	$6 million
5%	$ 715	0.20%	$1.4 million
Target levels are not set for Incentive Operating Earnings. Instead, the Financial Pool is funded, up to $36 million, based on the quantity and quality of our Incentive Operating Earnings. While Incentive Operating Earnings growth is important to our company, it is also important to manage the capital needed to generate our earnings. For this reason, the Financial Pool is funded by a percentage of Incentive Operating Earnings results that is determined by reference to our Incentive ROIC. A combination of higher Incentive Operating Earnings and improved Incentive ROIC defines company performance that we believe justifies above-target annual incentive payouts.
For 2015, sharing rates for Incentive ROIC above 9% were increased by approximately 15 basis points for each one percentage gain in Incentive ROIC, or $145 million of incremental Operating Earnings. We view this as a reasonable profit-sharing arrangement because our executives do not begin to receive target payouts until our cost of capital is covered.
Long-Term Incentive Program
Long-term incentive awards are made to our Named Executive Officers annually, generally in March of each year. Long-term incentive award values are based on market-competitive levels for comparable positions and are designed to deliver target total direct compensation set by the Compensation Committee as described under “2015 Compensation Actions” on page 43.
We believe that stock options strongly align executive compensation with shareholder interests and reinforce a long-term view of performance because of their 10-year term, which is important in our cyclical industry. We view options as a flexible and tax effective incentive that provides our executives the ability to acquire more shares, capture option gains and save to meet their long term financial goals.
ROIC performance units were introduced at Mosaic in 2015. The units are accounted for as share-based payments under ASC 718 and are settled in cash. The units are earned based on performance over a three-year period if our Incentive ROIC results over that period meet a target spread of WACC + 3%. We believe that the use of ROIC as a performance-based incentive supports our long-term stockholder value creation strategy because growth in Incentive ROIC has historically had a positive effect on TSR.
TSR performance units are performance-based three-year incentive awards that reward recipients for Mosaic stock price appreciation and declared dividends. For example, if at the end of the three-year performance period, our stock price has increased by 10%, then the payout will be 10% higher than the number of units granted. Conversely, if the stock has declined by 25%, then just 75% of the granted units will vest. TSR performance units have both upside and downside potential based on positive or negative TSR performance, while supporting our retention objectives in a manner that has greater performance sensitivity than the time-based RSUs we eliminated from our annual long-term incentive program beginning in 2015. TSR performance units also require that the sum of our profits and losses over the three years preceding the vesting date be positive.
Key terms of our long-term incentive awards granted through 2015 are described in greater detail in the footnotes and narrative accompanying the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 60.
2015 Named Executive Officer Long-Term Incentive Grants

	Stock Options	ROIC Performance Units	TSR Performance Units
Date of Grant	March 5, 2015	March 5, 2015	March 5, 2015
NEO Grant Value/ % of Total	$3,841,657 / 33%	$3,841,707 / 33%	$3,841,603 / 33%
Fair Value at Grant (% of Stock Price)	35.44%	100%	115%
Number of Shares/ Units Granted	214,978	76,179	66,857
Strike Price/ Grant Date Fair Value	$50.43	$50.43	$57.46
Term/ Performance Period	10 years	3 years	3 years
Performance Metric	Stock Price	ROIC	Absolute TSR
Form of Settlement	Stock	Cash	Stock
Grants were equally divided among stock options, ROIC performance units and TSR performance units. This long-term incentive mix was chosen for balance in terms of the incentive horizon (use of both ten-year and three-year incentives) and performance conditions (stock price and other important financial measures). We believe this balance contributes to the overall effectiveness of our long-term incentive program because our industry cycles may have different durations and economic and stock market conditions may have a disproportionate impact on our stock price performance.
Long-Term Incentive Program 3-Year Grant Rate and Dilution
This section discusses awards that are part of our annual long-term incentive program, to provide additional information about our “grant rate” as defined below.

Grants	2013	2014	2015
Stock Options (#)	207,544	233,281	255,082
Restricted Stock Units (#)(1)	308,014	329,350	237,581
TSR Performance Units (#)	155,777	158,865	178,514
ROIC Performance Units (#)	--	--	90,390
Total Shares/ Units (#)	671,335	721,496	761,567
Grant Rate(2)	0.16%	0.19%	0.21%
Dilution (3)	5.18%	4.70%	3.79%
Grant Date Fair Value	$30,592,669	$29,803,209	$31,355,307
(1) RSUs are no longer used for executive officers, except for promotional or retention purposes in select circumstances.
(2) Grant rate is defined as the number of option shares plus the number of units granted, divided by the total number of shares outstanding at the time of grant.
(3) Represents expense recognized in accordance with ASC 718.
We have maintained a grant rate of below 0.25% over the past three calendar years, which is below the average grant rate for companies within the Basic Materials sector.

2014 Cost Reduction Incentive
In 2014, a one-time award of performance shares was granted to employees, including our Named Executive Officers, with a three-year goal to achieve cost savings of $228 million over a three-year period. The grant was made following the announcement in late 2013 of an enterprise-wide effort to achieve $500 million of cost savings by 2018. The need for a long-term incentive in addition to annual long-term incentive grants was deemed by our Compensation Committee to be appropriate and necessary for a number of reasons, including: (1) the strategic importance of accelerating our market position as a low cost producer, (2) the high degree of difficulty associated with attaining the goal: a 9% to 13% reduction in total operating costs (for our Potash and Phosphates segments, respectively), (3) the potentially lengthy lag between the achievement of a lower cost operating structure and positive effects on our stock price, and (4) the lack of control our management has over our stock price performance given the effect of macroeconomic influences and the cyclical nature of our industry.
2014 Grant

Performance Shares
Grant Date	March 28, 2014
Aggregate NEO Grant Date Fair Value	$10,700,000
Fair Value at Grant	100% of Stock Price Fair Market Value
Shares/ Units Granted to NEOs (#)	217,612
Grant Price	$49.17
Performance Period	calendar 2014-2016 (three years)
Performance Metric	Cost Reduction Incentive Operating Costs (1)
Measurement	Change in costs from 2013 baseline to actual 2016 costs
Form of Settlement	Stock
(1) Cost reduction incentive Operating Costs Per Tonne, adjusted as described in Annex C, “Adjustment of Performance Metrics”. Unlike the metric utilized in our short-term incentive program, this metric includes support function costs.
Each Named Executive Officer received this one-time, performance-based incentive award because of the scope and criticality of the initiative. In setting performance goals, our Board and Compensation Committee considered, among other things, industry information regarding operating costs per tonne for best quartile of phosphate and potash producers, as well as the beneficial motivational and retention effects of these awards, giving recipients the opportunity to earn additional compensation based on performance that we believe will benefit us and our stockholders over the longer term, but which is measured other than purely by reference to stock price. This was viewed as appropriate and necessary given the cyclical industry in which we operate, as well as the view of our Board and Compensation Committee that Mosaic’s stock price performance is largely affected by factors outside of management’s control.
Cost Reduction Incentive Vesting Schedule
Performance goals for the cost reduction incentive operating cost measure were set on the basis of the two operating segments we recognized as of the time of grant. Segment goals were based on 2013 baseline costs plus inflation, plus $15 million in expected efficiencies related to our acquisition of CF Industries’ Florida phosphate assets (the “CF Phosphate Assets Acquisition”), and an additional $12.5 million in savings for allocable support function costs. Any payout to executive officers, including our Named Executive Officers, will be determined with one-half based on the payout for Potash and one-half based on the payout for Phosphates. Payouts for savings above the target goal were set with the acknowledgment that they would be disproportionately more difficult to attain. This is why the maximum goal was set at 20% above the target and the threshold goal was set at 50% below the target.
The table below shows the aggregate amount of cost savings, based on the cost reduction incentive operating costs per tonne measure, required to achieve payouts at the threshold, target and maximum levels.

	Threshold Goal		Target Goal		Maximum Goal
	Amount	Vesting %	Amount	Vesting %	Amount	Vesting %
Potash Segment Reduction Amount	$50 million	50%	$100 million	100%	$120 million	150%
Phosphates Segment Reduction Amount	$64 million	50%	$128 million	100%	$154 million	150%
Named Executive Officer Awards	50% Based on Potash Results and 50% Based on Phosphates Results
2-Year Impact of Attaining Cost Reduction Incentive Goals
Through the second year following our grant of these awards, we have realized substantial cost savings in our Potash and Phosphates business segments. However, no vesting will occur unless our cost savings are maintained through 2016.

	Potash Segment	Phosphates Segment	Executive Officers/Total Mosaic
Cost Savings Realized	$129 million	$82 million	$211 million
Gross Margin % Improvement	527 basis points	177 basis points	236 basis points
Projected Vesting (1)	150%	64%	107%
(1) Based on performance through December 31, 2015.
2015 Compensation Actions
NEO Pay Elements and Proportions

James (“Joc”) C. O’Rourke (1) President and Chief Executive Officer	2015	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$1,100,000	51%	100%	20%	$1,215,000
Target Short-Term Incentive	$1,320,000	81%	120%	24%	$1,465,000
Target Long-Term Incentives	$3,000,000	58%	273%	55%	$5,240,000
Target Total Direct Compensation	$5,420,000	61%	—	100%	$8,080,000
(1) Mr. O’Rourke became our President and CEO effective August 5, 2015. Information presented represents compensation in that role and not his prior role as Executive Vice President and Chief Operating Officer.
Effective March 1, 2015, when Mr. O’Rourke was serving as our Executive Vice President and Chief Operating Officer, our Compensation Committee increased Mr. O’Rourke’s base salary by four percent, maintained his target bonus incentive percentage at 100% of salary, and approved a long-term incentive award valued at $2.0 million on the date of grant, for an increase of 4.8% to target total direct compensation. This total compensation package was established in view of Mr. O’Rourke’s 2014 performance, his positioning compared to median total compensation for the second highest paid executive based on comparator group data, and his contributions to the significant progress we made against our 2014 strategic initiatives. Specific individual performance achievements included his leadership roles in connection with the following: (1) the expansion of potash production capacity and our expansion of premium phosphate products with improved operational efficiency, (2) reductions in the number and severity of safety incidents, (3) implementation of new or modified production processes that consume less water and energy with reduced greenhouse gas emissions, and (4) optimization of potash production assets (including closure of low-producing potash operations and discontinuation of less productive muriate of potash operations.
Effective with his election to serve as our President and Chief Executive Officer in August 2015, our Board, upon the recommendation of our Compensation Committee, increased Mr. O’Rourke’s annual base salary from $760,000 to $1.1 million, increased his target bonus for 2015 from 100% to 120% of his annual base salary, and approved a long-term incentive award of RSUs valued at $1.0 million on the date of grant. The RSUs will vest on the third anniversary of the grant date of his award provided he continues to serve as our President and Chief Executive Officer on that date. In considering these changes, our Board and Compensation Committee considered the relative positioning of Mr. O’Rourke’s target total direct compensation in his new role relative to our comparator group (25th percentile) and his level of experience in the role, as well as his prior performance as discussed above.

James T. Prokopanko Former President and Chief Executive Officer	2015	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$1,250,400	4%	100%	14%	$1,235,000
Target Short-Term Incentive	$1,688,040	4%	135%	20%	$1,655,000
Target Long-Term Incentives	$5,700,000	8%	456%	66%	$5,655,000
Target Total Direct Compensation	$8,638,440	6%	—	100%	$9,120,000
Effective March 1, 2015, when Mr. Prokopanko was serving as our President and Chief Executive Officer, our Board, upon the recommendation of our Compensation Committee, increased Mr. Prokopanko’s target total direct compensation to $8.64 million from $8.12 million in the form of a 4% increase in base salary and a corresponding increase in the target dollar amount of his short-term incentive. Mr. Prokopanko’s resulting total target direct compensation was slightly above the median within our comparator group and primarily reflected Mr. Prokopanko’s performance against the CEO objectives for 2014.

Richard L. Mack Executive Vice President and Chief Financial Officer	2015	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$624,000	4%	100%	26%	$600,000
Target Short-Term Incentive	$499,200	4%	80%	21%	$475,000
Target Long-Term Incentives (1)	$1,300,000	8%	208%	54%	$1,395,000
Target Total Direct Compensation	$2,423,200	6%	—	100%	$2,370,000
(1) Does not include the RSU grant of $1.0 million discussed below.
Effective March 1, 2015, a base salary increase of 4% and long-term incentive award value of $1.3 million established target total direct compensation slightly above the median of the comparator group. The last increase to base salary was made effective October 1, 2013, 16 months ago. Mr. Mack’s 2015 compensation package increased by 6% and was determined after considering his positioning relative to target total compensation of CFOs as reported by our comparator group, and his individual achievements in 2014. Specific achievements included his key role in each of the following: (1) the implementation of new strategic planning, financial modeling, budgeting and acquisition integration processes, (2) attainment of balance sheet targets, debt to equity ratio and liquidity buffer as part of Mosaic’s new capital philosophy, and (3) receipt of financing for the Ma’aden joint venture, completion of the CF Phosphate Assets Acquisition, the ADM Acquisition, and 2014 share repurchases aggregating approximately $2.8 billion.
Also, in May 2015 in connection with the succession of our new CEO, our Board, upon recommendation of the Compensation Committee, approved a one-time award of RSUs to Mr. Mack valued at $1.0 million on the grant date, to ensure continuity of management. These RSUs will vest in three equal installments on the first, second and third anniversaries of the May 14, 2015 grant date.

Richard N. McLellan Senior Vice President - Commercial	2015	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$504,000	4%	100%	25%	$490,000
Target Short-Term Incentive	$403,200	11%	80%	20%	(1)
Target Long-Term Incentives	$1,100,000	10%	218%	55%	$835,000
Target Total Direct Compensation	$2,007,200	9%	—	100%	$1,735,000
(1) Target short-term incentive dollars for this position are not reported under the market survey data.
Effective March 1, 2015, a base salary increase of 4%, an annual incentive target of 80% of base salary and long-term incentive award value of $1.1 million established target total direct compensation near the 70th percentile of survey data for comparable positions. Mr. McLellan’s incentive target was increased from 75% to 80% to provide target total cash compensation near the market median. Mr. McLellan’s 2015 compensation package increased by 9% and was determined after considering his positioning relative to target total direct compensation for comparable roles, as reported in market survey composite data, and by his individual achievements in 2014. Specific achievements included his key roles in each of the following: (1) record sales of our premium phosphates product in North America, with improved margins, (2) securing of licenses and rights to sell potash in China and India as part of our international distribution growth strategy, (3) completion of the ADM Acquisition, and (4) exceeding targeted 2015 product shipments despite significant rail, barge and vessel logistic challenges affecting multiple industries.

Gary (“Bo”) N. Davis Senior Vice President - Phosphate Operations	2015	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$464,000	3%	100%	30%	$475,000
Target Short-Term Incentive	$301,600	3%	65%	19%	(1)
Target Long-Term Incentives	$800,000	14%	172%	51%	$785,000
Target Total Direct Compensation	$1,565,600	9%	—	100%	$1,645,000
(1) Target short-term incentive dollars for this position are not reported under the market survey data.
Effective March 1, 2015, a base salary increase of 3% and long-term incentive award value of $800,000 established target total direct compensation slightly below the median of the survey data for comparable positions. Mr. Davis’ 2015 compensation package increased by 9% and was determined after considering his positioning relative to target total direct compensation for comparable roles, as reported in market survey composite data, and by his individual achievements in 2014. Specific achievements included his leadership roles in connection with the following: (1) increased actual production versus 2013 and higher production capacity of premium products, phosphate rock tonnes and ammonia, (2) completion of the integration of the assets acquired in the CF Phosphate Assets Acquisition, including a facility with operational capacity of two million tonnes, 3) implementation of processes for higher product quality in terms of impurities management and dust control, and (4) implementation of sustainability innovations that add to Mosaic’s leadership in environmental stewardship.

Anthony T. Brausen Senior Vice President - Finance and Chief Accounting Officer	2015	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$460,000	1%	100%	34%	$460,000
Target Short-Term Incentive	$276,000	1%	60%	20%	(1)
Target Long-Term Incentives (2)	$625,000	4%	136%	46%	$690,000
Target Total Direct Compensation	$1,361,000	2%	—	100%	$1,535,000
(1) Target short-term incentive dollars for this position are not reported under the market survey data.
(2) Does not include the cash retention award discussed below.
Effective March 1, 2015, a base salary increase of 1% and long-term incentive award valued at $625,000 on the date of grant established target total direct compensation for Mr. Brausen below the 50th percentile of survey data for comparable positions. The positioning of Mr. Brausen’s target total direct compensation was established taking into account his broad role, with responsibility over Accounting, Financial Planning & Analysis, Business Unit Finance, Treasury, Information Technology and Risk Assurance. Mr. Brausen also received a $1.0 million cash retention award in 2015 that was granted in May 2014, to ensure continuity of management and a smooth transition to a new CFO organization that was implemented in 2014.
Evaluation of Executive Compensation Program
As part of the governance surrounding our executive compensation program as described under “Executive Compensation Governance” beginning on page 47, we conduct an annual evaluation of the program to determine the relationship between:

•	Compensation received or earned by our Named Executive Officers over the current year and past few years and the performance of Mosaic over the same time frames;

•	Performance of Mosaic versus direct competitors and other companies in the global fertilizer industry;

•	Realized compensation and target total direct compensation; and

•	Realized compensation and program objectives.
The tools, reports, information and analysis referred to beginning on page 48 are used for the evaluation. In some cases, the Committee may refer to reports from third parties that seek to provide insight into how strongly compensation for our Named Executive Officers is connected to company performance. In addition, third party reports and analyses provide objective views of Mosaic’s performance over time, with regard to competitors and the broader agriculture and mining industries.

3-Year Realized Pay: Short-Term Incentives
Below we have provided information regarding the actual payouts to our Named Executive Officers under our 2015, 2014 and 2013 Stub Period short-term incentive plans. As part of the evaluation of strong alignment between pay and performance, we consider how year over year results lead to positive longer-term trends. This information is provided to supplement, rather than to replace, the information found in the Summary Compensation Table.

		2015		2014		2013 Stub Period (1)		3 Year Average
Measure	Metric Weight	Target	Actual	Target	Actual	Target	Actual	Target	Actual
Incentive Operating Earnings ($ in millions)	50%	$1,290	$1,279	$1,250	$1,312	$1,022	$715	$1,187	$1,102
Incentive ROIC (%)		9%	10.8%	9%	9.7%	10.0%	6.7%	9.3%	9.1%
Incentive Operating Costs Per Tonne	25%	$115	$110	$121	$114	$138	$137	$125	$120
Incentive SG&A Expense ($ in millions)	12.5%	$323	$321	$318	$289	$297	$283	$313	$298
Recordable Injury Frequency Rate	6.25%	0.95	0.88	0.95	1.02	1.15	1.04	1.02	0.98
Lost Time Injury Frequency Rate	6.25%	0.07	0.09	0.09	0.10	0.09	0.11	0.08	0.10
Payout % of Target			137%		136%		76%		116%
NEO Total Payout ($ in millions) (2)		$4.22	$5.80	$4.18	$5.69	$2.12	$1.64	$3.51	$4.38
(1) 2013 Stub Year results shown above have been annualized for comparability.
(2) Results report the payout for named executive officer groups for each reported period.
Short-term incentive payouts averaged 116% of the target incentive opportunity over the periods presented.
Incentive Operating Earnings goals for each period were based on target Incentive ROIC of 9% or 10% as shown above, with actual ROIC results exceeding the target in 2014 and 2015. Incentive Operating Costs Per Tonne goals were developed to require year-over-year improvement (after inflation) against fiscal 2013 baseline costs for the Phosphates and Potash segments. The average Incentive Operating Costs for the segments have improved each year as expected. While Incentive SG&A expense increased over the period presented, this was primarily due to our larger global footprint in relation to our ADM Acquisition. Safety incidents have reached record lows over the past three years.
CEO 3-Year Realized Pay: Long-Term Incentives
Below we have provided information regarding the value actually realized by our CEO with respect to annual long-term incentive awards granted in fiscal 2010, 2011 and 2012, which vested in July 2013, 2014 and 2015, respectively, and for the aggregate three-fiscal-year period. For fiscal 2010 annual grants, the award mix was one-half stock options and one-half time-based RSUs. For fiscal 2011 and fiscal 2012 annual grants, we used an equal mix of options, time-based RSUs and TSR performance units. No gains have been realized from stock option exercises because our stock price has generally been below the exercise price for much of the time since the grant date. While we reported net earnings per diluted share of $2.49 for fiscal 2013 and $2.78 for fiscal 2015, Mosaic’s stock price declined over the same period in large part linked to external factors.

Joc C. O’Rourke President and Chief Executive Officer	Fiscal 2010 Grant		Fiscal 2011 Grant		Fiscal 2012 Grant		3-Year Grant Total
Incentive Award	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value
Stock Options	$499,992	-	$500,004	-	$633,341	-	$1,633,337	-
Restricted Stock Units	$499,981	$585,444	$499,990	$334,388	$633,359	$497,498	$1,633,330	$1,417,330
TSR Performance Units	-	-	$499,982	$215,699	$633,306	$370,317	$1,133,288	$586,017
3-Year TSR	16.8%		-28.5%		-17.4%		-
Shares Vested	31,387		27,797		46,855		106,039
% Grant Value Realized	58.5%		36.7%		45.7%		45.5%
Unrealized % Grant Value	41.5%		63.3%		54.3%		54.5%

At the time of vesting, RSU and TSR performance unit awards granted over this period together represented under one-half (46%) of the aggregate grant date fair value. The realized value for grants reflected the negative three-year TSR of Mosaic stock over the related three-year restriction or performance periods.
This information is provided to supplement, rather than to replace, the information the Securities and Exchange Commission requires us to provide.
Executive Compensation Governance
As described in the table below, we have well-defined roles and responsibilities for the development, approval and management of our executive compensation program. Specific tasks  or participation by various parties in the governance process is summarized by role.
Roles and Process

	Role		Process
Compensation Committee*	•	Establish and manage executive compensation philosophy and principles	•	Attend regular and special meetings over the course of each calendar year
	•	Recommend to Board annual incentive plan goals	•	Access external resources for ongoing education, training and review of executive compensation topics, developments and issues
	•	Approve and recommend to the Board total compensation for CEO; approve total compensation for other named executive officers

	•	Approve terms of incentive awards, including goals and certify achievement of performance goals	•	Review shareholder advisory reports on Mosaic and peer companies
	•	Approve all stock grants - annual, new hire or retention	•	Study and consider ISS pay for performance test outcomes
	•	Annually evaluate program outcomes against stated objectives, shareholder interests and external practices
Management	•	Incentive program design, objectives, metric goals and payout modeling at the direction of the Committee	•	Present written materials and analysis in advance of requested Committee actions
	•	Propose pay packages for non-CEO named executive officers	•	Seek Committee direction and input as part of annual program evaluation
	•	Propose executive benefits and perquisites
	•	Propose peer group for executive compensation benchmarking	•	Consult with independent compensation consultant on program proposals and analysis
	•	Conduct research on topics of interest or trends to Committee
	•	Report on program effectiveness, expense and dilution
Chief Executive Officer	•	Provide input on executive compensation program objectives, design and goals	•	Program proposals by management reflect CEO and executive officer feedback and support
	•	Recommend pay packages for direct reports.	•	Participate in discussions concerning executive compensation program, program elements and philosophy generally
	•	Regular participant in Compensation Committee meetings
			•	No participation in discussions surrounding the setting of CEO compensation
Independent Compensation Consultant	•	Support Compensation Committee in discharging its responsibilities	•	Attend all Committee meetings in person or by phone
	•	Furnish independent data, input and advice to Committee members on specific proposals regarding pay packages or programs	•	Preview specific management analyses or proposals with Committee Chair in advance of meetings
	•	Furnish independent data on external pay trends, competitive levels, practices and policies within and outside of Mosaic’s industry	•	Present written materials and analysis in advance of requested Committee actions
			•	Review compensation sections of proxy statement prior to filing
Board of Directors	•	Delegate specific duties to Compensation Committee	•	Written delegations updated each year that clarify the scope and conditions of the delegated duties
	•	Approve CEO pay package
	•	Interact with Committee members on non-delegated matters, including CEO compensation, CEO performance objectives, approval of incentive program goals and approval of special long-term incentive awards	•	Committee Chair reports to the Board after each regular Committee meeting

* A more detailed summary of the Compensation Committee’s key responsibilities is provided under “Committees of the Board of Directors - Compensation Committee” on page 22.

Framework for Setting Target Total Direct Compensation
In setting target total direct compensation, we use a framework that is centered on performance at the company, business unit and individual executive levels. Performance expectations linked to business strategy and informed by external sources, are cascaded down and across the organization and used to set annual and multi-year goals. Short and long -term incentives that support the attainment of expected financial, shareholder and other outcomes are designed to motivate and retain.
The elements, proportions and value of total compensation are shaped, as a package, to effectively and efficiently deliver compensation consistent with our philosophy. As a part of this process, the internal and external factors in the table below are considered, with different dimensions and applications as described. We exercise pay for performance in two very important ways: (1) awarding total target pay (which is heavily influenced by the role and the performance of the person in the role) and (2) maintaining incentives that reward for the performance of the business.

	Dimensions		Application
Performance	•	Individual performance against objectives	•	Base salary increases
	•	Business performance- attainment of goals and results relative to direct competitors	•	Short-term incentive goals
			•	Long-term incentive goals
			•	Pay for performance analysis
Industry	•	Global scope and complexity	•	Choice of short-term and long-term incentive performance metrics
	•	Widely fluctuating demand and supply
	•	Dependence on cash crop and commodity prices	•	Goal setting approach for short-term and long-term incentive performance awards
	•	Growing production capacity
Philosophy	•	Pay elements and proportions	•	Short-term incentive awards
	•	Competitive positioning	•	Long-term incentive awards and mix
	•	Linkage to business strategies
Business Strategy & Maturity	•	Sources for building competitive advantage	•	Short-term incentive awards
	•	Expected financial, operational and customer outcomes	•	Long-term incentive awards and mix
	•	Potential growth from current and pipeline products
	•	Potential future stock price appreciation
Leadership	•	Criticality of role and person	•	Executive pay package
	•	Succession plan and bench strength	•	Special incentives
	•	Risk of loss and motivation
Return on Investment	•	Executive perceived value and retention force	•	Executive pay package
	•	Accounting expense vs. compensation delivery	•	Long-term incentive mix
	•	Behaviors and organization capabilities
Affordability & Competitiveness	•	Total program expense, trend and earnings impact	•	NEO cost of management
	•	Relative value by element and total package	•	Compensation benchmarking
Tools and Information Utilized and Application
Management and our Compensation Committee and its independent compensation consultant use a number of tools and information sources to perform the activities of managing and overseeing the executive compensation program.
The tally sheets detail pay history, outstanding equity grants, potential gains from stock-based compensation, competitiveness of proposed compensation, indirect compensation and severance pay in the event of termination or a change in control of Mosaic. Tally sheets are updated annually and help the Compensation Committee members with pay decision-making and assist with the evaluation of our executive compensation program.

Tool or Source	Information		Purpose
NEO Tally Sheets	•	Target total direct versus realized compensation, by executive	•	Evaluation of executive compensation program against stated objectives and philosophy
	•	Current and potential future value of long-term incentive awards	•	Input for review of proposed executive pay packages
ISS Pay for Performance Test Simulation	•	Simulated results of ISS tests using Mosaic compensation and TSR results at year-end	•	Awareness of and response to any potential Say on Pay considerations
			•	Input for review of proposed incentive awards
CRU Group Market Analysis (1)	•	Forecast supply and demand by market	•	Input for incentive metric goal setting
	•	Global market, economic and agriculture information pertaining to fertilizer industry	•	Evaluation of Mosaic performance or goals relative to current market conditions or projected outlook
Mosaic Comparator Group	•	Pay practice information from public filings of 18 U.S. companies in basic materials sector	•	Compensation benchmarking for named executive officer positions
	•	Comparison of revenue, market capitalization and other criteria established by Committee	•	Mosaic pay positioning relative to peers
Third Party Compensation Surveys (2)	•	Market data set for U.S general industry, chemical and gases and mining industries	•	Compensation benchmarking for comparable jobs
	•	Revenues between $5 to $20 billion	•	Mosaic pay positioning relative to market

(1)	CRU Group is a private company that produces industry and market analyses that are global in scope and cover a number of commodity industries, including the fertilizer industry.

(2)
Surveys used for 2015 compensation actions included 2014 Mercer Benchmark Database Executive, 2014 Hay Executive, 2014 Towers Watson CDB Executive and 2014 Towers Watson Compensation Surveys. We have listed in Appendix D to this Proxy Statement the companies included in the referenced survey data.

Mosaic Comparator Group
For 2015 pay actions for Messrs. O’Rourke, Prokopanko and Mack, we used a comparator or “peer group” of 18 companies to benchmark:

•	salary, incentive, and target total direct compensation levels for executive positions comparable in job responsibilities or by pay rank to Mosaic Named Executive Officer positions;

•	prevalent pay elements and percentage of target total direct compensation;

•	incentive metrics, goals, performance periods, and payouts for annual and long-term incentives; and

•	severance and change-in-control terms.
Peer group benchmark information is gathered from proxy statement filings and other public disclosures. Peers were chosen by the Committee, with input from its independent compensation consultant, using a standard of comparability in relation to: industry (mining, chemical and agriculture), size (revenues, market capitalization and number of employees), business operations (global producer of commodity products with vertical integration), business imperatives (low cost producer and environmental sustainability), market attributes (price sensitive, reliability of supply and customer service) and similarity of pay practices. The Committee believes that companies with more comparable business dynamics are most relevant for executive compensation benchmarking for they may compete at a number of levels- executive talent, business and capital.
In applying its selection criterion, the Committee concluded the 18 companies below were representative peers to Mosaic for 2015, considering all of the identified factors as a whole.

2015 Mosaic Comparator Group
Agrium, Inc.	CONSOL Energy Inc.	Newmont Mining Corp.
Air Products & Chemicals, Inc.	Eastman Chemical Company	Peabody Energy Corporation
Ashland Inc.	Ecolab Inc.	Potash Corporation of Saskatchewan Inc.
Barrick Gold Corporation	Freeport-McMoRan Inc.	PPG Industries, Inc.
Celanese Corp.	Huntsman Corporation	Praxair, Inc.
CF Industries Holdings, Inc.	Monsanto Company	Teck Resources, Ltd.
The survey data listed in note 2 under “Tools and Information Utilized and Application” was used to benchmark 2015 pay decisions for Messrs. McLellan, Davis and Brausen.

Mosaic % Rank
44%
61%
61%
22%
* Based on information for the most recent fiscal periods of each comparator group member ending before December 2014, prior to the compensation decisions we made for 2015.
Executive Compensation Policies and Practices

We believe certain executive compensation policies and practices are important to observe and follow. The policies and practices described below further the objectives of our executive compensation program and important corporate governance matters. They apply to the employment relationships and incentive arrangements we maintain with our named executive officers and senior executives.

Description
Stock Ownership Guidelines	•	Minimum levels of Mosaic stock ownership are set, by executive tier, expressed as a multiple of base salary.
	•	Shares acquired from vested equity awards or stock option exercises (net of income tax withholding) may not be sold or transferred until required stock ownership targets are achieved.
Employment Agreements	•	No employment agreements.
	•	At-will employment relationship.
Severance and Change-in-Control Agreements	•	Agreements provide severance benefits and outplacement services to protect against job loss due to reasons beyond the executive’s control.
Section 162(m) Tax Deductibility	•
Our stock plan is designed to permit awards that qualify as performance-based compensation under IRC Section 162(m). We may at times award compensation that is not fully deductible if we determine it is consistent with our philosophy and is in the best interests of Mosaic and our stockholders.

Forfeiture of Incentive Compensation	•	For awards granted in 2009 or later, our Board may require forfeiture of annual and long-term incentive awards in certain cases where event, fraud or misconduct causes a material misstatement.
Hedging or Pledging of Mosaic Stock	•
Insider trading policy prohibits executive officers from engaging in short sales and hedging transactions relating to Mosaic stock, and from holding Mosaic stock in a margin account or pledging it as collateral.

Pay Practices for Certain Events: Executive Officers
We do not have employment agreements with our Named Executive Officers. Accordingly, we believe it is important to define the consequence of certain events on the right to the payment of base salary and unvested short-term and long-term incentives. Summarized below are our current practices flowing from various events associated with the cessation of executive officer employment, as documented under incentive plans and related award agreements, and the executive officers’ severance and change-in-control agreements. A more detailed summary, including how we define “cause” and “good reason” and terms of historical awards, is provided under in the footnotes and narrative accompanying the Outstanding Equity Awards at Fiscal Year-End table beginning on page 60 and “Potential Payments upon Termination or Change-in-Control” beginning on page 67.

Event	Salary	Short-Term Incentive	Long-Term Incentives
Retirement	Paid through date of retirement, plus accrued vacation.	Pro-rated payout based on number of months worked.	•	RSUs and performance units vest if age 60 or older and 5 or more years of service (or earlier with Compensation Committee consent).
			•	Unvested options vest on the normal vesting schedule if age 60 or older, or earlier with Compensation Committee consent.
•
Stock options may be exercised up to 60 months after retirement date (or earlier if the option term is shorter) if age 60 or older, or earlier with Compensation Committee consent. Otherwise, vested stock options are generally exercisable for three months after termination.

Death	Paid through date of death plus accrued vacation.	Pro-rated payout based on number of months worked.	Same general treatment as retirement, except no age and service requirement.
Total Disability	Paid through last day of active service plus 26 weeks of salary continuation - disability benefits.	Pro-rated payout based on number of months worked.	Same treatment as retirement, except no age and service requirement.
Involuntary Termination without Cause or by Executive for Good Reason	Severance pay equal to 1.5 times annual salary.	Payout equal to 1.5 times prior year annual incentive target.	• •	Forfeiture of unvested RSU and performance unit awards. 90 days to exercise vested stock options.

Qualified Change-in-Control Termination	Severance pay equal to 2 times annual salary for non-CEO executives; 2.5 times for the CEO.	Payout equal to 2 times prior year annual incentive target for non-CEO executives; 2.5 times for the CEO.	Require a “double trigger” (qualified termination and change-in-control) before vesting as long as consideration received by stockholders is publicly registered stock.
Termination for Cause	No severance pay.	Not eligible for payout.	Immediate forfeiture of outstanding equity or cash awards.
Executive Stock Ownership Guidelines
Our executive stock ownership guidelines call for executive officers to maintain target ownership levels of Mosaic common stock. The target is five times base salary for the CEO, and three times base salary for each other executive officer at the level of Executive or Senior Vice President. Executives generally have six years from hire or promotion to reach their respective target ownership levels.
Ownership levels as of December 31, 2015 are presented below. As of that date, one Named Executive Officer with an effective ownership target had fallen below the target due to the decline in our stock price in the second half of 2015.  As of his resignation as our President and CEO in August 2015, Mr. Prokopanko’s holdings exceeded the CEO target ownership level of five times his base annual salary, and as of December 31, 2015 his holdings exceeded the target level applicable to our non-CEO Named Executive Officers who have effective ownership targets.
*Mr. O’Rourke has until August 2021 to achieve his CEO ownership target.

*Messrs. Davis and Brausen have until July 2015 and December 2015, respectively, to meet their ownership targets.
Non-Performance-Based Compensation
Our Named Executive Officers are eligible to receive indirect compensation in the form of employee benefits that are extended to all U.S. salaried employees, as well as executive benefits that supplement standard employee benefits. In addition, our Named Executive Officers are entitled to receive limited perquisites, consistent with Mosaic’s executive compensation philosophy. Supplemental benefits and perquisites are intended to support the retirement income savings, health and well-being needs of our executives. For 2015, this indirect compensation included the benefits described below.
Named Executive Officer Health and Welfare Benefits

Named Executive Officers are required to cover the employee cost of company-sponsored medical and dental insurance. Supplemental life and disability coverages are provided, without cost to the executive, but premiums paid are imputed to the executive as income.

	Standard Plan	Executive Plan	Value of Company-Paid Benefits Offered Annually (Per Executive)
Medical & Dental Insurance	x	None	$10,000 - $16,000 (1)
Annual Physical Exam	x	x	$2,500 - $10,000
Employee Assistance Program & Wellness Benefits	x	None	$750
Life Insurance	x	x	$1,500 - $7,000
Disability Insurance	x	x	$6,500 - $12,000
Range of Total Value			$24,000 - $46,000
(1) Based on the actuarial value of the medical and dental coverage for the coverage tiers elected by individual Named Executive Officers in calendar year 2015. The Company is self-funded for the cost of medical and dental insurance.
Named Executive Officer Retirement Benefits
Named Executive Officers are eligible to utilize qualified and non-qualified retirement plans for saving for their retirement. Our deferred compensation plan operates to restore company contributions, that cannot be made under our 401(k) plan, due to limits on includible compensation and company contribution amounts under the Internal Revenue Code.

	401(k) Plan	Deferred Compensation Plan	Total	% Change Prior Year
2015 Company Contributions	$208,040	$706,398	$914,438	(38)%
2015 Executive Contributions	$138,000	$707,100	$845,100	53%
2015 Earnings on Account Balance	-$127,747	$67,909	-$59,839	(106)%
12/31/2015 Total Account Balance	$6,379,647	$8,576,764	$14,956,411	(5)%
Changes in contribution amounts each year are due to executive participation levels and eligible earnings. Account balance changes reflect increases from contributions and investment returns on the account, which are earned or credited based on plan investment options chosen by the executive.
There are additional pension and retirement arrangements in place for certain of our Named Executive Officers who were employees of Cargill before the 2004 business combination between IMC and Cargill’s fertilizer businesses. These arrangements are described under “Pension Benefits” on page 64 and “Potential Payments upon Termination or Change-in-Control - Supplemental Agreements for Cargill International Retirement Plan Participants” on page 70.

2015 Named Executive Officer Perquisites*

Program	Purpose	Value	Conditions
Executive Physical	Preventive medical exam to proactively manage health condition of executive officers.	$2,500 - $10,000	Services that fall under Mayo Clinic physical exam protocol for persons over age 40
Financial Planning	Support executive wealth enhancement, tax and estate planning needs.	$7,000	Reimbursement of actual billed charges up to annual allowance.
Spousal Business Travel	Permit spouses to travel with executive officers for industry or investor conferences.	No prescribed limit.	Requires prior approval of CEO.
* Table includes perquisites to our Named Executive Officers that meet the threshold for reporting in the “All Other Compensation” column in the Summary Compensation Table under the rules of the Securities and Exchange Commission.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2015 10-K Report.
Respectfully submitted,
William T. Monahan, Chair
Gregory L. Ebel
Denise C. Johnson
James L. Popowich
David T. Seaton
COMPENSATION RISK ANALYSIS
Our Compensation Committee, with the advice of its independent compensation consultant and input from management, has reviewed the design of our employee compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation Committee in reaching its conclusion include:

•
The balance of base pay, short-term incentives and long-term incentives, and an emphasis on compensation in the form of long-term incentives that increase along with employees’ levels of responsibility;

•
A long-term incentive program that for 2015 granted an equal mix of stock options, performance units with vesting based on total shareholder return, and performance units with vesting linked to our three-year incentive return on invested capital, to mitigate the risk of actions intended to capture short-term stock appreciation gains at the expense of sustainable total stockholder return over the longer-term;

•	Vesting of long-term incentive awards over a number of years;

•	Caps on annual cash incentives;

•
Broad performance ranges for minimum, target and maximum operating earnings goals for annual cash incentives that reduce the risk of accelerating or delaying revenue or expense recognition in order to satisfy the threshold or next tier for incentive payouts;

•
The range of performance measures we utilize under our short-term incentive plan, which for executive officers include not only operating earnings but also controllable operating costs per production tonne, two safety measures and adjusted selling, general and administrative expenses; and

•
Other features in our incentive programs that are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential for forfeiture of all types of incentive awards for executives in the event of misconduct as described under “Compensation Discussion and Analysis – Executive Compensation Governance – Executive Compensation Policies and Practices” on page 50; stock ownership guidelines, including holding period requirements, for our executive officers and certain other key executives as described under “Compensation Discussion and Analysis – Executive Compensation Governance – Executive Stock Ownership Guidelines” on page 51; and the ability of our Compensation Committee to exercise negative discretion to reduce or eliminate payouts under our Management Incentive Plan if it deems appropriate.

EXECUTIVE COMPENSATION TABLES
The following tables and accompanying narratives and notes summarize information about the total compensation awarded to, earned by or paid to each of our Named Executive Officers for 2015, 2014, the 2013 Stub Period and fiscal 2013.
We have included a narrative discussion of our compensation philosophy, processes and components and the bases upon which we make compensation decisions in the Compensation Discussion and Analysis beginning on page 31.
The following tables and accompanying narratives and notes provide quantitative data and additional information about the compensation we paid our Named Executive Officers for 2015, 2014, the 2013 Stub Period and fiscal 2013 and should be read in conjunction with the Compensation Discussion and Analysis.

2015, 2014, 2013 Stub Period and Fiscal 2013 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)(2)	Bonus ($)		Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (2)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
James (“Joc”) C. O’Rourke[8]	2015	893,833	—		2,333,336	666,658	1,473,000	—	327,407	5,694,234
President and Chief Executive Officer	2014	730,000	—		3,166,675	633,336	992,800	—	345,450	5,868,261
	2013 Stub Period	415,833	—		1,266,648	633,325	322,100	—	65,767	2,703,673
	2013	678,333	—		1,266,665	633,341	1,030,540	—	256,692	3,865,572
James T. Prokopanko (9)	2015	1,250,400	—		3,799,973	1,899,992	2,302,600	—	543,169	9,796,134
Former President and Chief Executive Officer	2014	1,200,000	—		8,833,327	1,766,673	2,203,200	—	847,884	14,851,084
	2013 Stub Period	683,333	—		3,533,341	1,766,667	714,700	—	210,863	6,908,904
	2013	1,116,667	—		3,533,338	1,766,656	2,285,591	—	643,043	9,345,295
Richard L. Mack (10)	2015	624,000	—		1,866,651	433,330	681,200	22,800	149,441	3,777,422
Executive Vice President and Chief Financial Officer	2014	579,167	—		1,999,994	400,002	630,100	19,200	180,532	3,808,994
	2013 Stub Period	312,500	—		800,001	399,992	194,100	8,700	38,350	1,753,643
	2013	516,667	—		800,015	400,011	541,034	10,000	157,492	2,425,219
Richard N. McLellan	2015	504,000	—		733,329	366,675	550,200	131,400	218,136	2,503,740
Senior Vice President - Commercial	2014	485,000	—		1,666,676	333,335	494,700	78,400	218,092	3,276,203
	2013 Stub Period	274,583	—		666,638	333,337	160,500	96,100	53,364	1,584,522
	2013	446,667	—		533,343	266,666	474,048	441,000	190,894	2,352,618
Gary (“Bo”) N. Davis (11)	2015	464,000	—		533,346	266,674	412,100	(500)	121,313	1,798,948
Senior Vice President - Phosphate Operations	2014	450,000	—		1,166,681	233,334	397,800	10,300	149,373	2,407,488

Anthony T. Brausen (12)	2015	460,000	1,000,000	(13)	416,676	208,328	378,300	—	127,775	2,591,079
Senior Vice President - Finance and Chief Accounting Officer

(1)	Reflects the dollar amount of base salary paid in the designated fiscal year.

(2)	Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans and under our deferred compensation plan.

(3)
Reflects the grant date fair value for each Named Executive Officer’s grants of RSUs (including retention grants to Mr. O’Rourke and Mr. Mack in 2015), TSR and ROIC performance units in the applicable fiscal year, and for 2014, one-time cost reduction incentive performance share awards payable in Mosaic stock, determined in accordance with ASC 718. ROIC performance units are accounted for as share-based payments in accordance with ASC 718 and are settled in cash. In accordance with SEC rules, the grant date fair value for TSR and ROIC performance units and performance shares excludes the effect of estimated forfeitures. The assumptions used in the valuation are discussed in note 18 to our audited financial statements for 2015.

The table below shows the grant date fair value determined in accordance with ASC 718 of each component of the amount of Stock Awards for 2015:

	Grant Date ASC 718 Fair Value ($)
Name	ROIC Performance Units	TSR Performance Units	Restricted Stock Units
James (“Joc”) C. O’Rourke	666,685	666,651	1,000,000
James T. Prokopanko	1,900,001	1,899,972
Richard L. Mack	433,345	433,306	1,000,000
Richard N. McLellan	366,677	366,652
Gary (“Bo”) N. Davis	266,674	266,672
Anthony T. Brausen	208,326	208,350
The table below shows the value of the TSR and ROIC performance units and performance shares granted in 2015 assuming that the highest level of performance conditions will be achieved:

	Value of TSR and ROIC Performance Units at Grant Date Assuming Highest Level of Performance Achieved ($)
Name	TSR Performance Units	ROIC Performance Units
James ("Joc") C. O'Rourke	2,360,775	818,555
James T. Prokopanko	6,728,270	2,332,821
Richard L. Mack	1,534,443	532,061
Richard N. McLellan	1,298,406	450,205
Gary ("Bo") N. Davis	944,351	327,422
Anthony T. Brausen	737,818	255,783

(a)
Assumes for TSR performance units (i) the issuance of the maximum number of shares permitted to be issued, and (ii) that the 30-day trading average price of a share of our Common Stock plus dividends, or ending value, is at least $203.48 when the performance units vest. The number of shares actually issued is subject to reduction so that the ending value multiplied by the number of shares issued does not exceed $203.48 multiplied by the number of performance units awarded.

(4)
Reflects the grant date fair value for each Named Executive Officer’s grants of stock options in the applicable fiscal year, determined in accordance with ASC 718. The assumptions used in the valuation are discussed in note 18 to our audited financial statements for 2015.

(5)
Reflects awards under our Management Incentive Plan. We have included additional information about our Management Incentive Plan, including the performance measures for 2015 and the levels of performance that were achieved, under “Short-Term Incentive Program” and “3-Year Realized Pay: Short-Term Incentives” beginning on pages 39 and 46, respectively, in our Compensation Discussion and Analysis.

(6)
Includes the aggregate increase in the actuarial value of pension benefits for 2015, 2014, the 2013 Stub Period and fiscal 2013 under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis and under Cargill’s international employees’ pension plan for Mr. McLellan.

We have included additional information about these plans, including the plan measurement dates, methodology and assumptions used in determining the amounts in this column, in the Pension Benefits Table and accompanying narrative and notes beginning on page 65.
For Mr. McLellan, fiscal 2013 also includes the amount at May 31, 2013 of benefits under a supplemental agreement that we entered into with Mr. McLellan in fiscal 2013, and 2015, 2014 and the 2013 Stub Period include the increases in the amount of the benefit under this agreement during 2015, 2014 and the 2013 Stub Period, respectively. This agreement was part of arrangements intended to place certain of our employees, including Mr. McLellan, who participated in Cargill’s international retirement plan, in a position which, together with their benefits under Cargill’s international retirement plan, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plan. We have discussed the benefits under Cargill’s U.S. salaried employees pension plan and international retirement plan, and Mr. McLellan’s supplemental agreement, in additional detail under “Pension Benefits” on page 64 and “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 70.

Because the arrangements for Mr. McLellan with respect to Cargill’s international retirement plan and our supplemental agreement with him were not put in place until fiscal 2013, and the amount shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for Mr. McLellan for these arrangements for fiscal 2013 reflects increases in his base salary since the formation of Mosaic in 2004, a period of more than eight years, the amount shown for fiscal 2013 is not indicative of the change in value that can be expected for Mr. McLellan with respect to these arrangements in any single future year.
No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.

(7)	The table below shows the components of compensation that are included in this column for 2015:

			Other ($)(a)(c)
Name	Reportable Perquisites ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Matching Charitable Contributions ($)	Dividend Equivalents ($)	Other ($)	Total ($)
James (“Joc”) C. O’Rourke	46,090	170,312	25,008	33,251	52,747	327,408
James T. Prokopanko	46,577	350,935	—	92,750	52,908	543,170
Richard L. Mack	−−	108,839	12,500	21,000	7,102	149,441
Richard N. McLellan	25,866	103,223	35,000	14,000	40,048	218,137
Gary (“Bo”) N. Davis	−−	89,475	5,000	12,251	14,587	121,313
Anthony T. Brausen	11,134	91,656	3,500	8,751	12,734	127,775

(a)	Perquisites that are identified in the table above in accordance with SEC rules include:
• Amounts paid under our executive physical exam program;
• Amounts reimbursed under our executive financial planning program; and
• Amounts reimbursed under our travel policy for travel by spouses for site visits and to industry and investor conferences, which for three executives exceeded $25,000:  Mr. O’Rourke ($39,090); Mr. Prokopanko ($33,102) and Mr. McLellan ($25,866). Our travel policy through 2015 also generally provided for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee. In accordance with applicable rules of the SEC, the tax gross-up is included in the “Other” column in the table above. Tax gross-up payments are determined after the end of each calendar year. As a result, the tax gross-up amount included in the table above reflects the amount reimbursed for 2015. Beginning in 2016, we no longer provide a “gross-up” for taxes on amounts reimbursed under our travel policy.
Except as shown in the table above, the incremental cost to us of perquisites for 2015 did not exceed $10,000 for any Named Executive Officer.

(b)
Reflects our contributions for Named Executive Officers to the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Code. Also reflects contributions that we would have made under the Mosaic Investment Plan that exceed limitations for tax-qualified plans under the Code that are contributed to our unfunded non-qualified deferred compensation plan. We have included additional information about our unfunded non-qualified deferred compensation plan under “Non-Qualified Deferred Compensation” on page 66.

(c)	Includes:
• Contributions we made to match charitable donations made by the Named Executive Officers to United Way;
• Dividend equivalents paid upon vesting of RSUs in 2015; and
• Premiums we paid for executive life and disability plans. We have provided additional detail about the executive life and disability plans in our Compensation Discussion and Analysis under – “Named Executive Officer Health and Welfare Benefits” on page 52.

(8)	Mr. O’Rourke was our Executive Vice President – Operations and Chief Operating Officer until August 5, 2015 when he became our President and Chief Executive Officer.

(9)	Mr. Prokopanko was our President and Chief Executive Officer until August 5, 2015, when he became our Senior Advisor until his planned retirement in January 2016.

(10)	Mr. Mack was our Executive Vice President, General Counsel and Corporate Secretary until June 1, 2014, when he became our Executive Vice President and Chief Financial Officer.

(11)	2014 was Mr. Davis’s first year as a Named Executive Officer.

(12)	2015 is Mr. Brausen’s first year as a Named Executive Officer.

(13)
Reflects a cash retention bonus approved in May 2014 and paid to Mr. Brausen in June 2015. We have included additional information about this bonus under “2015 Compensation Actions” beginning on page 43.

Grants of Plan-Based Awards
The following table and accompanying narrative and notes provide information about our awards under our Management Incentive Plan, as well as our grants of stock options, RSUs, TSR performance units and ROIC performance units to each of our Named Executive Officers for 2015. We did not grant any other award under any equity or non-equity incentive plan in 2015 that would be paid out in a future fiscal year.
2015 Grants of Plan-Based Awards Table

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
	Grant Date	Approval Date (1)	Threshold ($)		Target ($)		Maximum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
James (“Joc”) C. O’Rourke	—	—	0	(5)	1,320,000	(6)	3,300,000	—	—	—	—		—	—	—
	3/5/2015	3/4/2015	—		—		—	—	—	—	—		37,306	50.43	666,658
	3/5/2015	3/4/2015	—		—		—	0	11,602	23,204	—		—	—	666,651
	3/5/2015	3/4/2015	—		—		—	0	13,220	26,440	—		—	—	666,685
	8/5/2015	5/13/2015	—		—		—	—	—	—	22,432	(7)	—	—	1,000,000
James T. Prokopanko	—	—	0	(5)	1,688,040		4,220,100	—	—	—	—		—	—	—
	3/5/2015	3/5/2015	—		—		—	—	—	—	—		106,323	50.43	1,899,992
	3/5/2015	3/5/2015	—		—		—	0	33,066	66,132	—		—	—	1,899,972
	3/5/2015	3/5/2015	—		—		—	0	37,676	75,352	—		—		1,900,001
Richard L. Mack	—	—	0	(5)	499,200		1,248,000	—	—	—	—		—	—	—
	3/5/2015	3/4/2015	—		—		—	—	—	—	—		24,249	50.43	433,330
	3/5/2015	3/4/2015	—		—		—	0	7,541	15,082			—	—	433,306
	3/5/2015	3/4/2015	—		—		—	0	8,593	17,186	—		—	—	433,345
	5/14/2015	5/13/2015						—	—	—	21,949	(7)	—	—	1,000,000
Richard N. McLellan	—	—	0	(5)	403,200		1,008,000	—	—	—	—		—	—	—
	3/5/2015	3/4/2015	—		—		—	—	—	—	—		20,519	50.43	366,675
	3/5/2015	3/4/2015	—		—		—	0	6,381	12,762	—		—	—	366,652
	3/5/2015	3/4/2015	—		—		—	0	7,271	14,542	—		—	—	366,677
Gary (“Bo”) N. Davis	—	—	0	(5)	301,600		754,000	—	—	—	—		—	—	—
	3/5/2015	3/4/2015	—		—		—	—	—	—	—		14,923	50.43	266,674
	3/5/2015	3/4/2015	—		—		—	0	4,641	9,282	—		—	—	266,672
	3/5/2015	3/4/2015	—		—		—	0	5,288	10,576	—		—	—	266,674
Anthony T. Brausen	—	—	0	(5)	276,000		690,000	—	—	—	—		—	—	—
	3/5/2015	3/4/2015	—		—		—	—	—	—	—		11,658	50.43	208,328
	3/5/2015	3/4/2015	—		—		—	0	3,626	7,252	—		—	—	208,350
	3/5/2015	3/4/2015	—		—		—	0	4,131	8,262	—		—	—	208,326

(1)	The date of grant for all of our 2015 annual long-term incentive awards was the date set by our Board and Compensation Committee for grants made to our CEO and executive officers, respectively.

(2)
This column shows the threshold, target and maximum potential number of shares and performance units to be paid out or earned upon vesting of TSR and ROIC performance units, respectively, granted in 2015. ROIC performance units are accounted for as share-based awards under ASC 718, but are settled in cash. We have included additional information about these awards in the footnotes and narrative accompanying the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 60.

(3)	Shows the number of shares subject to stock options granted in 2015.

(4)
Reflects the grant date fair value for each Named Executive Officer’s grants of RSUs, stock options, TSR performance units and ROIC performance units granted in 2015, determined in accordance with ASC 718. In accordance with SEC rules, the grant date fair value for TSR and ROIC performance units excludes the effect of estimated forfeitures.

(5)
This row shows the threshold, target and maximum potential annual awards under our Management Incentive Program for 2015. We paid the actual awards for 2015 in March 2016. The amount of the actual 2015 payout for each Named Executive Officer is set forth in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. We have included additional information about our Management Incentive Plan, including the performance measures for 2015 and the levels of performance that were achieved, under “Short-Term Incentive Program” beginning on page 39 in our Compensation Discussion and Analysis.

(6)	Based on Mr. O’Rourke’s salary and short-term incentive opportunity as in effect for the relevant portions of the year, as described under “2015 Compensation Actions” for Mr. O’Rourke.

(7)
This column shows the numbers of shares subject to retention RSU awards granted to Messrs. O’Rourke and Mack in 2015. The RSUs granted to Mr. O’Rourke will vest on August 5, 2018 provided that he continues to serve as our President and CEO on such anniversary date. The RSUs granted to Mr. Mack will vest in three equal installments on May 14, 2016, May 14, 2017 and May 14, 2018, respectively.

Over the past three years, we have made grants of non-qualified stock options, RSUs and performance units to our Named Executive Officers under our annual long-term incentive program. The grant date and terms and conditions of each annual grant have been the same for all Named Executive Officers. The number of options, shares or units granted is determined by the individual award value, the award mix and the fair value at grant of the incentive awarded. The assumptions used in valuing long-term incentives are described in note 18 to our audited financial statements for 2015. Stock option fair values are determined using the Black-Scholes option valuation methodology. RSUs and ROIC performance units are issued at a price equal to the fair market value of Mosaic Common Stock on the date of grant. TSR performance unit fair values are determined using a Monte Carlo Simulation, and have had a fair value in excess of the fair market value of our stock.

Outstanding Equity Awards
The following table and accompanying narrative and notes summarize the outstanding equity awards held by the Named Executive Officers as of December 31, 2015.
2015 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James (“Joc”) C. O’Rourke	12,019	—		52.72	7/27/2019	11,722	(3)	323,410	10,256	(4)	282,963	(4)
	20,259	—		44.93	7/27/2020	12,735	(5)	351,359	10,344	(6)	285,391	(6)
	16,150	—		70.62	7/21/2021	22,432	(7)	618,899	38,641	(8)	1,066,105	(8)
	27,681	—		57.62	7/19/2022				11,602	(9)	320,099	(9)
	19,991	9,996	(10)	54.03	7/18/2023				13,220	(11)	364,740	(11)
	11,235	22,471	(12)	49.73	3/7/2024
	—	37,306	(13)	50.43	3/5/2025
James T. Prokopanko	83,433	—		40.03	8/2/2017	32,698	(3)	902,138	28,610	(4)	789,350	(4)
	23,409	—		127.21	7/31/2018	35,525	(5)	980,135	28,853	(6)	796,054	(6)
	48,077	—		52.72	7/27/2019				107,789	(8)	2,973,899	(8)
	79,011	—		44.93	7/27/2020				33,066	(9)	912,291	(9)
	47,373	—		70.62	7/21/2021				37,676	(11)	1,039,481	(11)
	77,214	—		57.62	7/19/2022
	55,766	27,883	(10)	54.03	7/18/2023
	31,340	62,682	(12)	49.73	3/7/2024
	—	106,323	(13)	50.43	3/5/2025
Richard L. Mack	47,319	—		15.45	8/4/2016	7,403	(3)	204,249	6,478	(4)	178,728	(4)
	19,368	—		40.03	8/2/2017	8,043	(5)	221,906	6,533	(6)	180,245	(6)
	5,486	—		127.21	7/31/2018	21,949	(13)	605,573	24,405	(8)	673,334	(8)
	10,216	—		52.72	7/27/2019				7,541	(9)	208,056	(9)
	15,194	—		44.93	7/27/2020				8,593	(11)	237,081	(11)
	10,767	—		70.62	7/21/2021
	17,483	—		57.62	7/19/2022
	12,626	6,313	(10)	54.03	7/18/2023
	7,096	14,192	(12)	49.73	3/7/2024
	—	24,249	(14)	50.43	3/5/2025
Richard N. McLellan	12,574	—		40.03	8/2/2017	6,169	(3)	170,203	5,398	(4)	148,931	(4)
	2,926	—		127.21	7/31/2018	6,703	(5)	184,936	5,444	(6)	150,200	(6)
	6,611	—		57.72	7/27/2019				20,338	(8)	561,125	(8)
	10,130	—		44.93	7/27/2020				6,381	(9)	176,052	(9)
	6,460	—		70.62	7/21/2021				7,271	(11)	200,607	(11)
	11,655	—		57.62	7/19/2022
	10,522	5,261	(10)	54.03	7/18/2023
	5,913	11,827	(12)	49.73	3/7/2024
	—	20,519	(14)	50.43	3/5/2025
Gary (“Bo”) N. Davis	2,195	—		127.21	7/31/2018	4,319	(3)	119,161	3,779	(4)	104,263	(4)
	4,507	—		52.72	7/27/2019	4,692	(5)	129,452	3,811	(6)	105,145	(6)
	10,130	—		44.93	7/27/2020				14,236	(8)	392,771	(8)
	6,460	—		70.62	7/21/2021				4,641	(9)	128,045	(9)
	10,198	—		57.62	7/19/2022				5,288	(11)	145,896	(11)
	7,365	3,683	(10)	54.03	7/18/2023
	4,139	8,279	(12)	49.73	3/7/2024
	—	14,923	(14)	50.43	3/5/2025

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony T. Brausen	7,800	—		16.03	2/27/2016	3,702	(3)	102,138	3,239	(4)	89,364	(4)
	19,716	—		15.45	8/4/2016	4,022	(5)	110,967	3,266	(6)	90,109	(6)
	11,323	—		40.03	8/2/2017				12,203	(8)	336,681	(8)
	2,195	—		127.21	7/31/2018				3,626	(9)	100,041	(9)
	5,258	—		52.72	7/27/2019				4,131	(11)	113,974	(11)
	5,105	—		44.93	7/27/2020
	4,307	—		70.62	7/21/2021
	7,284	—		57.62	7/19/2022
	6,313	3,157	(10)	54.03	7/18/2023
	3,548	7,096	(12)	49.73	3/7/2024
	—	11,658	(14)	50.43	3/5/2025

(1)	The exercise price for all stock options is the fair market value of our Common Stock on the date of grant, which is equal to the closing price as reflected on the NYSE composite tape.

(2)	The amounts for RSUs were calculated by multiplying the closing market price of a share of our Common Stock on December 31, 2015 of $27.59 per share by the number of unvested shares.

(3)	These RSUs vest on July 18, 2016.

(4)
These performance units vest on July 18, 2016. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2015.

(5)	These RSUs vest on March 7, 2017.

(6)
These performance units vest on March 7, 2017. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2015.

(7)	These RSUs vest on August 5, 2018 provided that Mr. O’Rourke continues to serve as our President and Chief Executive Officer on that date.

(8)
These performance share awards were granted under our Cost Reduction Incentive Program and vest based on achievement of cost reduction goals over a three-year performance period ending on December 31, 2016 as described under “2014 Cost Reduction Incentive” beginning on page 41. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2015.

(9)
These performance units vest on March 5, 2018. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2015.

(10)	These stock options vest on July 18, 2016.

(11)
These ROIC performance units vest based on performance through December 31, 2017. In accordance with SEC rules, the number of performance units shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of performance units shown times the closing price of a share of our Common Stock on December 31, 2015.

(12)	Half of these stock options vested on March 7, 2016 and half will vest on March 7, 2017.

(13)	These RSUs vest in three equal installments on May 14, 2016, May 14, 2017 and May 14, 2018.

(14)	One-third of these stock options vested on March 5, 2016, and one-third will vest on March 5 in each of 2017 and 2018.

Long-Term Incentives
Key terms of our stock options, RSUs and TSR and ROIC performance unit awards granted through 2015 include:

•
Stock options generally become exercisable in equal annual installments in the first three years following the date of grant, expire ten years after the date of grant, and allow grantees to purchase our Common Stock at the full market price of our Common Stock on the day the options were granted. Subject to the next bullet, upon termination of employment, option installments that are vested are generally exercisable for three months after termination; unvested installments generally are forfeited. The 2014 Stock and Incentive Plan expressly prohibits the repricing of options or granting options with exercise prices less than the fair market value of our Common Stock on the date of grant.

•	Stock options provide that:
w Unvested stock option installments held by a Named Executive Officer whose employment terminates due to retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), death or disability vest in accordance with the normal vesting schedule; and
w Following termination of employment due to retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), death or disability, stock options are exercisable for up to the earlier of (i) five years or (ii) the remaining term of the option.

•
RSUs and TSR performance units provide grants of our Common Stock that vest after continued employment through the specified performance period, which is generally three years. ROIC performance units, which were first granted in 2015, provide share-based grants that are settled in cash after continued employment through the specified performance period, which is generally three years. Each of these types of award include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid only when we issue payment (in shares or cash, as applicable) after the awards vest.

•
For awards made prior to 2014, RSUs and TSR performance units vest on a pro rata basis in the event of retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), disability, or, for awards granted prior to the 2013 Stub Period, death. Beginning with awards made during the 2013 Stub Period, RSUs and TSR performance units vest fully upon a participant’s death and beginning with awards made during 2014, RSUs, TSR performance units and ROIC performance units (first granted in 2015) vest fully upon a participant’s death, disability or retirement with at least five years of service at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee).

•	The number of shares issued upon vesting of TSR performance units is described below:

Performance Units Awarded (#)	x	Common Stock Market Price at End of Performance Period[1] + Dividends Payable on Common Stock ÷ Common Stock Market Price at Grant Date	=	Number of Shares Issued[2]
1. Common Stock market price based upon thirty day trading average.
2. No shares are issued if the market price of our Common Stock at vesting date is less than 50% of market price at grant date.
Maximum number of shares issued limited to two times the number of performance units awarded; maximum value of shares issued is limited to 400% of the value of performance units awarded (500% prior to 2015 grants). No payout for executive officers unless Company has profit over the performance period.

•	Cash amount to be paid upon vesting of ROIC performance units is described below:

Performance Units Awarded (#)	x	Common Stock Market Price at End of Performance Period[1]	x	Applicable Payout Percentage[2]	=	Number of Shares Issued[3]
1. Common Stock market price based upon thirty day trading average.
2. Applicable Payout Percentage is based on cumulative Incentive ROIC over WACC over a three-year period based on the table below:

Cumulative Incentive ROIC Over WACC	Cumulative Three-Year Spread	Payout Percentage
WACC plus 9.0%	900 basis points	200%
WACC plus 6.0%	600 basis points	150%
WACC plus 4.5%	450 basis points	125%
WACC plus 3.0%	300 basis points	100%
WACC plus 1.5%	150 basis points	75%
WACC	0 basis points	50%
WACC minus 1.5%	-150 basis points	25%
3. No shares are issued if cumulative Incentive ROIC over WACC is less than -150 basis points. Maximum payout percentage is 200%.
Cost Reduction Incentive Awards
Our one-time cost reduction incentive awards granted in 2014 consist of performance shares payable in shares of our Common Stock based on achievement of cost savings goals over the three-year performance period from January 1, 2014 through December 31, 2016 as discussed under “2014 Cost Reduction Incentive” in our Compensation Discussion and Analysis beginning on page 41. Each award vests if the participant is continuously employed by us through the performance period, provided that the awards will also vest fully in the event of retirement with at least five years of service at age 60 or older (or pursuant to early retirement with the consent of our Compensation Committee), death or disability. The performance shares include dividend equivalents that provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid only when we issue shares of our Common Stock to the participant after the awards vest. The number of shares of Common Stock issued in exchange for the performance shares is the total number of vested performance shares multiplied by a payout percentage, determined on the basis of achievement of cost savings over the performance period, measured on the basis of controllable operating costs per tonne, defined as described on Appendix C hereto. The maximum payout is 150%.
Option Exercises and Stock Vested
The following table and accompanying notes set forth information about stock options that the Named Executive Officers exercised during 2015, and RSUs and TSR performance units of the Named Executive Officers that vested during 2015.
2015 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James (“Joc”) C. O’Rourke	—	—	19,888	$900,131
James T. Prokopanko	—	—	53,486	$2,420,776
Richard L. Mack	36,382	$1,705,324	12,110	$548,099
Richard N. McLellan	16,562	$830,087	8,073	$365,384
Gary (“Bo”) N. Davis	10,429	$513,049	7,328	$331,665
Anthony T. Brausen	—	—	5,234	$236,891

(1)
We calculated these amounts by multiplying the number of shares exercised times the difference between (a) the closing price of our Common Stock on the date of the option exercise as reported on the NYSE composite tape and (b) the exercise price of the stock option.

(2)	We calculated these amounts by multiplying the number of shares vested times the closing price of our Common Stock as reported on the NYSE composite tape on the vesting date.

Pension Benefits
Cargill Pension Plans
Messrs. Mack, McLellan and Davis, who were employees of Cargill before the 2004 combination between IMC and Cargill’s fertilizer businesses, participate in Cargill’s U.S. salaried employees’ pension plan. Mr. McLellan also participates in Cargill’s international retirement plan.
The Cargill U.S. salaried employees’ pension plan is a tax-qualified defined benefit pension plan under the provisions of the Code. Benefits under the plan are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s U.S. salaried employees’ pension plan for Messrs. Davis, Mack and McLellan after December 31, 2004. Accordingly, their total credited years of service primarily reflects their service with Cargill, while their credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis include post-combination compensation that we pay them.
Cargill’s international retirement plan is a non-qualified defined benefit plan. Benefits under the plan for Mr. McLellan are generally based on years of service and final average salary prior to termination of employment. No additional years of credited service are accrued under Cargill’s international retirement plan for Mr. McLellan after October 15, 1998. Accordingly, his total credited years of service reflect only his service with Cargill. However, covered compensation for purposes of determining benefits under Cargill’s international retirement plan includes post-combination compensation that we paid him through December 31, 2010. In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s U.S. salaried employees’ pension plan but excluding Mr. McLellan’s participation in Cargill’s international retirement plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of December 31, 2015, the unused portion of the $19.2 million cap was $0.2 million.
With respect to Cargill’s international retirement plan, in fiscal 2013, we entered into an agreement under which we paid Cargill $470,000. This agreement was part of arrangements intended to place certain of our employees, including Mr. McLellan, who participated in Cargill’s international retirement plan, in a position which, together with supplemental agreements we entered into with those employees, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plan as described above. We have discussed these arrangements in additional detail under “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 70.
Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s U.S. salaried employees’ pension plan and international retirement plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
As part of the arrangements referred to above that were intended to place certain of our employees, including Mr. McLellan, who participated in Cargill’s international pension plan in a position comparable to that of our U.S. participants in Cargill’s U.S. salaried employees plan following the combination between IMC and the fertilizer businesses of Cargill, in fiscal 2013, we also entered into supplemental agreements with the affected employees. The supplemental agreements provide for payment of a lump sum that increases each year to age 65. For Mr. McLellan, the lump sum payment began at $119,000 had termination of employment occurred at age 56 and increases annually to $760,000 if termination of employment occurs at age 65.
The following table and accompanying narrative and notes provide information about the participation of the Named Executive Officers in Cargill’s U.S. salaried employees’ pension plan and international retirement plan and our supplemental agreement with Mr. McLellan.
We have included the changes for 2015, 2014, the 2013 Stub Period and fiscal 2013 in the actuarial present value of the accumulated benefit under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis and Cargill’s international pension plan for Mr. McLellan, as well as Mr. McLellan’s benefits under his supplemental agreement, in the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.

2015 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Richard L. Mack (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	10	$243,700(2)
Richard N. McLellan (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	6	$237,200(2)
Richard N. McLellan (1)	The Cargill International Retirement Plan	20	$739,700(2)
Richard N. McLellan (3)	Individual Nonqualified Pension Agreement	—	$335,000
Gary (“Bo”) N. Davis (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	11	$420,400(2)

(1)
Annual benefits for Messrs. Mack, McLellan and Davis under Cargill’s U.S. salaried employees’ pension plan are equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for social security purposes), all times years of service. Years of service are limited to (i) 40 years for the 0.80% component of the benefit, and (ii) 35 years for the 0.35% component of the benefit. Service is frozen for Messrs. Mack, McLellan and Davis as of December 31, 2004 and final average salary and covered compensation are as of the termination date of their employment at Mosaic.

Normal retirement benefits under Cargill’s U.S. salaried employees’ pension plan are payable at age 65. Messrs. Mack, McLellan or Davis may retire with unreduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Messrs. Mack, McLellan and Davis are age 48, age 59 and age 63, respectively, and have 21 years, 37 years and 22 years, respectively, of credited vesting service at December 31, 2015.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%

If they terminate employment before age 55, they may either receive an unreduced benefit commencing at age 65, or may elect to receive a reduced benefit at an earlier date.
The normal form of payment of the annual benefit is a straight life annuity. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. A lump sum payment is offered only if the actuarial equivalent value of the benefit is $25,000 or less.
The credited years of service for Messrs. Davis, Mack and McLellan under Cargill’s U.S. salaried employees’ pension plan include their service with Cargill. Their benefits under the plan are fully vested.
Annual benefits for Mr. McLellan under Cargill’s international retirement plan are equal to 1.50% of final average salary times years of service (not to exceed 40) reduced by any pension benefits earned under any Cargill retirement plans and social security programs while earning service under Cargill’s international retirement plan. For Mr. McLellan, the benefit is based on years of service up to October 15, 1998 and final average salary as of December 31, 2010 including his service at Mosaic.
Normal retirement benefits under Cargill’s international retirement plan are payable at age 65. Mr. McLellan is not eligible to receive benefits at an earlier age.
The normal form of payment of the annual benefit under Cargill’s international retirement plan is a straight life annuity. If the participant has a joint annuitant, the benefit is paid as an actuarial equivalent 100% joint and survivor annuity. A lump sum is paid only if the actuarial equivalent value of the benefit is $10,000 or less.
The credited years of service for Mr. McLellan under Cargill’s international retirement plan include his service with Cargill. His benefits under the plan are fully vested.
Compensation Used to Determine Pension Benefits
Under Cargill’s U.S. salaried employees pension plan, eligible compensation consists of base salary. Eligible compensation is limited under the Code to $260,000 and $265,000 for calendar 2014 and 2015, respectively.

Under Cargill’s international retirement plan, eligible compensation consists of base salary (and in the case of salespeople compensated on the basis of salary or sales bonuses, their commissions) but excluding any other remuneration.
Valuation Assumptions
The amounts listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table are based on the following assumptions:

•
discount rates of 4.20% for the present value calculation as of December 31, 2015, 4.25% for the present value calculation as of December 31, 2014 and 4.30% for the present value calculations as of each of December 31, 2013 and May 31, 2013, and post-retirement mortality using the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2007 and no collar adjustments as of December 31, 2015, the RP-2000 mortality table with fixed 25-year projection using scale BB as of December 31, 2014 and fixed 18-year projection using scale AA as of December 31, 2013 and May 31, 2013, and combined mortality for active employees and retirees, and no collar adjustments. These are the same assumptions used by Cargill in determining the accumulated benefits under the Cargill U.S. salaried employees’ pension plan that it uses in determining its charges to us for the plan;

•
immediate retirement for Mr. Davis and retirement age of 60 for Messrs. Mack and McLellan under the Cargill U.S. salaried employees’ pension plan, which is the earliest age that any Named Executive Officer may retire with unreduced retirement benefits under that plan, and retirement at age 65 for Mr. McLellan under Cargill’s international retirement plan, which is the earliest age that he may retire with unreduced benefits under that plan; and

•	expected terminations, disability and pre-retirement mortality: none assumed.
The present values of the accrued benefits were calculated as of December 31, 2015, the date used by Cargill in determining its charges to us for Cargill’s U.S. salaried employees pension plan.

(2)	This amount is an estimate and does not necessarily reflect the actual amount that will be paid to the Named Executive Officer, which will only be known when he becomes eligible for payment.

(3)
Following termination of employment, Mr. McLellan is entitled to a lump sum that increases each year to age 65. The lump sum payment begins at $335,000 if termination of employment occurs at age 58 and increases annually to $760,000.

The amount listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits table is the lump sum amount payable under the terms of the supplemental agreement in the event of termination of employment at December 31, 2015.
Non-Qualified Deferred Compensation
The table below sets forth the contributions, earnings and distributions for 2015 and balances at December 31, 2015 for each of the Named Executive Officers under our deferred compensation plan.
Each participant in our deferred compensation plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.
In 2015 we established an unfunded non-qualified deferred compensation plan under which eligible executive officers who we select, including our Named Executive Officers during employment with us, may elect to contribute all or a portion of annual long-term incentive awards (excluding stock options) to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the participant at the time a deferral election is made. Awards settled in shares of our Common Stock are subject to the terms and conditions of our 2014 Stock and Incentive Plan and the applicable award agreement. Awards to be settled in cash will be credited with interest as provided in the plan. None of our Named Executive Officers participated in this plan with respect to 2015 awards.

2015 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)(2)	Aggregate Earnings in 2015 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance in 2015 ($)(5)
James ("Joc") C. O'Rourke	113,198	135,587	3,751	94,782	1,139,707
James T. Prokopanko	294,840	316,210	63,698	44,154	3,031,295
Richard L. Mack	100,210	74,424	218	78,264	918,372
Richard N. McLellan	149,023	68,498	(9,284)	—	2,360,427
Gary ("Bo") N. Davis	—	54,750	(909)	—	454,390
Anthony T. Brausen	49,828	56,931	10,434	46,585	672,573

(1)
These amounts are included as part of the compensation shown for the Named Executive Officer in the “Salary” or “Non-Equity Incentive Plan Compensation” column for 2015 in the Summary Compensation Table.

(2)
Shows our contributions under the restoration provisions of our deferred compensation plan. The amount we credit under these restoration provisions is equal to the amount that would have been contributed to our tax-qualified defined contribution plan for the Named Executive Officer that exceeds limitations for tax-qualified plans under the Code. These amounts are included as part of the compensation shown for the Named Executive Officer in the “All Other Compensation” column for 2015 in the Summary Compensation Table and in the “Company Contributions to Defined Contribution Plans” column in the table in note (7) to the Summary Compensation Table.

(3)
Shows the earnings on each Named Executive Officer’s account balance for 2015. Gains and losses accrue at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available to participants generally as investments under the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Code, except that our Common Stock is excluded. In general, participants in our deferred compensation plan may change how their deferrals are invested at any time. Because the rate of return is based on actual investment measures, no above-market earnings are paid. Accordingly, the amounts in this column were not included in the Summary Compensation Table.

(4)	Shows payments made to each Named Executive Officer from his account in 2015.

(5)	The table below sets forth the amounts of executive and registrant contributions reported for the Named Executive Officers in the Summary Compensation Table in our Proxy Statement for any prior year:

Name	Contributions ($)
James T. Prokopanko	3,623,765
James ("Joc") C. O'Rourke	1,290,205
Richard L. Mack	1,742,786
Richard N. McLellan	1,223,603
Gary ("Bo") Davis	140,466
Anthony T. Brausen	—
Potential Payments upon Termination or Change-in-Control
As discussed under “Executive Compensation Policies and Practices” in our Compensation Discussion and Analysis on page 50, we have senior management severance and change-in-control agreements with our executive officers, including the Named Executive Officers.
The severance and change-in-control agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of their employment:

•	by us with cause (as the term cause is described below);

•	by us without cause;

•	by the covered executive for good reason (as the term good reason is described below);

•	due to the covered executive’s death or disability; or

•	by the covered executive without good reason.
General Benefits
In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid. These amounts include:

•	base salary for services through the date of termination;

•	bonus amounts earned through the date of termination;

•	vested stock options;

•	base salary and bonus compensation deferred by the executive officer and earnings on that deferred compensation;

•	vested benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 64; and

•
vested benefits under defined contribution retirement arrangements as described in note (7)(b) to the Summary Compensation Table and in the Non-Qualified Deferred Compensation Table and accompanying narrative and notes.

Benefits upon Termination by Company without Cause or by Executive for Good Reason
In addition, in the event of termination by us without cause or by an executive officer for good reason, the executive officer is entitled to:

•	an amount equal to one and one-half times the executive officer’s annual base salary;

•
an amount equal to one and one-half times the executive officer’s prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the executive officer’s base salary;

•
if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan;

•
if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;

•	elect to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;

•	compensation for unused vacation; and

•	outplacement services for up to one year (to a maximum of $25,000).
Amounts payable would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.
Benefits Following Change-in-Control
In the event of a qualified change-in-control termination (as the term qualified change-in-control termination is described below), the executive officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:

•
our CEO would be entitled to two and one-half times, and other executive officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary;

•
the minimum period for which the executive officer would be required to be employed by us during the fiscal year in order to receive a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan would be reduced to one day;

•	if the executive officer has not used financial planning services or had an executive physical in the year of termination, we would pay the executive officer $7,000 and $10,000, respectively;

•
instead of reimbursing the executive officer for our portion of premium costs to continue coverage under group health, dental and life insurance plans, we would pay the executive officer a lump sum equal to eighteen months of our portion of the premium costs;

•	we would pay the executive officer a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies;

•	the reimbursement for outplacement services would be replaced by a lump sum payment of $25,000; and

•
we would also credit the executive officer’s account under our nonqualified deferred compensation plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic Investment Plan that either:

w exceed limitations for contributions to tax-qualified plans under the Code; or
w are not credited to the executive officer’s account because of a requirement under the Mosaic Investment Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.

If the payments to an executive officer under the agreement together with amounts under other agreements or plans would subject the executive officer to the excise tax imposed by Section 4999 of the Code on parachute payments as defined in Section 280G of the Code, the benefits payable to the participant would be reduced if doing so would result in the best “net benefit” to the executive officer.
Description of Key Terms
For purposes of the severance and change-in-control agreements, in general:

•	“Cause” means:
w material breach of the severance agreement;
w gross neglect or willful failure or refusal to perform the executive officer’s duties;
w personal dishonesty intended to result in substantial personal enrichment at our expense;
w willful or intentional acts to injure The Mosaic Company or the executive officer’s reputation or business relationships;
w knowing and intentional fraud again us, our customers, suppliers, clients, agents or employees;
w conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or
w material breach of our Code of Business Conduct and Ethics.

•	“Good reason” means:
w material demotion in status or duties;
w requiring the executive officer to move his or her regular office location by more than 50 miles; or
w material diminution in base salary.

•	A “qualified change-in-control termination” means termination of an executive officer’s employment by us without cause or by an executive officer for good reason:
w within two years following a change-in-control (as the term change-in-control is defined below); or
w following our entry into a definitive agreement or plan that results in any of the following types of changes in control if the change-in-control occurs within six months after the date of termination:
▪ an acquisition of 50% or more of the voting power of our outstanding voting stock;
▪ a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
▪ stockholder approval of liquidation or dissolution of The Mosaic Company.

•	A “change-in-control” occurs if one of the following events occurs:
w a majority of our directors are not individuals:
▪ for whose election proxies were solicited by our Board; or
▪ who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships; or
w an acquisition of 50% or more of the voting power of our outstanding voting stock; or
w a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
w stockholder approval of liquidation or dissolution of The Mosaic Company.
Obligations of our Executive Officers
The severance and change-in-control agreements require our executive officers to:

•
furnish notice of good reason for termination by the executive officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the executive officer’s duties during the cure period;

•	furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the executive officer’s duties during the notice period;

•
furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without cause or by the executive officer with good reason; and

•	cooperate with the transition of the executive officer’s duties and responsibilities.
The severance and change-in-control agreements prohibit the executive officers from:

•	disclosing confidential information; and

•	for a period of 12 months following termination of employment:
w soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or
w competing with us.

Duration of Severance and Change-in-Control Agreements
Our current severance and change-in-control agreements will expire March 31, 2017 unless renewed by us and the executive officer, except that following a change-in-control the term will extend to at least the second anniversary of the change-in-control.
Treatment of Long-Term Incentive Awards
Long-term equity incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control, as long as the consideration our stockholders receive in the change-in-control is stock that is registered under Section 12 of the Securities Exchange Act of 1934 (“’34 Act”). The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
Treatment of Cost Reduction Incentive Awards
Our cost reduction incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control. The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
Potential Acceleration of Payment of Non-Qualified Deferred Compensation
Our non-qualified deferred compensation plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
We have a supplemental agreement with Mr. McLellan, as a participant in Cargill’s international retirement plan, intended to put him in a position comparable to that of our employees who participate in Cargill’s U.S. salaried employees pension plan. If Mr. McLellan’s employment terminated at December 31, 2015, we would have paid him $335,000 under the supplemental agreement.
Quantification of Compensation Payable as a Result of Severance or Change-in-Control
The table below sets forth estimated potential incremental amounts payable to each Named Executive Officer pursuant to our severance and change-in-control agreements.
We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:

•	the termination of employment was effective as of December 31, 2015;

•	the pro rata portion of the annual bonus that would have been payable as of the date of severance was based on the actual bonus under our Management Incentive Plan for 2015;

•
in estimating the reimbursement for outplacement services in the event of termination of employment without cause or for good reason without a change-in-control, the maximum $25,000 amount of outplacement services is used;

•	we did not pay the executive officer any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;

•	each Named Executive Officer maximized his contributions to the Mosaic Investment Plan;

•
for cost reduction incentive awards, that the performance period ended on December 31, 2015, with performance measured based on the level of controllable operating costs per tonne achieved for 2015; and

•	the 30-day trading average of our Common Stock as of the date of termination of employment was equal to that for the period ended December 31, 2015.
Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a Named Executive Officer can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.

Severance and Change-in-Control Compensation Table

Name and Benefits	Termination Before Change-in-Control without Cause or for Good Reason ($)	Qualified Change-in-Control Termination ($)
James ("Joc") C. O'Rourke
Cash Severance	3,439,434	6,389,084
Long-Term Incentives		3,610,842	(1)
Health, Dental, Life and Disability Reimbursement	25,205	37,807
Compensation for Unused Vacation	17,189	17,189
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		113,981
Reduction to Avoid Excise Tax (2)	—	(2,484,378)
Total Estimated Incremental Value	3,506,828	7,726,525
James T. Prokopanko (3)
Cash Severance	5,241,040	8,179,480
Long-Term Incentives		8,314,539	(1)
Health, Dental, Life and Disability Reimbursement	31,800	47,701
Compensation for Unused Vacation	24,046	24,046
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		184,005
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	5,321,887	16,791,771
Richard L. Mack
Cash Severance	1,804,400	2,927,600
Long-Term Incentives		2,515,123	(1)
Health, Dental, Life and Disability Reimbursement	7,102	10,653
Compensation for Unused Vacation	12,000	12,000
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		66,865
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,848,502	5,574,242
Richard N. McLellan
Cash Severance	1,457,400	2,364,600
Long-Term Incentives		1,576,312	(1)
Health, Dental, Life and Disability Reimbursement	26,717	40,076
Compensation for Unused Vacation	9,692	9,692
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		56,996
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,518,809	4,089,675
Gary ("Bo") N. Davis
Cash Severance	1,177,700	1,943,300
Long-Term Incentives		1,112,638	(1)
Health, Dental, Life and Disability Reimbursement	30,669	46,003
Compensation for Unused Vacation	8,923	8,923
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		55,250
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,242,292	3,208,114
Anthony T. Brausen
Cash Severance	1,114,300	1,850,300
Long-Term Incentives		935,026	(1)
Health, Dental, Life and Disability Reimbursement	33,572	50,358
Compensation for Unused Vacation	8,846	8,846
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		17,000
Nonqualified Deferred Compensation Plan		50,954
Reduction to Avoid Excise Tax (2)	—	—
Total Estimated Incremental Value	1,181,718	2,937,484

(1)	Includes the pre-tax amounts that the Named Executive Officers would realize if they had sold on December 31, 2015 at a price of $27.59, shares of our Common Stock that:

•	they could acquire pursuant to stock options for which we would accelerate vesting upon a qualified change-in control termination pursuant to the terms of the stock option; and

•	we would issue to the executive officers upon a qualified change-in-control termination pursuant to the vesting of RSUs and performance units.
In the event of a change-in-control in which the consideration our stockholders receive does not consist solely of shares of common stock that are registered under Section 12 of the ’34 Act, these (a) RSUs and performance units would vest, with the vested shares or cash, as applicable, issued at the end of the performance period, and (b) stock options would be cancelled and the holders would be entitled to payment of the excess, if any, of the highest per share price offered to our stockholders in change-in-control over the purchase price per share of the options, for each share subject to the cancelled options.
Also includes the pre-tax amounts that the Named Executive Officers would receive upon a qualified change-in-control termination following the vesting of performance shares. Each Named Executive Officer would receive a cash payment at the end of the performance period in an amount equal to the number of vested shares multiplied by the closing price per share of our Common Stock on the last trading day of the performance period but not less than the highest per share price offered to our stockholders in any transaction whereby the change in control takes place. We have assumed for purposes of these calculations that the applicable amount is the closing price per share of our Common Stock on December 31, 2015, or $27.59.

(2)
The excise tax imposed by the Code on “excess parachute payments” is 20%. This excise tax, together with any corresponding tax gross-up, applies only if the total value of change-in-control payments calculated under Section 280G of the Code equals or exceeds three times the average annual compensation attributable to the executive officer’s employment with us and Cargill over the prior five-year period. Under the severance and change-in-control agreements, if the excise tax would otherwise apply, the benefits payable to the executive officer would be reduced if doing so would result in the best net benefit to the executive officer.

(3)	Mr. Prokopanko retired in January 2016 and did not receive a severance payment.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company was formed on October 22, 2004 through the business combination of IMC and the fertilizer businesses of Cargill. Prior to May 25, 2011, Cargill owned approximately 64% of our outstanding common stock.
In May 2011, in the Split-off, Cargill divested its approximately 64% (285.8 million share) interest in us to the Exchanging Cargill Stockholders, including the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended, and the Anne Ray Charitable Trust dated August 20, 1996, as amended (the “MAC Trusts”), and a debt exchange (the “Debt Exchange”) with certain Cargill debt holders (the “Exchanging Cargill Debt Holders”). Following the Split-off and Debt Exchange, the MAC Trusts and Exchanging Cargill Debt Holders sold an aggregate of 157.0 million of these shares in underwritten public secondary offerings or to us. These transactions completed the disposition of the 157.0 million shares designated to be sold during the 15-month period following the Split-off.
All other shares of our stock received by the Exchanging Cargill Stockholders (approximately 129 million shares in the aggregate) were issued as shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”) or Class B Common Stock, par value $0.01 per share (all of which shares of Class B Common Stock were subsequently converted into Class A Shares) and were generally subject to transfer restrictions that were removed as the Class A Shares converted to regular Common Stock. These conversions occurred on November 26, 2013, November 26, 2014, and November 26, 2015.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2015, the Compensation Committee of our Board was comprised of Messrs. Monahan, Ebel, Popowich and Seaton and Ms. Johnson. No Compensation Committee interlocks or insider participation occurred during 2015.

AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the 2015 10-K Report, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the 2015 10-K Report:

•	Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and

•	Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.
The Audit Committee also reviewed with Mosaic’s independent registered public accounting firm, KPMG LLP, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the 2015 10-K Report. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG LLP has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year-end and expressing an opinion thereon based on its audit.
The Audit Committee also reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and Auditing Standard No. 16 of the Public Company Accounting Oversight Board (United States). The Audit Committee has also reviewed with KPMG LLP and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and Mosaic, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of non-audit services with regard to KPMG LLP’s independence.
The Audit Committee discussed with our internal auditor and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the reports of KPMG LLP be included in the 2015 10-K Report for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for the 2016 calendar year.
Respectfully submitted,
Nancy E. Cooper, Chair
Gregory L. Ebel
Timothy S. Gitzel
William R. Graber
William T. Monahan

Fees Paid to Independent Registered Public Accounting Firm
During 2015 and 2014, KPMG LLP (“KPMG”) provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2015	2014
Audit Fees	4,765,000	4,692,000
Audit-Related Fees	302,000	328,000
Tax Fees	446,000	221,000
All Other Fees	—	—
Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, as well as assistance with review of documents filed with the SEC.
Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services, review of certain financial information and due diligence assistance. KPMG did not provide any internal audit assistance services during such periods.
Tax fees include tax compliance, tax return preparation, and tax planning fees. The fees related to tax planning were $437,000.
The Audit Committee of the Board has concluded that none of the services provided by KPMG has impaired KPMG’s independence.
Pre-Approval of Independent Registered Public Accounting Firm Services
Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.
The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.
Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.
In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.
In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.
All of the services provided by KPMG for 2015 and 2014 were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for 2015 and 2014 were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.

PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 3, 2016, the Audit Committee of the Board appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016.
While we are not required to do so, we are submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to participate in the 2016 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire to make a statement.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
PROPOSAL NO. 5 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the ’34 Act, we are providing our stockholders with an opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers for 2015 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We have included an Executive Summary of our compensation philosophy and processes for our Named Executive Officers, and their compensation, for 2015 beginning on page 31. The other sections of the Compensation Discussion and Analysis section of this Proxy Statement, including the related tables beginning on page 54, describe in greater detail Mosaic’s executive compensation programs and decisions made by our Compensation Committee for 2015. The Compensation Committee and our management have established a compensation philosophy that seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value. We embrace a pay-for-performance philosophy for our executive officers, whereby short-term incentive compensation is tied to achievement of annual goals, and long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.
We believe our compensation program for the Named Executive Officers is instrumental in helping Mosaic achieve strong financial performance, operational excellence and its strategic priorities. Accordingly, we ask that our stockholders cast an advisory vote to approve the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s Proxy Statement for its 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
As an advisory vote, this proposal, commonly referred to as a “Say-on-Pay” proposal, is not binding upon Mosaic. However, our Board and our Compensation Committee, which is responsible for designing and administering Mosaic’s executive compensation program, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions for our Named Executive Officers.
Our stockholders expressed strong support for our executive compensation program in the Say-on-Pay advisory votes at our 2012, 2013, 2014 and 2015 Annual Meetings of Stockholders. The next Say-on-Pay advisory vote will occur at our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).
The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

BENEFICIAL OWNERSHIP OF SECURITIES
Ownership of Securities by Directors and Executive Officers
The following table shows the number of shares of common stock owned beneficially, within the meaning of SEC rules, as of February 29, 2016, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual, and his or her shares are not subject to any pledge.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Outstanding Common Stock
Anthony T. Brausen	99,374
Nancy E. Cooper	8,959	*
Gary (“Bo”) N. Davis	81,155	*
Gregory L. Ebel	9,584	*
Timothy S. Gitzel	15,141	*
William R. Graber (3)	20,157	*
Denise C. Johnson	3,919	*
Emery N. Koenig	16,753	*
Robert L. Lumpkins (4)	34,408	*
Richard L. Mack	245,758	*
Richard N. McLellan	116,946	*
William T. Monahan	34,464	*
James (“Joc”) C. O’Rourke (5)	197,029	*
James L. Popowich (6)	19,718	*
James T. Prokopanko (7)	724,872	*
David T. Seaton	12,235	*
Steven M. Seibert	20,041	*
All directors and executive officers as a group (21 persons)	1,799,500	*

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.

(2)	Includes the following shares subject to stock options or RSUs exercisable, vested or vesting within 60 days of February 29, 2016:

Name	Stock Options	Restricted Stock Units
Anthony T. Brausen	72,483	—
Nancy E. Cooper	—	5,141
Gary (“Bo”) N. Davis	54,108	—
Gregory L. Ebel	—	5,141
Timothy S. Gitzel	—	5,141
William R. Graber	—	5,141
Denise C. Johnson	—	3,144
Emery N. Koenig	—	5,141
Robert L. Lumpkins	—	8,624
Richard L. Mack	160,734	—
Richard N. McLellan	79,545	—
William T. Monahan	—	5,141
James (“Joc”) C. O’Rourke	131,006	—
James L. Popowich	—	5,141
James T. Prokopanko	512,405	—
David T. Seaton	—	5,141
Steven M. Seibert	—	5,141
All directors and executive officers as a group (21 persons)	1,109,731	58,037

(3)	Includes 15,016 shares of common stock held in a trust for which Mr. Graber shares the voting and investment power with his wife.

(4)	Includes 22,481 shares of common stock held in various trusts for which Mr. Lumpkins’ wife is the trustee.

(5)	Includes 3,000 shares of common stock held by Mr. O’Rourke’s wife.

(6)	Includes 8,000 shares of common stock for which Mr. Popowich shares the voting and investment power with his wife.

(7)	Includes 212,467 shares of common stock held in a trust for which Mr. Prokopanko’s wife is the trustee.
Ownership of Securities by Others
The following table sets forth information with respect to the only persons or groups known to us as of February 29, 2016 to be the beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Record Holder	Number of Shares	Percent of Outstanding Common Stock
The Vanguard Group (1)	23,216,866	6.63%
100 Vanguard Blvd
Malvern, PA 19355
BlackRock, Inc. (2)	22,524,227	6.44%
55 East 52nd Street
New York, NY 10055
JPMorgan Chase & Co. (3)	18,389,820	5.25%
270 Park Avenue
New York, NY 10017

(1)	Based solely on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2016, as of December 31, 2015:

(a)	The Vanguard Group is deemed to beneficially own 23,216,866 shares of our common stock, with sole voting power as to 612,152 shares and sole dispositive power as to 22,563,415 shares;

(b)
Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 521,151 shares of our common stock for which The Vanguard Group serves as investment manager of collective trust accounts; and

(c)
Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 223,301 shares of our common stock for which The Vanguard Group serves as investment manager of Australian investment offerings., with sole voting power and sole dispositive power as to all of such shares.

(2)
Share ownership is as of December 31, 2015, as set forth in the Schedule 13G/A (Amendment No. 2) filed with the SEC on January 26, 2016. According to that filing, BlackRock, Inc. is deemed to beneficially own 22,524,227 shares of our common stock, with sole voting power as to 19,158,994 shares and sole dispositive power as to all of such shares.

(3)
Share ownership is as of December 31, 2015, as set forth in the Schedule 13G/A (Amendment No. 1) filed with the SEC on January 21, 2016. According to that filing, JPMorgan Chase & Co. is deemed to beneficially own 18,389,820 shares of our common stock, with sole voting power as to 15,250,438 shares and sole dispositive power as to 18,332,548 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the ’34 Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC. We are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on a review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements for the year ended December 31, 2015.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
Our Bylaws establish an advance notice procedure for stockholder proposals at our 2017 Annual Meeting. For business to be properly brought before the 2017 Annual Meeting by a stockholder, and for stockholder recommendations of future director nominees to be considered by the Corporate Governance and Nominating Committee, written notice of such proposal or nomination and supporting documentation must be received by our Corporate Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the immediately preceding annual meeting. A stockholder proposal or nomination intended to be brought before the 2017 Annual Meeting must be received by the Corporate Secretary no earlier than January 20, 2017 and no later than February 19, 2017.
We recently adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of our Company’s common stock for at least three years to submit director nominees (constituting the greater of two directors or up to 20% of our Board) for inclusion in our proxy material if the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order to be properly brought before the 2017 Annual Meeting, written notice of such proxy access nomination and other required information must be received by our Corporate Secretary at least 120 days, but no more than 150 days, prior to the anniversary of the date the proxy statement was distributed to shareholders for the immediately preceding annual meeting. A proxy access nomination intended to be brought before the 2017 Annual Meeting must be received by the Corporate Secretary no earlier than November 7, 2016 and no later than December 7, 2016.
To be in proper form, a stockholder’s notice under our advance notice or proxy access procedures must include the information about the proposal or nominee as specified in our Bylaws. All stockholder proposals or nominations must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices by the applicable dates specified above. Delivery must be by hand or by certified or registered mail, return receipt requested.
Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Proposal No. 3 – Election of Directors – Nomination and Selection of Directors.”
Proposals for inclusion in our proxy material for our 2017 Annual Meeting pursuant to Rule 14a-8 of the proxy rules of the SEC are not subject to the requirements described above. Such proposals must be received by December 7, 2016 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2017 Annual Meeting.
2015 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2015 Annual Report, including financial statements for the year ended December 31, 2015, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material. Stockholders who wish to obtain an additional copy of our 2015 Annual Report or a copy of our 2015 10-K Report may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Vice President – Investor Relations, or by telephone at (763) 577-8213.
OTHER MATTERS
We know of no matters which will be presented for consideration at the 2016 Annual Meeting other than those stated in the Notice of 2016 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the 2016 Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2016 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2015 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Internet Notice.
Who is entitled to vote at the meeting?
The Board has set March 22, 2016, as the record date for the 2016 Annual Meeting. If you were a stockholder of record at the close of business on March 22, 2016, you are entitled to vote at the 2016 Annual Meeting.
As of the record date, the following shares were issued, outstanding and eligible to vote at the 2016 Annual Meeting: [ ] shares of our Common Stock.
What are my voting rights?
Holders of our Common Stock are entitled to one vote per share on all matters. Therefore, a total of [ ] votes are entitled to be cast at the meeting for each of the proposals. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our Bylaws, the holders of a majority of the shares of the capital stock entitled to vote at the meeting must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you participate in the meeting and vote through www.virtualshareholdermeeting.com/MOS16; or

•	you have properly submitted, and have not revoked, a proxy vote by mail, telephone or via the Internet.
Our Bylaws also provide that if a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. If the meeting is adjourned, we need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are stockholders of record entitled to vote at the meeting as of the new record date.
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided an Internet Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for stockholders who hold their shares in street name.
How do I vote my shares?
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet;

•	by completing, signing and mailing the printed proxy card, if you received one; or

•
via the Internet, during the 2016 Annual Meeting, by going to www.virtualshareholdermeeting.com/MOS16 and using your control number (included on the Notice of Internet Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you).

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the 2016 Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.
How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?
If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Vanguard Fiduciary Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, respectively, and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by May 16, 2016, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.
What does it mean if I receive more than one Internet Notice or proxy card?
If you receive more than one Internet Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.
Can I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares on the Internet during the meeting by going to www.virtualshareholdermeeting.com/MOS16 and using your control number (included on the Notice of Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you). Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote as described above, but you may not vote your plan shares via the virtual meeting.
What vote is required for the election of directors and the other proposals to be approved?
To be elected in an uncontested election, directors must receive a majority of the votes cast by the holders of the shares of our Common Stock, voting together as a single class, present via the Internet or by proxy at the 2016 Annual Meeting and entitled to vote in the election of directors (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director). In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will be a plurality of votes cast.
With respect to the amendments to Mosaic’s Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding Common Stock entitled to be voted thereon is required for approval of those amendments. With respect to ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the Say-on-Pay Proposal, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock present via the Internet or by proxy and entitled to vote at the 2016 Annual Meeting is required for the approval of those proposals.
How are votes counted?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board and on the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors, however, directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). If you abstain from voting on the amendments to Mosaic’s Restated Certificate of Incorporation, it will have the effect of a vote “AGAINST” the amendments. If you abstain from voting on the appointment of KPMG LLP as our independent registered public accounting firm or the Say-on-Pay Proposal, this will have no effect on those proposals.
How does the Board of Directors recommend that I vote?
We are asking for your vote on the following proposals:

•	Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to complete the transition to a declassified board;

•
Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to eliminate Class A and Class B Common Stock and decrease the total number of authorized shares of capital stock from 1,279,036,543 to 1,015,000,000;

•
Election of eleven directors: Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James (“Joc”) C. O’Rourke, James L. Popowich, David T. Seaton and Steven M. Seibert;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

•	A non-binding Say-on-Pay advisory vote on compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.

Our Board of Directors recommends that you vote “FOR” the amendment to Mosaic’s Restated Certificate of Incorporation to complete the transition to a classified board, “FOR” the amendment to Mosaic’s Restated Certificate of Incorporation to eliminate Class A and Class B Common Stock and decrease the total number of authorized shares of capital stock from 1,279,036,543 to 1,015,000,000, “FOR” each of the nominees to our Board of Directors, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016, and “FOR” the Say-on-Pay Proposal. We are not aware of any other matters that will be voted on at the 2016 Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.
What if I do not specify how I want my shares voted?
If you hold your shares through a stock brokerage account, bank, trust or other nominee, and do not provide voting instructions to your broker, bank, trustee or nominee, your shares may constitute “broker non-votes,” in which case they will be counted as present at the meeting for purposes of determining a quorum but, in accordance with applicable law and the rules of the NYSE, may not be voted on non-routine matters. Proposals 1, 2, 3 and 5 are considered non-routine matters, and without your voting instructions your broker cannot vote your shares. Shares for which you do not provide voting instructions may, however, be voted on Proposal No. 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm, at the discretion of your broker, bank, trustee or nominee.
In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of proposals 3, 4 or 5. Since the vote required for each of Proposal 1 and Proposal 2 is based on a percentage of the shares outstanding, broker non-votes will have the same effect as a vote “AGAINST” either of those proposals.
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote your shares:

•	“FOR” amendment to Mosaic’s Restated Certificate of Incorporation to complete the transition to a declassified board;

•
“FOR” amendment to Mosaic’s Restated Certificate of Incorporation to eliminate Class A and Class B Common Stock and decrease the total number of authorized shares of capital stock from 1,279,036,543 to 1,015,000,000;

•	“FOR” the election of all of the director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for year ending December 31, 2016; and

•	“FOR” the Say-on-Pay Proposal.

All beneficial owners of Mosaic Common Stock are urged to submit their proxy to indicate their votes or to contact their brokers to determine how to vote.

Can I change my vote after submitting my proxy?
Yes. Except as otherwise provided below, you may revoke your proxy and change your vote at any time before your proxy is voted at the 2016 Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:

•	if you voted over the telephone or by Internet, by voting again over the telephone or by Internet no later than 11:59 p.m. Eastern time on May 18, 2016;

•	if you completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the meeting;

•	by submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 26 of this Proxy Statement; or

•	by voting virtually during the meeting at www.virtualshareholdermeeting.com/MOS16.
Attending the meeting via the Internet at www.virtualshareholdermeeting.com/MOS16 will not revoke your proxy unless you specifically request to revoke it or submit a ballot during the meeting via the Internet. If you have any questions about the 2016 Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Vice President – Investor Relations, or call (763) 577- 8213.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until May 16, 2015. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.
How can I attend the meeting?
We are pleased that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webast. You are entitled to participate in the annual meeting only if you were a Mosaic stockholder or joint holder as of the close of business on March 22, 2016 or if you hold a valid proxy for the 2016 Annual Meeting.
You will be able to attend the 2016 Annual Meeting online and submit your questions during the meeting by going to www.virtualshareholdermeeting.com/MOS16. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan, which must be voted prior to the meeting).
To participate in the annual meeting, you will need the 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials we mailed to you and on the proxy card, if you requested one be sent to you), will be able to vote electronically during the meeting and ask questions of management. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Central Time, and you should allow ample time for the check-in procedures.
During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance of the annual meeting and access copies of our proxy statement and annual report.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the 2016 Annual Meeting for a fee not expected to exceed $18,000, plus reimbursement of associated costs and expenses.
We are soliciting proxies primarily by mail and Internet. In addition, our directors, officers and regular employees may solicit proxies by mail, electronic communication, telephone and personal contact. These individuals will receive no additional compensation for their services other than their regular salaries.

APPENDIX A
CHARTER AMENDMENT – COMPLETION OF TRANSITION TO DECLASSIFIED BOARD

ARTICLE VIII
BOARD OF DIRECTORS
The business of the Corporation shall be managed by or under the direction of the Board of Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Any director may tender his resignation at any time. Subject to any rights of the holders of any series of Preferred Stock, any director may be removed from office at any time~~, but only for~~ either with or without cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock (as hereafter defined), voting together as a single class. For purposes of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.
The number of directors to constitute the whole Board of Directors shall be established as provided in the bylaws. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at the annual meeting of stockholders of the Corporation that is held in calendar year 2016~~2014 (the “2014 Annual Meeting”), the directors whose terms expire at the 2014 Annual Meeting (or such directors’ successors) will be elected to hold office for a one-year term expiring at the annual meeting of stockholders of the Corporation that is held in calendar year 2015 (the “2015 Annual Meeting”); the directors whose terms expire at the 2015 Annual Meeting (or such directors’ successors), will be elected to hold office for a one-year term expiring at the annual meeting of stockholders of the Corporation that is held in calendar year 2016; and at the 2016 Annual Meeting~~, and each annual meeting of stockholders of the Corporation thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of the Corporation. ~~For the avoidance of doubt, each person appointed by the directors of the Corporation or elected by the stockholders of the Corporation to the Board of Directors before the 2014 Annual Meeting will serve for the full term to which he or she was appointed or elected before the 2014 Annual Meeting.~~
Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A- 1

APPENDIX B
CHARTER AMENDMENT – ELIMINATION OF CLASS A AND CLASS B COMMON STOCK

ARTICLE IV
CAPITAL STOCK
1.    Authorized Stock. (A)    The total number of shares of capital stock that the Corporation has authority to issue is 1,015,000,000~~1,296,212,589~~ of which:
(1)1,000,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(2)~~194,203,987 shares shall be shares of Class A Common Stock, par value $0.01 per share, of which (i) 34,746,723 shall be designated Class A Common Stock, Series A-1 (the “Series A-1 Common Stock”); (ii) 60,490,599 shall be designated Class A Common Stock, Series A-2 (the “Series A-2 Common Stock”); (iii) 77,666,665 shall be designated Class A Common Stock, Series A-3 (the “Series A-3 Common Stock”); and (iv) 21,300,000 shall be designated Class A Common Stock, Series A-4 (the “Series A-4 Common Stock”);~~

~~(3)87,008,602 shares shall be shares of Class B Common Stock, par value $0.01 per share, of which (i) 29,002,847 shall be designated Class B Common Stock, Series B-1 (the “Series B-1 Common Stock”); (ii) 29,002,867 shall be designated Class B Common Stock, Series B-2 (the “Series B-2 Common Stock”); and (iii) 29,002,888 shall be designated Class B Common Stock, Series B-3 (the “Series B-3 Common Stock”); and~~

~~(4)~~15,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

~~(B)    The Series A-1 Common Stock, the Series A-2 Common Stock, the Series A-3 Common Stock and the Series A-4 Common Stock are referred to collectively as the “Class A Common Stock”. The Series B-1 Common Stock, the Series B-2 Common Stock and the Series B-3 Common Stock are referred to collectively as the “Class B Common Stock”. The Common Stock, the Class A Common Stock and the Class B Common Stock are referred to collectively as the “Company Common Stock”.~~
2.    ~~Company~~ Common Stock.
(A)General. ~~Except as expressly provided for in this Article IV and in Article IX, the shares of each class and series of Company Common Stock shall have the same powers, rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.~~ Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, stockholders of the Corporation shall not have any preemptive rights to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation and no stockholder will be entitled to cumulate votes at any election of directors.

(B)~~Dividends and Other Distributions. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, and except as expressly provided for in this Article IV, holders of shares of Company Common Stock shall be entitled to receive such dividends and other distributions in cash, securities or property as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no dividend or other distribution may be declared or paid in respect of any share of any class or series of Company Common Stock unless a dividend or other distribution, payable in the same amount, ratio, form and manner, is simultaneously declared or paid, as the case may be, in respect of all shares of each class and series of Company Common Stock, without preference or priority of any kind, except that, whenever a dividend or other distribution is paid in shares of Company Common Stock, (i) only shares of Common Stock shall be paid in respect of the shares of Common Stock outstanding as of the record date therefor, (ii) only shares of Series A-1 Common Stock shall be paid in respect of the shares of Series A-1 Common Stock and shares of Series B-1 Common Stock, in each case outstanding as of the record date therefor, (iii) only shares of Series A-2 Common Stock shall be paid in respect of the shares of Series A-2 Common Stock and shares of Series B-2 Common Stock, in each case outstanding as of the record date therefor, (iv) only shares of Series A-3 Common Stock shall be paid in respect of the shares of Series A-3 Common Stock and shares of Series B-3 Common Stock, in each case outstanding as of the record date therefor and (v) only shares of Series A-4 Common Stock shall be paid in respect of the shares of Series A-4 Common Stock outstanding as of the record date therefor. No dividends or distributions shall be paid in shares of Class B Common Stock. The Corporation shall not issue any option, warrant or other right to acquire shares of Class~~

~~B Common Stock nor shall it implement any rights plan that provides for the distribution of rights to purchase shares of Class B Common Stock.~~

~~(C)Liquidation and Other Transactions.~~

 ~~(1)     Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of each series, if any, of the then outstanding Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably, on a share for share basis, among the holders of the shares of all classes and series of Company Common Stock, together with the holders of the shares of any class of stock ranking on a parity with the Company Common Stock in respect of such distribution. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.~~
 ~~(2)    Other Transactions. The Corporation shall not (i) effect any reorganization, consolidation, combination or merger with or into another corporation or other entity (whether or not the Corporation is the surviving entity), (ii) consummate any agreement providing for, or otherwise approve, any tender or exchange offer for any shares of Company Common Stock, or (iii) grant any “top-up” option or other option in connection with any tender or exchange offer for any shares of Company Common Stock, unless, in each case (other than in the case of an implementation by the Corporation of a rights plan), the holders of outstanding shares of each class and series of Company Common Stock shall be entitled to receive the same kind and amount of consideration (including shares of stock and other securities and property (including cash)), if any, for each share so held, receivable upon such reorganization, consolidation, combination, merger or tender or exchange offer, in each case, without distinction between classes or series of Company Common Stock.~~
~~(D)~~Voting. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, the

~~(1)Except as otherwise provided in this Article IV and except as required by law,~~ holders of shares of ~~each class and series of Company~~ Common Stock shall be entitled to vote~~, and shall vote together as one class,~~ on all matters to be voted on by the stockholders of the Corporation. ~~Except as otherwise provided in this Article IV and except as required by law, (x) with respect to~~On all matters ~~other than the election of directors,~~to be voted on by the holders of Common Stock, each holder of shares of Company Common Stock shall be entitled to one (1) vote in person or by proxy for each share ~~of Company Common Stock held of record by such holder, and (y) with respect to the election of directors, each holder of shares of Common Stock and/or Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock and/or Class A Common Stock held of record by such holder, and each holder of shares of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock~~thereof held of record by such holder.

~~(2)Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for so long as any shares of Class A Common Stock or Class B Common Stock remain outstanding, without the Requisite Vote or Requisite Votes, as applicable (and any other vote of stockholders required by this Restated Certificate of Incorporation or applicable law):~~
~~(i)this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise) in a manner that would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of Class A Common Stock and/or Class B Common Stock (or any series thereof), or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;~~

~~(ii) no series of Preferred Stock shall be established by the Board of Directors, and no shares of any series of Preferred Stock shall be issued by the Corporation (by merger, consolidation or otherwise), if the terms of such series of Preferred Stock would be violated or breached by or as a result of the conversion of the shares of Class A Common Stock or Class B Common Stock (or any series thereof), or the Transfer of any such shares, in accordance with the terms of this Article IV;~~

~~(iii) no shares of Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof) shall be issued by the Corporation (including by merger, consolidation or otherwise), other than pursuant to the Merger and other than the issuance of shares of Class A Common Stock upon the conversion of shares of Class B~~

~~Common Stock in accordance with the terms of this Article IV or upon a dividend or other distribution paid by the Corporation in shares of Common Stock or Class A Common Stock in accordance with the terms of this Article IV;~~

~~(iv) no reorganization, consolidation, combination or merger of the Corporation with or into another corporation or other entity in which shares of Class A Common Stock (or any series thereof) and/or Class B Common Stock (or any series thereof) are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash) shall be permitted, unless, in such reorganization, consolidation, combination or merger, each holder of a share of Class A Common Stock and/or Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock or other securities or property (including cash) as any holder of a share of Common Stock shall be entitled to receive for a share of Common Stock;~~

~~(v)the Corporation (including its Board of Directors) shall not, and shall not permit any of its subsidiaries to, make, agree to, approve or recommend any tender or exchange offer for any shares of Company Common Stock, unless such tender or exchange offer is open to all holders of shares of all series and classes of Company Common Stock and the consideration paid to any such holder for shares of Company Common Stock tendered into such tender or exchange offer is the highest consideration paid to any other holder for shares of Company Common Stock tendered into such tender or exchange offer;~~

~~(vi) the Corporation shall not subdivide (by any stock split, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Common Stock, Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof), unless the outstanding shares of the other such classes and series of Company Common Stock shall be proportionately subdivided or combined in the same manner, in each case so that the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately following such subdivision or combination shall bear the same relationship to one another as did the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately prior to such subdivision or combination; and~~

~~(vii) this Section 2(D)(2) and Section 2(D)(4)(a) of this Article IV of this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise), and no provision of this Restated Certificate of Incorporation that is inconsistent with this Section 2(D)(2) or Section 2(D)(4)(a) of this Article IV shall be adopted (including by merger, consolidation or otherwise); provided, however that no vote otherwise required by this Section 2(D)(2) shall be required for the implementation by the Corporation of a rights plan, including the distribution of rights to all holders of the Company Common Stock, the designation of a series of preferred stock in connection therewith, and all other actions contemplated by any such rights plan and the operation thereof, so long as all shares of all holders of shares of Company Common Stock are treated identically pursuant to such distribution and, other than a holder who is an “Acquiring Person” and certain transferees of any such “Acquiring Person” under such rights plan, the operation of such rights plan.~~

~~(3)Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for so long as any shares of Class A Common Stock or Class B Common Stock remain outstanding, without the Requisite Common Vote (and any other vote of stockholders required by this Restated Certificate of Incorporation or applicable law):~~

~~(i) this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise) in a manner that would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of Common Stock, or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;~~
~~(ii) the Corporation shall not subdivide (by any stock split, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Common Stock, Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof), unless the outstanding shares of the other such classes and series of Company Common Stock shall be proportionately subdivided or combined in the same manner, in each case so that the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately following such subdivision or combination shall bear the same relationship to one another as did the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately prior to such subdivision or combination; and~~

~~(iii) Section 2(C)(2), this Section 2(D)(3) and Section 2(D)(4)(b) of this Article IV of this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise), and no provision of this Restated Certificate of Incorporation that is inconsistent with Section 2(C)(2), this Section 2(D)(3) or Section 2(D)(4)(b) of this Article IV shall be adopted (including by merger, consolidation or otherwise); provided, however, that no vote otherwise required by this Section 2(D)(3) shall be required for the implementation by the Corporation of a rights plan, including the distribution of rights to all holders of the Company Common Stock, the designation of a series of preferred stock in connection therewith, and all other actions contemplated by any such rights plan and the operation thereof, so long as all shares of all holders of shares of Company Common Stock are treated identically pursuant to such a distribution and, other than a holder who is an “Acquiring Person” and certain transferees of any such “Acquiring Person” under such rights plan, the operation of such rights plan.~~
~~(4)(a) “Requisite Vote” and “Requisite Votes,” as applicable, means, in addition to any other or different vote required by applicable law, for purposes of any action described in clauses (i) through (vii) of Section 2(D)(2) of this Article IV, (1) the affirmative vote of holders of at least a majority of the voting power of the shares of all series of Class A Common Stock and all series of Class B Common Stock outstanding as of the record date therefor, voting together as a single class and, (2) if any such action would affect a class or series of Class A Common Stock and/or Class B Common Stock, as applicable, less favorably, or more adversely, than it does any other class or series of Class A Common Stock and/or Class B Common Stock, the affirmative vote of holders of at least a majority of the voting power outstanding as of the record date therefor of the shares of the class or series less favorably or more adversely affected by such action, voting as a separate class.~~

~~(b) “Requisite Common Vote” means, in addition to any other or different vote required by applicable law, for purposes of any action described in clauses (i) through (iii) of Section 2(D)(3) of this Article IV, the affirmative vote of holders of at least a majority of the voting power of the shares of Common Stock outstanding as of the record date therefor.~~

3.	~~Transfer Restrictions and Conversion Applicable to Shares of Class A Common Stock and Class B Common Stock.~~
~~(A)Transfer Restrictions of Class A Common Stock and Class B Common Stock.~~

~~(1)Except as otherwise set forth in Section 3(A)(2), Section 3(A)(3) or Section 3(A)(4) of this Article IV, (x) shares of Class A Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class A Common Stock, and (y) shares of Class B Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class B Common Stock until the Lock-Up Expiration Date applicable to such shares of Class B Common Stock shall have occurred.~~

~~(2)Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock from Transferring such shares in a Permitted Transfer, provided that (i) any record or beneficial owner of shares of Class A Common Stock or Class B Common Stock that seeks to Transfer one or more of such shares pursuant to this Section 3(A)(2) must, upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that any such Transfer qualifies as a Permitted Transfer, and any good faith determination of the Corporation that a particular Transfer so qualifies or does not so qualify shall be conclusive and binding; and (ii) if a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock makes any Transfer of one or more such shares in a Permitted Transfer, each share of Class A Common Stock and/or Class B Common Stock so Transferred shall continue to be bound by the terms of this Article IV, including the restrictions on Transfer set forth in this Article IV.~~

~~(3)Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock from Transferring such shares pursuant to a Qualified Transfer.~~

~~(4)(a)    At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, if the Board of Directors (or any committee thereof designated thereby) determines in good faith it is in the best interests of the Corporation and its stockholders, the Board of Directors (or such committee) may (x) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV with respect to all or any number of the shares of Series A-4 Common Stock, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion and (y) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV (on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) to allow any of the MAC Trusts to Transfer all or any number of the shares of Class A Common Stock held by it so long as such Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date.~~

~~(b)    At any time or from time to time after the second (2nd) anniversary of the Issue Date, if the Board of Directors (or any committee thereof designated thereby) determines in good faith it is in the best interests of the Corporation and its stockholders, the Board of Directors (or such committee) may, in its sole discretion, waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion, with respect to (w) all or any number of the shares of Series A-1 Common Stock and Series B-1 Common Stock (such shares, the “Combined Series 1 Stock”), (x) all or any number of the shares of Series A-2 Common Stock and Series B-2 Common Stock (such shares, the “Combined Series 2 Stock”), or (y) all or any number of the shares of Series A-3 Common Stock and Series B-3 Common Stock (such shares, the “Combined Series 3 Stock,” and each of the Combined Series 1 Stock, Combined Series 2 Stock and Combined Series 3 Stock is referred to individually as a “Combined Series of Stock”); provided, however, that, except in the case of a waiver or removal of the restrictions on Transfer if required to permit Transfers pursuant to Section 2.02(b)(vi) of the Governance Agreement, if the Board of Directors (or such committee) waives or otherwise removes the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV pursuant to this Section 3(A)(4)(b) with respect to less than all of the outstanding shares of a Combined Series of Stock, the number of shares of such Combined Series of Stock of each holder in respect of which the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV shall be waived or otherwise removed shall be equal to the result obtained by multiplying (i) the number of shares of such Combined Series of Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (ii) a fraction, the numerator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date in respect of which the Board of Directors (or such committee) is waiving or otherwise removing the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV and the denominator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date, rounded down to the nearest whole share. In the event that the Board of Directors (or such committee) waives or otherwise removes the restrictions set forth in Section 3(A)(1) of this Article IV, pursuant to this Section 3(A)(4)(b) with respect to less than all of the shares of any Combined Series of Stock held by any holder, such waiver or removal of restrictions shall apply first to such holder’s shares of Class A Common Stock of the Combined Series of Stock and second to such holder’s shares of Class B Common Stock of such Combined Series of Stock.~~
~~(5) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the Corporation shall not, and shall not permit any of its subsidiaries to, purchase or otherwise acquire any shares of Class A Common Stock or Class B Common Stock at a price per share that exceeds the Common Market Price.~~

~~(B)Conversion of Class A Common Stock.~~

~~(1)Series A-1 Common Stock; Series A-2 Common Stock; Series A-3 Common Stock. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth below in this Section 3(B)(1). Any conversion effected in accordance with this Section 3(B)(1) (other than paragraph (d) of this Section 3(B)(1)) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.~~

~~(a)    Conversion Upon Lock-up Release Date. (i) Each share of Series A-1 Common Stock outstanding on the First Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; (ii) each share of Series A-2 Common Stock outstanding on the Second Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; and (iii) each share of Series A-3 Common Stock outstanding on the Third Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.~~
~~(b)    Conversion in Connection with a Released Share Offering. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of such share pursuant to a Released Share Offering in accordance with the Registration Agreement.~~
~~(c)    Conversion by the Board.~~

~~(i)     At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock (other than Series A-4 Common Stock) held by any MAC Trust, automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) so long as (x) such conversion will occur and is conditioned upon the Transfer of all such shares of Common Stock pursuant to a Structured Formation Offering, Market Sale or Private Sale, (y) such conversion and Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date and (z) the shares of Class A Common Stock that are to be converted pursuant to this clause (i) at any one time shall consist of an equal number of shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock then held by such MAC Trust.~~
~~(ii)    At any time or from time to time after the later of the Class B Conversion Approval and the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion); provided, however, that if the Board of Directors (or such committee) elects to convert less than all of the outstanding shares of any series of Class A Common Stock at any time pursuant to this Section 3(B)(1)(c)(ii), the number of shares of such series of Class A Common Stock of each holder that shall be converted shall be equal to the result obtained by multiplying (x) the number of shares of such series of Class A Common Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (y) a fraction, the numerator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date being converted by the Board of Directors (or any such committee), and the denominator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date, rounded down to the nearest whole share.~~
~~(d)    Death Conversion. In the event an estate of a person who shall have died after the Execution Date is a holder of shares of Class A Common Stock or in the event a grantor, settlor or beneficiary of a trust that holds shares of Class A Common Stock shall have died after the Execution Date, such estate or trust may, without payment of additional consideration, convert any shares of Class A Common Stock held by such trust or estate, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock in connection with (a) the Transfer of such shares of Common Stock so long as the proceeds of such Transfer are to be used (or the proceeds of a prior Permitted Transfer (made pursuant to clause (B) of such definition) of shares of Class B Common Stock that were previously converted into such shares of Class A Common Stock were used) to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable), and (b) the Transfer of such shares of Common Stock after the second (2nd) anniversary of the Issue Date so long as (x) the proceeds of such Transfer are to be used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable) or (y) such Transfer is made in connection with a foreclosure on shares of Class A Common Stock that were pledged pursuant to a Permitted Transfer. In order for a trust or estate to convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d), such trust or estate shall surrender such the certificate or certificates for such shares (or, if such trust or estate alleges that such certificate or certificates has been lost, stolen or destroyed, such trust or estate shall provide the Corporation with a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate or certificates), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice (x) stating that such trust or estate elects to convert all or a number of shares of Class A Common Stock represented by such certificate or certificates (if any) pursuant to this Section 3(B)(1)(d) and (y) presenting facts indicating that such conversion complies with this Section 3(B)(1)(d). Such notice shall also state such trust or estate’s name or the names of the nominees in which such trust or estate wishes such shares of Common Stock, and the certificate or certificates (if any) for such shares of Common Stock, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. In addition, the trust or estate seeking to~~

~~convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d) shall (i) provide to the Corporation affidavits stating that such conversion and the related Transfer of shares of Common Stock is in compliance with any agreement such trust or estate may have with Cargill and (ii) upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that such conversion complies with this Section 3(B)(1)(d), and any good faith determination of the Corporation that a particular conversion so qualifies or does not so qualify shall be conclusive and binding. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates (or lost certificate affidavit and agreement), notice and, if requested in accordance with the foregoing, any surety bond, affidavits or other proof, shall be the Conversion Time and the shares of Common Stock issuable upon conversion of such shares of Class A Common Stock shall be deemed outstanding of record as of such time. The Corporation shall, as soon as practicable after any such surrender following such Conversion Time, issue and deliver to the applicable trust or estate or to its nominees, a certificate or certificates (if any) for the number of shares of Common Stock into which such shares of Class A Common Stock were converted pursuant to this Section 3(B)(1)(d) and a certificate representing the shares of Class A Common Stock represented by a surrendered certificate that were not converted into shares of Common Stock pursuant to this Section 3(B)(1)(d).~~
~~(2)Series A-4 Common Stock. The shares of Series A-4 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth in this Section 3(B)(2). Any conversion effected in accordance with this Section 3(B)(2) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.~~

~~(a)Conversion in Connection with Certain Sales. Prior to the second (2nd) anniversary of the Issue Date, each share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of that share pursuant to a Structured Formation Offering, Market Sale or Private Sale, as applicable.~~

~~(b)Other Conversion. Immediately after the close of business on the second (2nd) anniversary of the Issue Date, each then outstanding share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one share of Common Stock.~~

~~(3)90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors (or the exercise of any “top-up” option granted by the Corporation in connection with any such tender or exchange offer), each outstanding share of Class A Common Stock, whether or not held by such Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.~~

~~(C)Conversion of Class B Common Stock. Each share of Class B Common Stock shall be converted into shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Common Stock, as applicable, on the terms and conditions set forth below in this Section 3(C). Any conversion effected in accordance with this Section 3(C) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.~~

~~(1)Conversion upon Shareholder Approval. If the Corporation’s Board of Directors determines to submit to the stockholders of the Corporation, at a duly called meeting of stockholders, a proposal to effect a conversion of the shares of Class B Common Stock, and such proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to vote and present in person or by proxy at the meeting, voting together as a single class (any such approval, the “Class B Conversion Approval”), all of the shares of Class B Common Stock then outstanding shall be converted, automatically and without payment of additional consideration or further action by the holders thereof, as follows:~~

~~(a)If the Class B Conversion Approval occurs prior to the First Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Series A-1 Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-~~

~~assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;~~

~~(b)If the Class B Conversion Approval occurs on or after the First Lock-up Release Date but prior to the Second Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;~~

~~(c)If the Class B Conversion Approval occurs on or after the Second Lock-up Release Date but before the Third Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock and Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, and (ii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock; and~~

~~(d)If the Class B Conversion Approval occurs on or after the Third-Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, each share of Class B Common Stock shall be converted into one fully paid and non-assessable share of Common Stock.~~

~~(2)90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors (or the exercise of any “top-up” option granted by the Corporation in connection with any such tender or exchange offer), each outstanding share of Class B Common Stock, whether or not held by such Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.~~

~~(D)Conversion Mechanics.~~

~~(1)Manner of Conversion.~~

~~(a)Upon the automatic conversion of any shares of Class A Common Stock or any shares of Class B Common Stock pursuant to Section 3(B) or Section 3(C) of this Article IV (other than pursuant to Section 3(B)(1)(d)) (any such conversion, an “Automatic Conversion”), the Corporation will provide written notice of the conversion of such shares to the holders of record of such shares, at such holders’ respective addresses as they appear on the transfer books of the Corporation, as soon as reasonably practicable following the applicable Conversion Time; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the conversion. Such notice, which need not be sent in advance of the occurrence of the applicable Conversion Time, shall state, as appropriate and together with such other information as the Corporation may deem appropriate to include in such notice: (i) the effective date of the conversion; and (ii) the number and series of shares of Class A Common Stock or Class B Common Stock, as the case may be, that were or are to be automatically converted and the number and class and series of shares, as applicable, into which the converted (or to be converted) shares were (or are to be) converted.~~

~~(b)In the event of an Automatic Conversion of any shares of Class A Common Stock or any shares of Class B Common Stock, the certificates formerly representing each such share of Class A Common Stock or Class B Common Stock shall thereupon and thereafter be deemed to represent such number and series (if applicable) of shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock or Class B Common Stock were converted pursuant to such Automatic Conversion unless and until such certificate or certificates are exchanged in accordance with the following paragraph.~~

~~(c)From and after the Conversion Time applicable to shares of Class A Common Stock or Class B Common Stock converted pursuant to an Automatic Conversion any holder of such shares of former Class A Common Stock or former Class B Common Stock may surrender such holder’s certificate or certificates for such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, such holder shall provide the Corporation with a lost certificate affidavit and agreement reasonably~~

~~acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock and/or Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder would like one or more new certificates (if any) representing the shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion. Such notice shall state such holder’s name or, where shares were converted into shares of Common Stock, the names of the nominees in which such holder wishes the certificate or certificates (if any) for such shares to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after any such surrender following the Conversion Time applicable to any such shares, issue and deliver to such holder, or where shares were converted into shares of Common Stock, to his, her or its nominees, a certificate or certificates (if any) for the number of shares of Class A Common Stock or Common Stock into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion.~~

~~(2)Reservation of Shares. The Corporation shall at all times when Class A Common Stock or Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock or Class B Common Stock, such number of its duly authorized shares of Class A Common Stock and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock at such time; and if at any time the number of authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock and Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, if applicable, seeking to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.~~

~~(3)Effect of Conversion. Each share of Class A Common Stock and Class B Common Stock converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such share shall immediately cease and terminate at the Conversion Time applicable to such share, except only the right of the holder thereof to receive shares of Class A Common Stock or Common Stock, as the case may be, in exchange therefor and to receive payment of any dividends declared but unpaid on the share so converted for which the record date has already occurred. Any shares of any series of Class A Common Stock or Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Class A Common Stock or Class B Common Stock accordingly.~~

~~(4)Treatment of Certain Dividends.~~

~~(a)    With respect to any dividends that (i) are declared on shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, (ii) are payable in shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, or Series A-4 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of shares of Common Stock rather than in the form of shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable.~~
 ~~(b)    With respect to any dividends that (i) are declared on shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, (ii) are payable in shares of Series A-1 Common Stock, Series A-2 Common Stock, or Series A-3 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of~~

~~shares of Common Stock rather than in the form of shares of Series A-1 Common Stock, Series A-2 Common Stock or Series A-3 Common Stock, as applicable.~~
~~(5)Taxes. The issuance of shares of Common Stock or Class A Common Stock, as the case may be, on the conversion of Class A Common Stock or Class B Common Stock shall be made by the Corporation without charge for expenses or for any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or Class A Common Stock, as applicable. However, if any such shares are to be issued in a name other than that of the holder of the share or shares of Class A Common Stock and/or Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.~~

~~(E)General.~~

~~(1)The restrictions on Transfer set forth in this Section 3 of Article IV shall be referred to as the “Lock-up.” The Corporation shall not register the purported Transfer of any shares of Class A Common Stock or Class B Common Stock in violation of the Lock-up and any such Transfer in violation of the Lock-up shall be null and void ab initio.~~
~~(2)All shares of Class A Common Stock and Class B Common Stock shall be issued solely in certificated form, which certificate shall at all times bear a legend to the effect that such shares are subject to the Lock-up.~~

~~(F)Definitions.~~

~~The following terms shall have the meanings set forth below:~~
~~“Acorn Trust” means the Acorn Trust dated January 30, 1995, as amended.~~
~~“Anne Ray Charitable Trust” means the Anne Ray Charitable Trust dated August 20, 1996, as amended.~~
~~“beneficial owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning attributed to them under Rule 13d-3 promulgated under the Exchange Act except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time.~~
~~“Cargill” means Cargill, Incorporated and its successors.~~
~~“Cargill Family Entity” means any corporation, partnership or limited liability company of which, in each case, at least ninety percent (90%) in value of the stock or other ownership interests is owned by one or more Cargill Family Members, Cargill Family Trusts, other Cargill Family Entities or Cargill Family Member Estates.~~
~~“Cargill Family Member” means (a) any natural person who is a lineal descendent of W.W. Cargill, including a legally adopted descendent and his or her descendents; (b) any natural person who is a spouse of any person referred to in clause (a); and (c) any natural person who is a brother, sister or parent, including as a result of a legal adoption, of any person referred to in clause (a).~~
~~“Cargill Family Member Estate” means the estate of any Cargill Family Member.~~
~~“Cargill Family Trust” means any trust the primary beneficiaries of which are Cargill Family Members, Cargill Family Entities, other Cargill Family Trusts and/or Charitable Organizations.~~
~~“Charitable Organization” means an organization described in Section 170(c), Section 501(c)(3) or Section 501(c)(4) of the Code.~~
~~“Code” means the Internal Revenue Code of 1986, as amended.~~
~~“Common Market Price” means the average (rounded to the nearest cent) of the volume-weighted average trading price of a share of Common Stock (rounded to the nearest cent) on the New York Stock Exchange for each of the 20 trading days immediately preceding the date of the Transfer.~~

~~“Conversion Time” means, with respect to any share of Company Common Stock, the date and time that such share is converted into any other class or series of Company Common Stock as set forth in Section 3 of this Article IV.~~
~~“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.~~
~~“Execution Date” means January 18, 2011.~~
~~“Family Members” means, with respect to any natural person, such person’s spouse, parents, grandparents, children, grandchildren, great-grandchildren, brothers and sisters, mother-in-law and father-in-law, brothers-in-law and sisters-in-law, daughters-in-law and sons-in-law. Adopted and step-members are also included as “Family Members.”~~
~~“First Lock-Up Release Date” means the first day after the thirty (30) month anniversary of the Issue Date.~~
~~“Governance Agreement” means that certain Governance Agreement, dated as of January 18, 2011, by and among the Corporation, the Mosaic Company and the Stockholder Parties thereto, as such agreement may be amended from time to time.~~
~~“Issue Date” means the date on which Cargill consummates the Split-off, as such term is defined in the Merger and Distribution Agreement, in accordance with the terms thereof.~~
~~“Lock-Up Expiration Date” means: (A) with respect to each share of Series B-1 Common Stock, the First Lock-Up Release Date, (B) with respect to each share of Series B-2 Common Stock, the Second Lock-Up Release Date and (C) with respect to each share of Series B-3 Common Stock, the Third Lock-Up Release Date.~~
~~“Lilac Trust” means the Lilac Trust dated August 20, 1996, as amended.~~
 ~~“MAC Trusts” means the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.~~
~~“Margaret A. Cargill Foundation” means the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended.~~
~~“Market Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(a) of the Registration Agreement.~~
~~“Merger” shall have the meaning assigned to such term in the Merger and Distribution Agreement.~~
~~“Merger and Distribution Agreement” means that certain Merger and Distribution Agreement, dated as of January 18, 2011, by and among the Corporation, The Mosaic Company, GNS Merger Sub LLC, the MAC Trusts and Cargill, as such agreement may be amended from time to time.~~
~~“Permitted Transfer” means:~~
~~(A)any Transfer of shares to the Corporation or any of its subsidiaries other than any such Transfer of shares of Class A Common Stock or Class B Common Stock at a price per share that exceeds the Common Market Price;~~

~~(B)any Transfer of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as the proceeds of such Transfer are to be used to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable);~~

~~(C)any pledge of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as such pledge of shares is made to a bank, trust company or other financial institution as security for a bona fide loan and the proceeds of such loan are to be, or shall have been, used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or~~

~~any one or more beneficiaries of such trust (as applicable), and the Transfer of any such pledged shares in connection with a foreclosure on such pledged shares;~~

~~(D)any Transfer of shares of a deceased holder to the estate of such deceased holder upon such deceased holder’s death and the Transfer of such shares from the estate of such deceased holder to the beneficiaries thereof, provided that each such Transfer is pursuant to the deceased holder’s will or the laws of descent or distribution;~~

~~(E)any Transfer of shares of a holder to the bankruptcy estate of such holder if such holder has become bankrupt or insolvent;~~

~~(F)any Transfer of shares by a natural person to (i) any of such holder’s Family Members, (ii) a trust for the benefit of the holder or one or more of such holder’s Family Members (a “Qualified Trust”) or (iii) any corporation, partnership or limited liability company of which, in each case, 100% of the voting and equity interests are beneficially owned by one or more of such holder and such holder’s Family Members or a trust for the benefit of one or more of such holder’s Family Members;~~

~~(G)any Transfer of shares by a Qualified Trust to the beneficiaries and/or grantor or settlor of such trust, in each case in accordance with the terms of the governing trust instrument;~~

~~(H)any Transfer of shares of Series A-4 Common Stock by a Charitable Organization to another Charitable Organization to satisfy the transferor’s annual distribution requirements under the Code, applicable treasury regulations or state law; to the extent, and only to the extent, such transferor’s liquid assets are insufficient, in the good faith judgment of the transferor, to meet such annual distribution requirements and operating requirements for such period;~~

~~(I)any Transfer of shares by the Acorn Trust to the MAC Foundation in accordance with the governing trust agreement for the Acorn Trust and any Transfer of shares from the Lilac Trust to the Anne Ray Charitable Trust in accordance with the governing trust agreement for the Lilac Trust;~~

~~(J)any Transfer of shares by a holder thereof (other than a Transfer of shares to the Corporation or any of its subsidiaries, which is the subject of clause (A) of this definition) approved by the Board of Directors and by Cargill;~~

~~(K)any Transfer of shares after the second (2nd) anniversary of the Issue Date with respect to which no gain or loss is recognized for U.S. federal income tax purposes;~~

~~(L)any Transfer of shares after the second (2nd) anniversary of the Issue Date to Cargill Family Members, Cargill Family Entities, Cargill Family Member Estates, Cargill Family Trusts and Charitable Organizations; and~~

~~(M)any Transfer of shares after the second (2nd) anniversary of the Issue Date by a Cargill Family Trust to the beneficiaries and/or grantors or settlors of such trust.~~
~~“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.~~
~~“Private Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(c) of the Registration Agreement.~~
~~“Qualified Transfer” means a Transfer (A) pursuant to a tender or exchange offer that is made by the Corporation or any of its subsidiaries or approved (including solely for the purposes of this definition) or recommended by the Board of Directors (or a designated committee thereof) in which all classes of Company Common Stock are offered the same form and amount of consideration per share or (B) arising as a result of a reorganization, consolidation, combination or merger or similar transaction to which the Corporation is a party and in which all classes of Company Common Stock are offered the same kind and amount of consideration per share.~~

 ~~“Registration Agreement” means that certain Registration Agreement, dated as of January 18, 2011, by and among the Corporation, The Mosaic Company, Cargill, the MAC Trusts and the other Persons party thereto, as such agreement may be amended from time to time.~~

~~“Released Share Offering” has the meaning assigned to such term in the Registration Agreement.~~
~~“Second Lock-Up Release Date” means the first day after the forty-two (42) month anniversary of the Issue Date.~~
~~“Structured Formation Offering” means any of the First Formation Offering, the Second Formation Offering, the Third Formation Offering, the Fourth Formation Offering, and the S&P 500 Index Inclusion Offering, as each such term is defined in, and pursuant to, the Registration Agreement.~~
~~“Third Lock-Up Release Date” means the first day after the fifty-four (54) month anniversary of the Issue Date.~~
~~“Transfer” means (with its cognates having corresponding meanings), with respect to any securities (“applicable securities”), (i) any direct or indirect sale, exchange, issuance, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the applicable securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, any applicable securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any applicable securities, including short sales of applicable securities, option transactions with respect to applicable securities, use of equity or other derivative financial instruments relating to applicable securities and other hedging arrangements with respect to applicable securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the applicable securities, other securities, cash or otherwise; provided, however, that the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act shall not constitute a “Transfer”.~~
~~4.~~    Preferred Stock.
The Board of Directors is authorized, subject to limitations prescribed by law ~~and Section 2(D)(2) of this Article IV,~~ to provide by resolution or resolutions for the issuance of shares of Preferred Stock from time to time in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (each a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations and restrictions thereof. The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.
The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(a)    the designation of the series, which may be by distinguishing number, letter or title;
(b)    the number of the shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);
(c)    whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;
(d)    the dates at which dividends, if any, shall be payable;
(e)    the redemption rights and price or prices, if any, for shares of the series;
(f)    the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
(g)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)    whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)    restrictions on the issuance of shares of the same series or of any other class or series;
(j)    the voting rights, if any, of the holders of shares of the series; and
(k)    such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

ARTICLE IX
STOCKHOLDER ACTION BY WRITTEN CONSENT
Subject to the rights of holders of any series of Preferred Stock from time to time outstanding, ~~A~~action shall be taken by the stockholders of the Corporation only at annual or special meetings of the stockholders, and stockholders may not act by written consent~~; provided, however, that any action required or permitted to be taken by stockholders for or in connection with any action set forth in Section 2(D)(2) of Article IV and recommended by the Board of Directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the applicable classes and/or series of shares of Class A Common Stock and/or Class B Common Stock representing the Requisite Votes (in addition to the holders of outstanding shares of Company Common Stock representing the minimum number of votes that are otherwise required under applicable law or this Restated Certificate of Incorporation) and shall otherwise comply with the procedures set forth in the bylaws of the Corporation~~. Special meetings of the stockholders may only be called as provided in the bylaws.

ARTICLE X
AMENDMENT
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute ~~(but subject to Section 2(D)(2) and Section 2(D)(3) of Article IV)~~, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

APPENDIX C

PERFORMANCE METRIC DEFINITIONS

2015 Short Term Incentive Program Measures:
Incentive Operating Earnings: Consolidated operating earnings determined in accordance with GAAP and adjusted as specified below multiplied by a sharing rate determined by our Incentive ROIC:

•
Consolidated operating earnings are adjusted to exclude any restructuring charges, non-cash write-offs of long-term assets, expenses related to merger and acquisition activities, annual incentive bonuses, unrealized derivative gains and losses and significant, non-ordinary course legal settlements involving settlement fees or other judgment amounts, costs and expenses of more than $25 million.

•	Incentive Return on Invested Capital (Incentive ROIC) is:
Incentive Operating Earnings + Equity in net earnings (loss) of nonconsolidated companies – Provision for income taxes (before discrete items)
÷
Average Invested Capital
•
Average Invested Capital is the average as of each month-end of total assets minus non-interest bearing liabilities, excluding goodwill, expansion construction in progress, new borrowing arrangements, stock repurchases and non-cash write-offs of long-term assets.

Controllable Operating Costs: Arithmetic average of payout percentages for separate measures for our Phosphates and Potash business segments controllable operating costs per production tonne, as described below:

•	Controllable Operating Costs:
	w	production costs consisting of costs considered and capitalized in inventory plus all idle plant costs
+
w
local general and administrative expenses and support function costs, excluding incentive program and other employee benefits expenses, any restructuring charges and expenses related to merger and acquisition activities, but including supply chain costs

-
w
costs of purchased commodities, depreciation, depletion, accretion and amortization, non-operating idle plant costs, ammonia production turnaround costs, Esterhazy brine inflow costs, Potash segment income-based royalties and taxes, fees received from third parties, taxes and charitable contributions, realized derivative gains and losses, separation costs, fluctuations in foreign exchange rates, costs of complying with the consent decrees relating to the EPA RCRA Initiative described in Mosaic’s Annual Report on Form 10-K for 2014 and existing or future numeric nutrient criteria rules where such costs were unknown at the time the applicable performance targets were established for the annual incentive program, and product improvement costs that are passed on to customers for U.S. and Canadian operations of our Phosphates and Potash business segments.

Incentive Selling, General and Administrative Expenses: Selling, general and administrative expenses determined in accordance with GAAP less incentive program and other employee benefits expenses, any restructuring charges and expenses related to merger and acquisition activities.

C- 1

2014 Cost Reduction Incentive Award Measure:

Controllable Operating Costs: Arithmetic average of payout percentages for separate measures for our Phosphates and Potash business segments controllable operating costs per production tonne, as described below:

•	Controllable Operating Costs:
	w	production costs consisting of costs considered and capitalized in inventory plus all operating idle plant costs
+
w
local general and administrative expenses and support function costs, excluding incentive program and other employee benefits expenses, any restructuring charges and expenses related to merger and acquisition activities, but including supply chain costs (“Local G&A Costs”)

+
w
50% of SG&A expenses determined in accordance with GAAP less incentive program and other employee benefits expenses, any restructuring charges, expenses related to merger and acquisition activities and Local G&A Costs

-
w
costs of purchased commodities, depreciation, depletion, Potash segment accretion and amortization, non-operating idle plant costs, ammonia production turnaround costs, Esterhazy brine inflow costs, Potash segment income-based royalties and taxes, realized and unrealized derivative gains and losses and separation costs for U.S. and Canadian operations of our Phosphates and Potash business segments.

C- 2

APPENDIX D
LIST OF COMPANIES INCLUDED IN
THIRD-PARTY GENERAL INDUSTRY AND CHEMICAL AND MINING INDUSTRIES
SURVEY DATA
2014 Mercer Benchmark Database Executive Compensation Survey
Over $5 Million Revenue Sample

3M Company	Exterran Holdings, Inc.	Packaging Corporation of America
A. O. Smith Corporation	Ezcorp, Inc.	Pall Corporation
AarhusKarlshamn USA, Inc.	F. Hoffmann La-Roche, Ltd.	Pandora Jewelry, LLC
Aaron's, Inc.	FairPoint Communications, Inc.	Papa John's International, Inc.
AB Mauri Food, Inc.	FBL Financial Group, Inc.	Paramount Pictures
Abbott Laboratories	Federal Reserve Bank of Atlanta	Parker Hannifin Corporation
AbbVie, Inc.	Federal Reserve Bank of Chicago	Patterson Companies
Abloy Security, Inc.	Federal Reserve Bank of Dallas	Paychex, Inc.
Actuant Corporation	Federal Reserve Bank of Minneapolis	Paylocity
Adidas America, Inc.	Federal Reserve Bank of New York	Pearson Education
ADT, LLC	Federal Reserve Bank of Philadelphia	Pemko Manufacturing Company
Adva Optical Networking North America, Inc.	Federal Reserve Bank of St. Louis	Pennsylvania Higher Education Authority Agency
Advance Auto Parts	Federal-Mogul Corporation	Pentair, Ltd. - Pentair Valves & Controls
AECOM Technology Corporation	Federated Investors	People's United Bank
AET Inc., Ltd.	FedEx Corporation	Pepco Holdings, Inc.
Aetna, Inc.	Ferrellgas	Pernod Ricard USA, Inc.
Affinion Group, Inc.	Ferrovial	Perrigo Company
Agility Holdings, Inc.	Fidelity National Information Services	Pfizer, Inc.
Agility Logistics Corp.	Fiesta Restaurant Group, Inc.	Pharmavite, LLC
AGL Resources	Fifth Third Bancorp	PHH Corporation
Aimco	Fireman's Fund Insurance Company	Philadelphia Insurance Companies
Akzo Nobel, Inc.	First American Financial Corporation	Philip Morris International, Inc.
Albemarle Corporation	First Citizens Bancorp, Inc.	Phillips 66 Company
Alcoa, Inc.	First Financial Bank	Phillips 66 Partners LP
Allen Precision Equipment	First Solar, Inc.	Phillips-Van Heusen Corporation
Alliance Data Systems	Fiskars Brands, Inc.	Phoenix Companies
Alliant Energy Corporation	FLIK International	Pier 1 Imports, Inc.
Alliant Techsystems, Inc.	Flowserve Corporation	Pioneer Natural Resources Co.
Allianz Asset Management of America L.P.	FMC Technologies - Subsea Systems	Piper Jaffray Companies
Allianz Life Insurance Company of North America	Foodbuy, LLC	Pitney Bowes, Inc.
Alstom Power US	Foot Locker, Inc.	PlainsCapital Corporation
Alstom Power US - Alstom Transport	Forest City Enterprises, Inc.	Plum Creek Timber Company, Inc.
Alstom US - Alstom GRID	Forest Laboratories, Inc.	Polaris Industries, Inc.
Altria Group, Inc.	Fortune Brands Home & Security, Inc.	PolyOne Corporation
Amcor Rigid Plastics	Frameworks Manufacturing, Inc.	Popeyes Louisiana Kitchen, Inc.
Amer Sports Portland Design Center	Franklin Resources, Inc.	Port Authority of Allegheny County
American Airlines, Inc.	Freeport	Port of Portland
American Express Company	Fuel Tech, Inc.	Port of Seattle
American Financial Group, Inc.	Fuji Electric Corp. of America	Portfolio Recovery Associates, Inc.
American International Group, Inc.	G&K Services, Inc.	Post Holdings, Inc.
American National Insurance	GameStop Corp.	Pourshins, Inc.
American Standard Brands	Gamfi AGL US	PPL Corporation
Ameriprise Financial, Inc.	Gate Gourmet, Inc.	Praxair, Inc.
AmerisourceBergen Corporation	Gate Safe, Inc.	Presagis USA
Angie's List, Inc.	GATX Corporation	Principal Financial Group

Ann, Inc.	General Dynamics Corp.	PrivateBancorp, Inc.
Apex Systems, Inc.	General Electric	Progressive Corporation
Arca Continental - Wise Foods	General Growth Properties, Inc.	Protective Life Corporation
Arcadis US, Inc.	General Mills, Inc.	PulteGroup, Inc.
ArcelorMittal US	General Motors Company	QEP Resources, Inc.
Argo Group International Holdings, Ltd.	Gentiva Health Services	Qualcomm, Inc.
Arizona Public Service	Genuine Parts	Questar Corporation
ARJ Manufacturing, LLC	Genworth Financial, Inc.	QVC, Inc.
ArjoHuntleigh	GfK Custom Research, LLC	Radian Group, Inc.
Arlington County Government	GKN America Corporation	Radio One, Inc.
Armstrong World Industries, Inc.	Global Payments, Inc.	Randstad
Arrow Electronics, Inc.	GNC Holdings, Inc.	Raymond James Financial
Asahi Kasei Plastics North America, Inc.	Graco, Inc.	RBC Wealth Management
ASM America, Inc.	Graham Holdings Company	Realogy Holdings Corporation
ASSA ABLOY Americas	Graham Wood Doors	Red Robin Gourmet Burgers, Inc.
ASSA ABLOY Sales and Marketing Group, Inc.	Granite Construction, Inc.	Reebok International, Ltd.
ASSA, Inc.	Great-West Life Insurance Company	Reed Elsevier, Inc.
Astoria Financial Corporation	Greif, Inc.	Regency Centers Corporation
AT&T, Inc.	Guess?, Inc.	Regency Energy Partners, LP
ATCO Structures and Logistics (USA), Inc.	Guy Carpenter	Regions Financial Corporation
Atkins North America	Haldex, Inc.	Remy Cointreau USA, Inc.
Atmos Energy Corporation	Halla Visteon Climate Control Corporation	Republic Services, Inc.
Automatic Data Processing, Inc.	Halliburton Company	Restaurant Associates
Automotive Technology Systems, LLC	Hamilton Safe Company	Revlon, Inc.
AutoNation, Inc.	Hancock Holding Company	Rexel Holdings USA
AutoZone, Inc.	Hanesbrands, Inc.	Rexnord Corp.
AvalonBay Communities, Inc.	Harley-Davidson, Inc.	Reynolds American, Inc.
Avery Dennison Corporation	Harsco Corporation	Ricoh Americas Corporation
Avis Budget Group, Inc.	Hasbro, Inc.	Rite Aid Corporation
Avista Corporation - Ecova, Inc.	Hawaiian Electric Company	RLI Insurance Company
Avon Products, Inc.	HD Supply, Inc.	Rockwell Automation, Inc.
Axis Communications, Inc.	Health Net, Inc.	Rockwell Collins, Inc.
AZZ, Inc.	HealthSouth Corporation	Rockwood Manufacturing Company
Balfour Beatty Construction	Hecla Mining Company	Rogers Corporation
Ball Corporation	Heidrick & Struggles International, Inc.	Roundy's Supermarkets, Inc.
Banco Popular North America	Helmerich & Payne, Inc.	Rowan Companies, Inc.
Baxter International	Henry Schein	RR Donnelley & Sons
Beam, Inc.	Herbalife, Ltd.	Ryder Systems, Inc.
Belden, Inc. - Miranda Technologies	Hercules Offshore, Inc.	SABMiller Latin America
Berkshire Hathaway, Inc.	Herman Miller, Inc.	Sage North America
Best Buy Company, Inc.	HES, Inc.	Saipem America, Inc.
Best Vendors	HickoryTech Corporation	Samsung Telecommunications America
Big Lots, Inc.	Highland Industries	Sappi Fine Paper North America
BioMarin Pharmaceutical, Inc.	Hillenbrand, Inc.	Saputo Cheese USA, Inc.
BMW Manufacturing Co., LLC	Hillshire Brands Company	Saputo Dairy Foods USA, LLC
BMW of North America, LLC	Hilton Worldwide Corporation	Sargent Manufacturing Company
BNSF Railway Company	Hitachi America, Ltd.	SCA Americas
Bob Evans Farms, Inc.	Hitachi HVB, Inc.	SCANA Corporation
Bodega Latina Corporation, dba El Super	Hitachi Solutions America, Ltd.	Schaub and Company, Inc.
Boise Cascade, LLC	HNI Corporation	Scripps Networks Interactive, Inc.
BOK Financial Corporation	Holcim (US), Inc.	Security Metal Products, Inc.
Bombardier Aerospace (USA)	HollyFrontier Corporation	Select Medical Holdings Corp.
Bon Appetit Management Company	Honda of America Mfg., Inc.	Selective Insurance Company of America

Boston Properties, Inc.	Honeywell International, Inc.	SemGroup Corporation
Brady Corporation	Hormel Foods Corporation	Sempra Energy
Branch Banking & Trust Company	Hovnanian Enterprises, Inc.	Sensata Technologies, Inc.
Bridgepoint Education, Inc.	Hublot	Sephora USA, Inc.
Bridgestone Americas, Inc.	Humana, Inc.	Severn Trent Services
Bristow Group, Inc.	Hunter Douglas, Inc.	Sharp Electronics Corporation
Broadridge Financial Solutions, Inc.	Huntington Bancshares, Inc.	Siemens Corporation
Brookdale Senior Living, Inc.	Hyatt Hotels Corporation	SimCorp USA, Inc.
Broward Health	Hyundai AutoEver America	Simon Property Group
Buckeye Partners, L.P.	Hyundai Capital America	Simpson Manufacturing Co., Inc.
Bulgari Corporation of America, Inc.	Hyundai Motor America	Sinclair Broadcast Group, Inc.
Cablevision Systems Corporation	Hyundai Motor Manufacturing Alabama, LLC	SKF USA, Inc.
CACI International, Inc.	ICL	SMART Technologies Corporation
CAE CATS	IDEXX Laboratories	Smiths Medical, Inc.
CAE Healthcare US	Illinois Tool Works	Sodexo USA
CAE NETC	IMS Health	Solera Holdings, Inc. - AudaExplore
CAE SimuFlite	Ingram Micro, Inc.	Sony Pictures Entertainment
CAE USA	Ingredion, Inc.	Sotheby's
Calpine Corporation	Inteliquent, Inc.	Southern Company
Calumet Specialty Products Partners, L.P.	International Dairy Queen, Inc.	Southwestern Energy Company
Cameron International Corp.	International Paper Company	Spartan Stores, Inc. - Nash-Finch Company
Campbell Soup Company	Invensys Controls	Spectra Energy Corp.
Canadian Pacific US	Invesco, Ltd.	Spectrum Brands Holdings, Inc.
Canon Virginia, Inc.	Iron Mountain, Inc.	Spirit AeroSystems Holdings, Inc.
Canteen Vending	Irvin Automotive	Sprague Operating Resources, LLC
Capital One Financial Corp.	ITC Holdings Corp.	Springleaf Financial Services
CARBO Ceramics, Inc.	Itochu International, Inc.	SPX Corporation
Cardinal Health, Inc.	J. C. Penney Company, Inc.	StanCorp Financial Group
CarMax, Inc.	Jabil Circuit, Inc.	Stantec, Inc.
Carter's, Inc.	Jackson National Life Insurance Company	Staples, Inc.
Cascade Corporation	Jacksonville Electric Authority	Starboard Cruise Services, Inc.
Caterpillar, Inc.	Jacobs Engineering Group, Inc.	State of Tennessee
Ceco Door	James City County Government	Steelcase, Inc.
Celanese, LLC	James Hardie Industries plc	Stepan Company
Centene Corporation	JetBlue Airways	Stericycle, Inc.
CenterPoint Energy	John Wiley & Sons, Inc.	Stonyfield Farm, Inc.
CenturyLink	Johns Manville	Suburban Propane Partners, LP
CHC Helicopter SA - US	Johnson Controls, Inc.	SunCoke Energy, Inc.
Checkpoint Systems, Inc.	Jones Lang LaSalle	Superior Energy Services, Inc.
Chelan County Public Utility District	Joy Global, Inc.	SUPERVALU
Chemetall US, Inc.	JTI Leaf Services US, LLC	Swedish Match North America
Chesapeake Energy Corporation	Kaman Industrial Technologies	Sylvania Lighting Services
Chipotle Mexican Grill	KAR Auction Services, Inc.	Symetra Financial
Chiquita Brands International, Inc.	Kellogg Company	Synovus Financial Corporation
Christopher & Banks	Kelly Services, Inc.	SynTec Seating Solutions
CHS, Inc.	KEMET Corporation	Sypris Solutions, Inc.
CIGNA Corporation	Kemper Home Service Companies	T. Rowe Price Group, Inc.
Cimarex Energy Co.	Kemper Preferred	Takata Protection Systems
Citigroup, Inc.	Kennametal, Inc.	Target Corporation
City and County of Denver	Keurig Green Mountain, Inc.	Taubman Centers, Inc.
City National Bank	Kewaunee Scientific Corporation	TE Connectivity
City National Bank - Human Resources	KeyCorp	TECO Energy, Inc.
City of Dublin	Kforce, Inc.	Telephone & Data Systems, Inc.

City of Garland	Kia Motors America, Inc.	TELUS International
City of Greensboro	Kimberly-Clark Corporation	Tenaris, Inc. USA
City of Richmond	Kindred Healthcare, Inc.	Tenet Healthcare Corporation
City of Seattle	Knoll, Inc.	Terumo BCT, Inc.
Clark Equipment Company	Kohl's Corporation	Texas Industries, Inc.
Clearwater Paper Corporation	Kone, Inc.	Textron, Inc.
CME Group, Inc.	Kuehne + Nagel	The Advisory Board Company
CNA Financial Corporation	L Brands, Inc.	The Allstate Corporation
CNH America, LLC	Laboratory Corporation of America Holdings	The Boeing Company
CNO Financial Group, Inc.	Lawson Products, Inc.	The Bon-Ton Stores, Inc.
Coca-Cola Bottling Co. Consolidated	Legal & General America, Inc.	The Chubb Corporation
Coeur Mining, Inc.	Lehigh Hanson, Inc.	The Coca-Cola Company
Collin County	Leica Geosystems	The Coca-Cola Company
Colorado Springs Utilities	Leidos Holdings, Inc.	The Dannon Company, Inc.
Columbian Chemicals Company	Lennox International, Inc.	The Dolan Company
Columbus McKinnon Corporation	Level 3 Communications, Inc.	The E.W. Scripps Company
Comcast Corporation	LG Electronics, Inc.	The Estee Lauder Companies, Inc.
Comerica, Inc.	Linamar Corporation	The Hershey Company
Commercial Metals Company	Lincoln Financial Group	The J.M. Smucker Company
Commonwealth - Altadis, Inc.	Linde North America, Inc.	The Kroger Co.
Community Health Systems	Lockheed Martin	The Maiman Company
Compass Bank	Loews Corporation	The Mosaic Company
Compass Group North America	Lonza North America, Inc. - Biologics	The Nielsen Company
Compass Minerals International, Inc.	Louis Vuitton North America, Inc.	The Pampered Chef, Ltd.
Computer Sciences Corporation	Louisiana Department of State Civil Service	The Pantry, Inc.
Computershare	LPL Financial	The Sherwin-Williams Company
CONSOL Energy, Inc.	LSG Sky Chefs, Inc.	The TJX Companies, Inc.
Control Components, Inc. (CCI)	Lubrizol Corporation	The Toro Company
Convergys Corporation	LVMH Watch & Jewelry	The Travelers Companies, Inc.
Con-way, Inc.	M&T Bank Corporation	The Valspar Corporation
Corbin Russwin, Inc.	Madison Gas And Electric Company	The Walt Disney Company
Corning, Inc.	Madison Square Garden Company	The Wendy's Company
Cost Plus, Inc.	Maersk, Inc.	The Western Union Company
Covance, Inc.	Magellan Health Services, Inc.	The WhiteWave Foods Company
Cracker Barrel Old Country Store, Inc.	Magellan Midstream Holdings, LP	The Williams Companies, Inc.
Cree, Inc.	Magna International of America, Inc.	Thomas & Betts Corporation
Crothall Healthcare	ManpowerGroup	ThyssenKrupp AG (US)
Crown Castle International Corporation	Manulife Financial Corporation (US)	ThyssenKrupp Elevator
CSL, Ltd.	MAPFRE U.S.A. Corp.	Tim Hortons USA, Inc.
CST Brands, Inc.	Maquet Getinge Group	Time Warner, Inc.
Cubic Corporation	Marc Jacobs International, LLC	TK Holdings, Inc.
Cullen/Frost Bankers, Inc.	Marriott International, Inc.	TKS Industrial Company
Cummins, Inc.	Marsh & McLennan Companies, Inc.	Tokio Marine North America Services, LLC
CURRIES Company	Masco Corporation	Toll Brothers
Curtiss-Wright Corp.	Masonite International Corporation	TomTom North America, Inc.
CVR Energy, Inc.	MasterCard, Inc.	Toray Plastics (America), Inc.
CVS Caremark	Matson, Inc.	Total System Services, Inc.
Daiichi Sankyo, Inc.	Matson, Inc. - Matson Logistics	Toyota Boshoku America, Inc.
Daimler Trucks North America, LLC	Matthews International Corporation	Toyota Boshoku Indiana, LLC
Dana Holding Corporation	McDermott International, Inc.	Toyota Boshoku Kentucky, LLC
Danone Waters of America, Inc.	McDonald's Corporation	Toyota Boshoku Mississippi, LLC
Darden Restaurants, Inc.	MDU Resources Group, Inc.	Toyota Industrial Equipment Manufacturing
Dealertrack Technologies, Inc.	Mead Johnson Nutrition Co.	Tractor Supply Company
Dean Foods Company	MeadWestvaco Corporation	Transamerica Life Insurance Company

Deckers Outdoor Corporation	Medeco Security Locks, Inc.	Transcontinental, Inc.(US)
Deere & Company	Medtronic, Inc.	Transocean, Inc.
Del Monte Foods, Inc.	Mercedes-Benz, LLC	Traxon Technologies
Delhaize America Shared Services Group, LLC	Mercury Insurance Group	Tredegar Corporation
Demand Media, Inc.	MetLife, Inc.	Trelleborg Sealing Solutions U.S., Inc.
Denny's Corporation	Metropolitan Sewer District	Trinity Industries, Inc.
Denso Manufacturing Tennessee, Inc.	Metropolitan Transit Authority	Tupperware Brands Corporation
Devon Energy Corporation	Metsa Board Americas Corporation	Turner Broadcasting System, Inc.
Dex Media, Inc.	Metso USA, Inc.	U.S. Bank
DFC Global Corp	MicroStrategy, Inc.	UBS United States
DHL Express, USA	Mitsubishi Motors Credit of America, Inc.	UMB Financial Corporation
DHL Global Forwarding	Mitsubishi Motors North America, Inc.	UNC Health Care System
DHL Regional Services, Inc.	Mitsui & Co. (USA), Inc.	Under Armour, Inc.
Dialog Semiconductor plc	Modine Manufacturing Company	Union Tank Car Company
Dick's Sporting Goods	ModusLink Global Solutions, Inc.	United Natural Foods, Inc.
Diebold, Inc.	Mohawk Industries, Inc.	United Parcel Service, Inc.
Direct Energy	Molson Coors Brewing Company	United Rentals, Inc.
DIRECTV, Inc.	MoneyGram International, Inc.	United States Steel Corporation
Discover Financial Services	Monsanto Company	United Stationers, Inc.
Dockwise Engineering Services	Morrison Healthcare Food Services	United Technologies Corporation
Dockwise USA	Morrison Senior Living	United Water
Dollar General Corporation	Mortgage Guaranty Insurance Corp	UnitedHealth Group
Dollar Tree, Inc.	MSC Industrial Direct Co., Inc.	Universal Health Services, Inc.
Dominion Resources, Inc.	MTS Systems Corporation	Universal Technical Institute, Inc.
Domino's Pizza, Inc.	Mul-T-Lock USA, Inc.	Uponor, Inc.
Domtar Corporation US	Murphy Oil Corporation	USANA Health Sciences, Inc.
Doosan Infracore Portable Power	Murphy USA, Inc.	UTi Worldwide, Inc.
Dover Corporation	Mylan, Inc.	Vaisala, Inc.
Dr. Pepper Snapple Group	Nabors Industries, Ltd.	Valero Energy Corporation
Dresser-Rand Group, Inc.	Nationstar Mortgage, LLC	Vectren Corporation
DST Systems, Inc.	Nature's Sunshine Products	Verizon Communications, Inc.
DTE Energy	Nautilus, Inc.	Viacom, Inc.
Duke Energy Corporation	Navigant Consulting, Inc.	Viacom, Inc. - Media Networks
Dun & Bradstreet Corporation	Navistar International Corporation	Visteon Corporation
Dunkin' Brands, Inc.	Nestle USA, Inc.	Visteon Electronics Corporation
Dunnhumby USA, Inc.	NetJets, Inc. - Executive Jet Management	Volkswagen Group of America, Inc.
E. I. du Pont de Nemours and Company	NetJets, Inc. - NetJets Sales, Inc.	Volvo Group North America
Eagle Bancorp, Inc.	New York Community Bancorp, Inc.	Vonage Holdings Corporation
Eastman Chemical Company	Newell Rubbermaid, Inc.	W.W. Grainger, Inc.
Eaton Corporation (US)	Nexans USA	WABCO Holdings, Inc.
eBay, Inc.	Nexen Petroleum USA, Inc.	WageWorks, Inc.
Ecolab, Inc.	NextEra Energy, Inc.	Walgreen Co.
Education Management Corporation	Nike, Inc.	Wal-Mart Stores, Inc.
Edwards Lifesciences, LLC	Nike, Inc. - Converse, Inc.	Waste Management, Inc.
Elizabeth Arden, Inc.	Noble Corporation	Webster Financial Corporation
EMCOR Group, Inc.	Norfolk Southern Corporation	Weir SPM
Emtek Products, Inc.	North Carolina Office of State Human Resources	WellCare Health Plans, Inc.
Enerflex, Ltd.	Novo Nordisk, Inc.	WellPoint, Inc.
Enerflex, Ltd. - Gas Drive USA	Novozymes BioAg, Inc.	Wells Fargo & Company
Energen Corporation	Novozymes North America, Inc.	WESCO International, Inc.
Energizer Holdings, Inc.	Novozymes US - Biologicals	Westfield, LLC
Energy Transfer Partners, LP	NRG Energy, Inc.	Westinghouse Electric Company

EnPro Industries, Inc.	Nu Skin Enterprises, Inc.	Westlake Chemical Corporation
Enterprise Products Partners L.P.	NuStar Energy, LP	WGL Holdings, Inc. - Washington Gas
EOG Resources, Inc.	Nuverra Environmental Solutions	Whirlpool Corporation
EP Energy, LLC	O`Reilly Auto Parts, Inc.	Whole Foods Market, Inc.
Epson America, Inc.	Office of Information Technology Services	Williams-Sonoma, Inc.
Equifax, Inc.	OGE Energy Corp.	Winpak Portion Packaging, Inc.
Equity Residential	Oil States Industries, Inc.- Arlington	Wipro, LLC
Erie Insurance Group	Oiltanking Partners, LP	Wolfgang Puck Catering
Eurest	Old National Bancorp	Wolters Kluwer NA
EverBank	Oliver Wyman	World Duty Free S.p.A.
Evonik Industries North America	Omnicare, Inc.	Worthington Industries, Inc.
Exel	OMNOVA Solutions, Inc.	Wright Express, Inc.
Exel AEM	OneBeacon Insurance Group, Ltd.	Xcel Energy, Inc.
Exel Chem Energy	Opera Software ASA	Xerox Corporation
Exel Consumer	Orbital Sciences Corporation	XL Group plc (US)
Exel Life Science & Healthcare	Orica USA, Inc.	Xylem, Inc.
Exel Power Packaging	Oriental Trading Company, Inc.	Yale Security, Inc.
Exel Retail Sector	Osram Sylvania, Inc.	Zale Corporation
Exel TASL Sector	Outerwall, Inc.	Zeon Corp.
Exelis, Inc. - Exelis Mission Systems	Owens Corning	Zimmer Holdings, Inc.
Exelon Corporation	PACCAR, Inc.	Zions Bancorporation
Experian Group	Pacific Gas and Electric Company	Zodiac Seats US, LLC
Express Scripts, Inc.	PacifiCorp	Zurich North America

2014 Hay Executive Survey
Total Sample Data

24 Hour Fitness	Duquesne Light	Mitsubishi-MC Aviation Partners
7-Eleven	Dyno Nobel	Mitsubishi InterNat'l
ABB	E & J Gallo Winery	Mitsubishi Polycrystalline Silicon Am
Abercrombie & Fitch	E. I. du Pont de Nemours	Momentive Specialty Chemicals
AC Transit	Eagle Ottawa	Moog
Academy Sports & Outdoors	Easter Seals	Mosaic
Ace Hardware	Eastman Chemical	Movado Group
Advance Auto Parts	Edrington Group USA	MVP Health Care
Aeropostale	Elevance Renewable Sciences	Myriant
AES	EmblemHealth	NACCO Materials H&ling
AES-Indianapolis Power & Light	EmblemHealth-ConnectiCare	Nashville Electric Service
AES-ServCo	Emdeon	Nat'l Peanut Board
Afren	Energy Future Holdings	Neighborhood Health Plan
Afton Chemical	Energy Future Holdings-Luminant	Neiman Marcus
AGC Chemicals Ams	Energy Future Holdings-TXU Energy	Neiman Marcus-Bergdorf Goodman
Agfa	Eni US Operating	Neiman Marcus-Neiman Marcus Stores
Agrana	EPL Oil & Gas	Nestle USA
Ahold USA	Evonik Degussa	New York & Co
Ahold USA-Giant Food Stores	Excelerate Energy	New York Power Authority
Ahold USA-Stop & Shop Supermarket	EXCO Resources	Newark InOne
Ainsworth Pet Nutrition	Express	NewMarket
Air Liquide Am	Express Scripts	Nexen Petroleum
Air Products & Chemicals	Family Dollar	Nexeo Solutions
AK Steel	FedEx	Nike
Akzo Nobel	FedEx-FedEx Express	Nitto Denko Am-Permacel Auto

Akzo Nobel-Functional Chemicals	FedEx-FedEx Freight	Nordstrom
Akzo Nobel-Industrial Coatings	FedEx-FedEx Office & Print Srvcs	Nortek Holdings
Akzo Nobel-Powder Coatings	FedEx-FedEx Supply Chain	North Amn Breweries
Akzo Nobel-Pulp & Paper Chemicals	Ferrero USA	Northwest Bancorp
Akzo Nobel-Surface Chemistry	Finish Line	NOVA Chemicals
Albemarle	Firmenich	Novo Nordisk
Alex Lee	First 5 LA	Nutreco-Trouw Nutrition
Alex Lee-Lowes Foods Stores	Fitesa Fiberweb	Oasis Petroleum
Alex Lee-Merchants Distributors	Flexco	Occidental Petroleum-Occidental Chem
Alfa Mutual Insurance	Florida Municipal Power Agency	OCI Enterprises
Almatis	Flotek Ind.	Office Depot
Alzheimer’s Disease & Disorders Assoc	FM Global	OfficeMax
Amcor Limited-Flexibles	FMC	Old Dominion Electric Cooperative
Amcor Limited-Rigid Plastics	FMC-Agricultural Solutions	Orion Engineered Carbons
Amn Crystal Sugar	FMC-Health & Nutrition	Oscar de la Renta
Amn Eagle Outfitters	FMC-Minerals	Outotec Oyj
Amn Enterprise Group	Foot Locker	Outrigger Hotels
Amn Family Insurance Group	Foot Locker-Champs Sports	Outsell
Amn InterNat'l Group	Foot Locker-Footlocker.com/Eastbay	Owens-Illinois
Am Nat'l Insurance	Foot Locker-Team Edition	Pacific Ethanol
Am Nat'l Insurance-Property & Casualty	Forbo Flooring	Panasonic Consumer Electronics
Am Nat'l Insurance-Farm Family Ins	Forest Preserve Dist of DuPage Cnty	Pantry
AmeriHealth Caritas	Fossil	Payless ShoeSource
AmeriJet Int'l	Freeport-McMoRan	PB Leiner
Amsted Ind.	Fresh Market	Penn Nat'l Insurance
Amsted Ind.-Amsted Rail	Fuji Film-Electronic Materials	Penn Virginia Oil & Gas
Amsted Ind.-Baltimore Aircoil	H. B. Fuller	Penske Truck Leasing
Amsted Ind.-Burgess Norton	G&er Mountain	Pernod Ricard SA-Pernod Ricard USA
Amsted Ind.-Consolidated Metco	Gap	Perrigo
Amsted Ind.-Diamond Chain	Gap-Banana Republic	Perry Ellis Int'l
Anaheim Public Utilities	Gap-Gap Direct	Petco
Anheuser-Busch InBev	Gap-Gap Int'l	PetSmart
Ann	Gap-Gap Outlet	Philip Morris Int'l
Ann-AnnTaylor Factory	Gap-Old Navy	Physicians Mutual Insurance
Ann-AnnTaylor Loft	Garden Fresh Restaurants	Piccadilly Restaurants
Ann-AnnTaylor Stores	Garden Ridge	Piedmont Natural Gas
Anonymous	GDF SUEZ Energy North Am	Pier 1 Imports
Anonymous Retailer	Geisinger Health System- Health Plan	Pike
Aquarion Water	GenCorp	Pilkington
ArcelorMittal	General Electric-Energy Management	Plastic Omnium
ArcelorMittal-ArcelorMittal Tubular	General Electric-Oil & Gas	PLX Technology
Archer Daniels Midl&	Genuine Parts	Ply Gem Siding
Arizona Chemical	GEO Specialty Chemicals	PNM Resources
Arkema	Gerdau AmeriSteel	Ponce De Leon Federal Bank
Ascena Retail Group	Gilt Groupe	Port of Long Beach
Ascena Retail Group-dressbarn	Giorgio Armani	Potash of Saskatchewan
Ascena Retail Group-Justice	Giti Tire USA	Powersouth
Ascena Retail Group-Maurices	Glanbia Nutritionals Customized Sol	Prada USA
Ascend Performance Materials	Glatfelter	Praxair
Ascensus	Glatfelter-Specialty Papers	Premera Blue Cross

Ashl&-Consumer Markets	Global Cash Access	Premier
Ashl&-Hercules Water Tech	GNC	Presbyterian Healthcare Services
Ashl&-Performance Materials	Gordmans Stores	Public Works Comm of Fayetteville, NC
Assurant	Great Lakes Dredge & Dock	PVH Corp
Atmos Energy	Griffith Laboratories USA	PVH Corp-Calvin Klein
Aurubis AG	Group Health Cooperative	PVH Corp-Izod
AutoZone	Groupe SEB	PVH Corp-Tommy Hilfiger
Avis Budget Group	Guarantee Trust Life Insurance	PVH Corp-Van Heusen
AvMed Health Plan	Haines	Queens Borough Public Library
Axalta	Halcon Resources	QVC
Axiall	Hallmark Cards	Ralph Lauren
Babcock & Wilcox	Hanesbr&s	Ralph Lauren-Club Monaco
Babcock & Wilcox-B&W Nuclear Energy	Harris Holdings	Reiter Affiliated
Babcock & Wilcox-B&W Nuclear Ops	Harvard Pilgrim Health Care	Remy Cointreau USA
Babcock & Wilcox-B&W Power Gen Grp	Harvard Vanguard Medical Assoc	Remy Int'l
Babcock & Wilcox-Babcock & Wilcox Tech	Health Net	Rent-A-Center
Bacardi Limited-Bacardi USA	Health New Engl&	Rio Tinto
Baker Hughes	HealthPartners	Rite Aid
Bare Escentuals	Heat Transfer Research	Rocktenn
Barilla Pasta US	Heaven Hill Distilleries	Roquette Am
Barnes & Noble	Heerema Marine Contr Nederl& B.V.	Ross Stores
BASF	Heineken USA	SABIC Innovative Plastics US
Bauer Hockey	Helzberg Diamonds	Sacramento Municipal Utilities District
Bayer-MaterialScience	Hershey Foods	Saint-Gobain-Abrasives
BE Aerospace	hhgregg	Saint-Gobain-Ceramics
Beam Suntory	High Point University	Saint-Gobain-Certain Teed
Bebe Stores	HighMount Exploration & Prod	Saint-Gobain-Delegation
Bekaert	Hilcorp Energy	Saint-Gobain-Gypsum
Belden	Hillwood Development	San Francisco Health Plan
Belk	Hilti-US	San Francisco Museum of Modern Art
Beneo	Holcim Group Support	Sanofi-Aventis
Best Buy	Holley Performance Products	Sasol North Am
BIC	Home Depot	Sazerac
Big Lots	Honeywell-Specialty Materials	SCA Packaging Ams-Ams
Biocoat	Horizon Blue Cross Blue Shield of NJ	School Specialty
Biomerieux	Hormel Foods	Scion Dental
Biscuitville	Hot Topic	Sears
BJ’s Wholesale Club	Houghton Int'l	Securian
Blue Cross & Blue Shield of FL	HTH Worldwide	Seneca Resources
Blue Cross & Blue Shield of KS	Hudson’s Bay-Lord & Taylor	Senior Health Insurance of Philadelphia
Blue Cross & Blue Shield of KC, MO	Huntsman-Advanced Materials	Severstal-Severstal North Am
Blue Cross & Blue Shield of Mass	Huntsman-Polyurethanes	Sharyl& Utilities
Blue Cross & Blue Shield of NE	Huntsman-Textile Effects	Shopko
Blue Cross & Blue Shield of NC	ICL Performance Products	Siegwerk USA
Blue Cross & Blue Shield of RI	IKEA	Siemens
Blue Cross & Blue Shield of SC	Illinois Tool Works	Sierra Nevada Brewing
Blue Shield of California	Independence Blue Cross	Sika
Bluestar Silicones	Indiana Packers	Sleep Innovations
BMW-BMW Financial Services	Indiana University	Sojitz of Am

Body Central	INEOS	Solvay Am
Bon-Ton Stores	INEOS Oligomers	Solvay Am-Solvay Chemicals
Boston Beer	Infineum USA	Solvay Am-Solvay Specialty Polymers
Bourns	Innophos	Sonoco Products
BPZ Energy	Integral Quality Care	Southern Minnesota Municipal Power Ag
Brambles	Intelsat	SW Gas
BreitBurn Management	Int'l Flavors & Fragrances	SWern Energy
Briggs Equipment	Int'l Socof Arboriculture	Specialtys Cafe & Bakery
Brookhaven Nat'l Laboratory	INVISTA	Sports Authority
Brown-Forman	Iroquois Pipeline	St. John Knits Int'l
Buckman Laboratories	Italcementi	Stage Stores
Burberry	J.Crew	Staples
Bureau Veritas	Jacob K. Javits Convention Center	Starbucks
Burlington Northern Santa Fe Railway	jcpenney	State of PA Dept of Housing Financing
BWI North Am	Johnson Matthey	Stepan
Cabot	Joy Global	Stihl
Calgon Carbon	K&L Gates	Stryker
Campari Am	Kaiser Foundation Health Plan	Styrolution
Capital Metropolitan Transp Authority	Kaiser Foundation Health Plan-CO	Styron
Capital SW-Balco	Kaiser Foundation Health Plan-GA	Summa Health System-Summa Mgmt Srvcs
Capital SW-dataSPAN	Kaiser Foundation Health Plan-HI	Sun Life Financial
Capital SW-Jet Lube	Kaiser Foundation Health Plan-Mid-Atl	Superior Energy
Capital SW-Rector Seal	Kaiser Foundation Health Plan-N. CA	SuperValu
Capital SW-Smoke Guard	Kaiser Foundation Health Plan-NW	SuperValu-Cub Foods
Capital SW-Whitmore	Kaiser Foundation Health Plan-S CA	SuperValu-Farm Fresh
Cardone Ind.	Kaiser-Francis Oil	SuperValu-Shop N Save
CareFirst Blue Cross Blue Shield	Kansas City Life Insurance	SVZ Int'l
Cargill	KAO-KAO Br&s	Swarovski North Am
Carlson Rest Worldwide-TGI Friday’s	Kate Spade & Co-Adelington Design Group	Swiss Re
Carrizo Oil & Gas	Kellogg	Symbria
Carter’s	Kenneth Cole	Talbots
Carus Chemical	Kimberly-Clark	Talisman Energy USA
Caterpillar	Kloeckner Metals	Tate & Lyle Ams
Cedar Fair Entertainment	Knauf Insulation GmbH	Tate & Lyle Ams-Custom Ingred
Celanese Ams	Knowledge Universe	Tate & Lyle Ams-Ingredients Ams
Centene	Knowledge Works Foundation	Technip
CenterPoint Energy	Kohl’s	Tekni-Plex
CF Ind.	Koppers Ind.	Teknor Apex
CG Power Solutions	Kroger	Tessenderlo
Chaparral Energy	Krystal	The Baby Fold
Charlotte Russe	L Br&s	ThyssenKrupp
Ascena Retail Group-Catherines	L Br&s-Bath & Body Works	Tiffany & Co.
Ascena Retail Group-Lane Bryant	L Br&s-Henri Bendel	Tipp Enterprises-Novamex
Chef’s Warehouse	L Br&s-Victoria’s Secret Direct	TJX
Chef’s Warehouse-Michael’s Finer Meats	L Br&s-Victoria’s Secret Stores	TJX-Home Goods
Chesapeake Utilities	L.L. Bean	TJX-Marmaxx
Chester County Intermediate Unit	Lafarge North Am	Tomtom
Chico’s	Lake L& College	Tory Burch
Chico’s-Boston Proper	L&is & Gyr Powers	TOTAL S.A.-Total Petrochem & Refin
Chico’s-Soma Intimates	L&s’ End	Toys R Us

Chico’s-White House/Black Market	Lanxess	Tractor Supply
Children’s Place	Laureate Education	Transocean
CHS	Lehigh Hanson	Transurban
Cigna HealthSpring	Lehigh Hanson-Building Products	Treasury Wine Estates
Citi Trends	Lehigh Hanson-Lehigh White	Trinchero Family Estates
City of Philadelphia-Philadelphia Gas Works	Lehigh Hanson-North Region	Trinity Wall Street
Clariant	Lehigh Hanson-South Region	Tronox
Coach	Lehigh Hanson-West Region	Trustmark Insurance
Coca-Cola Bottling	LensCrafters	Tuesday Morning
Coca-Cola Enterprises	Lenzing Fibers	Tufts Associated Health Plans
Collin County, TX	LG&E & KU	Tumi
Colorado PERA	Lhoist North Am	Tyson Foods
Colorado Springs Utilities	Li & Fung USA	Ulta
Columbia University	Limited Stores	Union Pacific
Comcast Cable Communications	LOMA	United Arab Shipping
Community Service Society	Loop-Logan Aluminum	United Space Alliance
Compass Group NAD	L’Oreal USA	United States Distilled Products
Constellation Br&s-Crown Imports	Lotus Bakeries	UnitedHealth Group
Continental Automotive Systems	Louisiana Workers’ Compensation	Unitil
CopperPoint Mutual Insurance	Lowe’s	Urban Outfitters
Corrections of Am	Lubrizol	Valent-Valent BioSciences
Coty	Luxottica	Valent-Valent U.S.A.
COUNTRY Insurance & Financial Srvc	Luxottica Retail-Pearle Vision	Vectren
Cristal	Luxottica Retail-Sears Optical	Vectren-Vectren Energy Delivery of OH
CSN	Luxottica Retail-Sunglass Hut	Vectren-Vectren North
CSS Ind.	Luxottica Retail-Target Optical	Vera Bradley Designs
Cumberl& Gulf Group	LVMH Moet Hennessy Louis Vuitton-DFS	Vernay Laboratories
Custom Alloy	LVMH Moet Hennessy Louis Vuitton-DK	Visa USA
CVS	LVMH Moet Hennessy Louis Vuitton-Fendi	Viterra
CVS-Pharmacy Services	LVMH Moet Hennessy Louis Vuitton-LV	Walgreens
D&B	LVMH Moet Hennessy Louis Vuitton-MH	Walmart Stores
Dallas Fort Worth Int'l Airport	LVMH Moet Hennessy Louis Vuitton-S	Walmart Stores-Sam’s Club
Danfoss	LVMH Moet Hennessy Louis Vuitton-W&J	Walmart Stores-Stores & Super Stores
Dawn Food Products	Lyondell Basell NA-Lyondell	Wawa
Day & Zimmermann	MacDermid	WD-40
Deckers Outdoor	Macy’s	Weatherford Int'l
Deere	Macy’s-Bloomingdale’s	Wegmans Food Markets
Del Monte Foods-Big Heart Pet Br&s	Magellan Health Services	Wellmark Blue Cross Blue Shield
Delicato Family Vineyards	Main Street Am Group	WellPoint
Delta Dental Plan of Colorado	Maine Employers’ Mutual Insurance	West Ed
Delta Dental Plan of Michigan	Mangar Medical Packaging	Westlake Chemical
Delta Dental Plan of Rhode Isl&	Manhattan Neighborhood Network	Wienerberger-General Shale Brick
Destination Maternity	Marmon Group-Union Tank Car	William Grant & Sons
Diageo North Am	Materne	Williams-Sonoma
Dick’s Sporting Goods	MBM	Williams-Sonoma-Pottery Barn
Diesel USA	MeadWestvaco	Williams-Sonoma-Pottery Barn Kids
Dollar General	Medica Health Plans	Williams-Sonoma-West Elm
Dollar Tree	Medical Mutual of Ohio	Williams-Sonoma-Stores
Dominion Resources	Meijer	Wills Group
Dominion Resources-Dominion Gen	Memphis Light, Gas & Water	Wilo

Dominion Resources-VA Power	MetLife	Winn-Dixie
Dorman Products	Metropistas	Yara
Dow Chemical	Metropolitan Water District of S. CA	Zale
Dow Chemical-Dow AgroSciences	MGP Ingredients	Zeon Chemicals
Dow Corning	Michaels Stores	Zep
DSM Resins-DSM Nutritional Products	Michelin North Am	ZF Group-North Amn Operations
DSW	Mississippi State University	Zumtobel Lighting

2014 Towers Watson CDB Executive Compensation Survey
$6 Billion to $20 Billion Revenue Sample

AbbVie	Darden Restaurants	MillerCoors
ACH Food*	Dean Foods	Mosaic
Actavis	Diageo North America*	Murphy Oil
Agilent Technologies	Domtar	Mylan
Agrium*	Dow Corning	Navistar International
Air Products and Chemicals	Eastman Chemical	Newell Rubbermaid
AK Steel	Eaton	Nokia
Allergan	eBay	Norfolk Southern
Altria Group	Ecolab	Omnicare
Amgen	EMD Millipore*	Osram Sylvania*
Amway	Encana Oil & Gas USA*	Owens Corning
Andersons	Essilor of America*	Parker Hannifin
ARAMARK	Estee Lauder	Potash*
Arkema*	Federal-Mogul	Praxair
Arrow Electronics	Ferrovial*	PulteGroup
Automatic Data Processing	GAP	Quest Diagnostics
Avis Budget Group	General Mills	R.R. Donnelley
Avon Products	Gilead Sciences	Reynolds Packaging*
Ball	GROWMARK	Ricoh Americas*
Barrick Gold of North America*	Harley-Davidson	Rockwell Automation
Baxter	Henry Schein	Royal Caribbean Cruises
BD (Becton Dickinson)	Hershey	Royal DSM*
Beckman Coulter*	Hertz	Ryder System
Big Lots	Hilton Worldwide	S. C. Johnson & Son
Biogen Idec	Hormel Foods	Seagate Technology
Booz Allen Hamilton	HTC Corporation*	Sherwin-Williams
BorgWarner	Ingersoll-Rand	Southwest Airlines
Boston Scientific	J.M. Smucker	Spirit AeroSystems
Bristol-Myers Squibb	Jacobs Engineering	SSAB*
Carnival	JetBlue Airways	St. Jude Medical
Catamaran	KBR	Starbucks Coffee
Celanese	Kellogg	Starwood Hotels & Resorts
Celestica	Kelly Services	Stryker
Celgene	Keystone Foods*	Syngenta Crop Protection*
CEVA Logistics	Kimberly-Clark	TE Connectivity
CF Industries	Kohler	Terex
CGI Technologies and Solutions*	Kraft Foods	Textron
CH2M HILL	Kyocera*	Thermo Fisher Scientific
Charter Communications	L-3 Communications	Transocean
Cliffs Natural Resources	Lafarge North America*	Trinseo
Coca-Cola Enterprises	Land O'Lakes	TRW Automotive
Commercial Metals	Lehigh Hanson*	United States Steel

ConAgra Foods	Leidos	URS
Corning	Level 3 Communications	Viacom
Covidien	Marriott International	Waste Management
CSC	Masco	Weyerhaeuser
CST Brands	MeadWestvaco	Xerox
CSX	Medtronic
Cumberland Gulf Group	Micron Technology
*Subsidiary company data used
2014 Towers Watson Compensation Survey Resource
Total Sample Data
(Size Adjusted to Mosaic Revenue Scope Using Regression Analysis)

AAA	Gannett	Premera BlueCross
Accident Fund Insurance	Genesis Energy	Primerica Life
AgFirst	Gentiva Health Services	Project Management Institute
AGL Resources	Georgia Institute of Technology	Property Casualty Insurers Assoc of Am
AgStar Financial Services	Giant Eagle	QBE the Americas
Alfa Laval, Inc.	Girl Scouts of the USA	QTI Human Resources
Alliant Energy	GKN	Quad/Graphics
Alpha Packaging	Glazer's Distributors	REA Magnet Wire Company, Inc.
Amcor Rigid Plastics USA	GOJO Industries	Recology
American Cancer Society, Inc.	Gold Eagle	Regency Centers
American Commercial Lines	Graco	Regions Financial
American Enterprise	Grande Cheese	Rexnord Corporation
American Heart Association	Great American Insurance	Rice University
American University	Grow Financial Federal Credit Union	RiceTec
Ames True Temper	GROWMARK	Rich Products
Amica Mutual Insurance	GTECH	Rite-Hite Holding Corporation
Applied Research Associates	GuideStone Financial Resources	RLI Insurance Company
Asahi Kasei Plastics NA, Inc.	H.D.Vest Financial Services	RTC
ASCO - Valve	Habitat for Humanity International	Rust-Oleum
A-T Solutions, Inc.	Harris Health System	S&C Electric
Auto Club Group	Hazelden Foundation	Sabre Industries
Automobile Club of Southern California	HDR, Inc.	Sage Publications
Axcess Financial Services, Inc.	Health Net	Salk Institute
B Braun Medical	Hendrickson	Sally Beauty
Bain & Company	Henry Ford Health Systems	Salt Lake County
Bar Plan Mutual Insurance Company	High Industries, Inc.	Samuel Roberts Noble Foundation
Baylor College of Medicine	Hillenbrand, Inc.	San Antonio Water System
Baylor Health Care System	Hitachi Computer Products	Sazerac Company
BBA Aviation	HNI	SCANA
Bemis Manufacturing Company	HNTB	Scholle Corporation
Bi-Lo Holdings LLC	Hu-Friedy Manufacturing Company, Inc.	Schwan Food
Black Hills	Humana	Seaman Corporation
BlueCross BlueShield of Arizona	Hunter Industries	Securus Technologies, Inc.
BlueCross BlueShield of Louisiana	Huntington Memorial Hospital	Seibels Bruce Group, Inc.
BlueCross BlueShield of Tennessee	ICF International	SEMCO Energy
BlueCross of Idaho	ICW Group	Sentara Health Care
Board of Pensions	IDEX Corporation	Sentry Insurance
Boddie-Noell Enterprises, Inc.	II-VI	Serco
Bosch Packaging Services	Indiana Farm Bureau Insurance	Shands Health Care
Boy Scouts of America	Ingram Industries	Sharp Electronics
Boyd Gaming	Insperity	Smithfield Farmland
Bradley	Institute for Defense Analyses	SMSC Gaming Enterprise

Brickman Group	Institute of Electrical & Electronic Eng	Sodexo
Bridgepoint Education	Integra Lifesciences Corporation	Solar Turbines
Bridgestone Americas	INTEGRIS Health	Sole Technology, Inc.
Bristow Group	International Electric Supply	Solo Cup
Brookdale Senior Living	Intertape Polymer Corporation	Southeastern Freight Lines
Brotherhood Mutual Insurance	Invacare Corporation	Southern Farm Bureau Life
Brownells, Inc.	Ion Beam Applications	Space Dynamics Laboratory
Bryant University	Iron Mountain	Space Telescope Science Institute
Build-A-Bear Workshop	Irvine	SpartanNash
Burgess & Niple	Itochu International	Spectrum Health - Grd Rapids Hosp
Cablevision Systems	J.R. Simplot	St. Cloud Hospital
CACI International	Jacobs Technology	St. Louis County Government
Caelum Research Corporation	Jefferson Science Associates	St. Luke's Cornwall Hospital
California Casualty Management	Johns Hopkins University	Stampin' Up!
California Dental Association	Johnson Outdoors	Standard Motor Products
Cambia Health Solutions	Joint Commission	Star Tribune
Camcraft	Jones Lang LaSalle	State Corporation Commission
CareFirst BlueCross BlueShield	Judicial Council of California	Storm Industries, Inc.
Carlson	K. Hovnanian Companies	Subaru of Indiana Automotive, Inc.
Carolinas Health Care System	Kansas City Southern	T System
CDM Smith	Keihin North America	Taylor
CEMEX, Inc.	Kelsey-Seybold Clinic	TaylorMade-adidas Golf Company
CF Industries	KI, Inc.	TDS Telecom
Chamberlain Group, Inc.	Kindred Health Care	Tecolote Research, Inc.
Chelan County Public Utility District	Kronos Worldwide	Terumo BCT
Chicago Transit Authority	L.L. Bean	Texas Children's Hospital
Children's Health Care of Atlanta	Laboratory Corporation of America	Texas Mutual Insurance
CHS	Lake Federal Bank	TJX Companies
Chumash Employee Resource Center	Lake Region Medical	Travis County
Church of Jesus Christ of Latter-day Saints	Land O'Frost	Treasure Island Resort & Casino
Citizens Energy Group	Lantech.com	Tribune
City of Chicago	Las Vegas Sands Corporation	Trinity Consultants, Inc.
City of Garland	LBrands	Trinity Health
City of Greensboro	Learning Care Group	True Value Company
City of Houston	Legal & General America	Tufts Health Plan
City of Las Vegas	Leggett and Platt	Turner Broadcasting
City of Philadelphia	Leupold & Stevens	UMB Financial Corporation
ClubCorp, Inc.	LG&E and KU Energy	United American Insurance
CNH Industrial	Lhoist North America	United States Steel
CNL Financial Group	Lieberman Research Worldwide	United Way for SW Michigan
Coca-Cola Bottling	Littelfuse	UnitedHealth Group
Coca-Cola Refreshments	Little Lady Foods	Universal Studios Orlando
Collin County	LSG Sky Chefs	University of AL at Birmingham
Colonial Williamsburg Foundation	Lubrizol	Univ of AK for Medical Science
Colorado Springs Utilities	Lutron Electronics	Univ of California
Colsa	M. A. Mortenson Company	Univ of California, Berkeley
CommScope	Malco Products, Inc.	Univ of Chicago
Community Coffee	Manpower	Univ of Georgia
Community Health Network	ManTech International	Univ of Houston
Community Preservation Corporation	MAPFRE USA	Univ of Kansas Hospital
ConnectiCare Capital LLC	Maricopa Cnty Office of Mgmt-Budget	Univ of Miami
Copper Point	Maricopa Integrated Health System	Univ of Michigan
Corinthian Colleges	Marshfield Clinic	Univ of Miss Medical Center
Cornell University	Maschhoffs	Univ of NC Hospitals

Corrections Corporation of America	Mayo Clinic	Univ of Notre Dame
Cosmopolitan of Las Vegas	McCain Foods USA	Univ of Richmond
Cox Enterprises	McGladrey LLP	Univ of Rochester
CST Brands	Medical Center of Central Georgia	Univ of South Florida
CTI BioPharma	Medical College of Wisconsin	Univ of Southern California
CUNA Mutual	Medical Mutual of Ohio	Univ of St. Thomas
Deceuninck	Merrill	Univ of Texas at Austin
Decurion	Metagenics	Univ of TX Health Science Center- Hston
Delaware North	MFS Investment Management	Univ of TX Health Scnce Center-San Ant
Delhaize America	MGM Resorts International	Univ of Texas SW Medical Center
DENSO International	Midwestern University	Univ of Virginia
DePaul University	Mine Safety Appliances	Univ of Wisconsin Medical Foundation
Diebold	Minneapolis School District	Univ of Wisconsin Hospital and Clinics
Doherty Employer Services	Minnesota Management & Budget	UPS
Dole Foods	Missouri Department of Conservation	URS Federal Services
Duke Realty	Missouri Department of Transportation	US Xpress, Inc.
E A Sween Company	Mitsubishi International	Utah Transit Authority
Eclipse, Inc.	Mohawk Industries	VACCO Industries
Ecova	Molex	Vail Resorts Management
Elizabeth Arden	MoneyGram International	Valero Energy
EMCOR Group	MRIGlobal	Velcro Group
Emerson Electric	MTS Systems	Veolia Transportation
Emory University	MultiPlan	Via Christi Health
Energy Future Holdings	Mutual of Omaha	Vi-Jon
Energy Solutions	National Academies	Virginia Department of Transportation
EnerNOC	National Futures Association	Virginia Mason Medical Center
Environmental Chemical Corp	National Interstate	Virtua Health
Erickson Retirement Communities	National Louis University	Visiting Nurse Health System
Erie Insurance	Nature's Sunshine Products	W. C. Bradley
ESCO Technologies	Navy Exchange Enterprise	Wake Forest University
Etnyre International Limited	NCCI Holdings	Walter Energy
Farm Credit Bank of Texas	NCQA	Washington University in St. Louis
Farm Credit Foundations	NRG Energy	Wawa
Federal Reserve Bank of Atlanta	NYU Langone Medical Center	Wayne Memorial Hospital
Federal Reserve Bank of Boston	Oil-Dri Corporation of America	Wellmark BlueCross BlueShield
Federal Reserve Bank of Dallas	Old Dominion Electric	Wells' Dairy
Federal Reserve Bank of Mpls	Orbital Science Corporation	West Liberty Foods LLC
Federal Reserve Bank of Phil	Orlando Health	West Penn Allegheny Health System
Federal Reserve Bank of St. Louis	Pampered Chef	West Virginia University Hospitals, Inc.
Federal Reserve Board	Papa John's	Westfield Group
FedEx Express	Patterson Companies	Westminster Communities of Florida
Fermi National Accelerator Lab	Pattonair	Weston Solutions, Inc.
Ferro Corporation	Paycor	Wheaton Franciscan Health Care
First Citizens Bank	Paylocity	Whole Foods Market
First Interstate Bank	Penn State Hershey Medical Center	Windstream Communications
FleetPride, Inc.	Pepper Construction Company	Winpak Portion Packaging Limited
Fleetwood Group	PM	Wisconsin Physicians Service Insurance
Flexcon Company, Inc.	PMA Companies	World Vision International
Flexible Steel Lacing	Port Authority of Allegheny County	WSI-SRS
Fluor Federal Petroleum Ops	Port Authortiy of NY & NJ	Wyle Laboratories
Fortune Brands Home & Security	Port of Portland	XO Communications
Freeman Dallas	Port of Seattle	Xtek, Inc.
Froedtert Health	Preferred Mutual Insurance Company	Zeon Chemicals LP
G&K Services	Preformed Line Products	Zimmer

2014 Towers Watson CDB Executive Compensation Survey
Chemical and Gases Industry
(Median Revenue Size $6 Billion)

Agrium	DuPont	OM Group
Air Products and Chemicals	Eastman Chemical	Polymer Group
Americas Styrenics	Ecolab	PolyOne
Arkema	EMD Millipore	Potash
Axiall Corporation	H.B. Fuller	Praxair
Celanese	Infineum USA	Trinseo
CF Industries	International Flavors & Fragrances	Tronox
Chemtura	LyondellBasell	Westlake Chemical
Dow Corning	Mosaic

IMPORTANT INFORMATION CONCERNING
THE MOSAIC COMPANY ANNUAL MEETING

Online check-in begins: 9:30 a.m., Central Time	Meeting begins: 10:00 a.m., Central Time

Mosaic stockholders as of the close of business on March 22, 2016, the record date for the annual meeting, are entitled to participate in the annual meeting on May 19, 2016.

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS16. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:30 a.m., Central Time at which time you may vote your shares or submit questions in advance of the meeting if you have entered your 16-digit control number as described below. The webcast starts at 10:00 a.m., Central Time.

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

THANK YOU FOR YOUR INTEREST AND SUPPORT-YOUR VOTE IS IMPORTANT!

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 19, 2016.

THE MOSAIC COMPANY	Meeting Information
	Meeting Type:		Annual
	For holders as of:		March 22, 2016
	Date:	May 19, 2016	Time:	10:00 AM Central Time
	Location:	Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/MOS16

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MOS16 and be sure to have the information that is printed in the box marked by the arrow

	à	XXXX XXXX XXXX XXXX	(located on the following page).

THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219
You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY SATEMENT		2015 ANNUAL REPORT TO STOCKHOLDERS
How to View Online:
Have the information that is printed in the box marked by the arrow		à	XXXX XXXX XXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box
	marked by the arrow à	XXXX XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2016 to facilitate timely delivery.

- How To Vote - Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow
à	XXXX XXXX XXXX XXXX	(located on the following page) available and
follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/MOS16. Have the information that is printed in the box
	marked by he arrow à	XXXX XXXX XXXX XXXX	(located on the following page) available and
follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals
1.    Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to delete references to the transition process from a classified board to a fully declassified board and to permit stockholders to remove any director with or without cause;
3i. James L. Popowich
3j. David T. Seaton
3k. Steven M. Seibert

2.    Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to eliminate the authorized Class A and Class B Common Stock and provisions related thereto, and to decrease the total number of shares of capital stock that Mosaic has authority to issue from 1,279,036,543 to 1,015,000,000;
The Board of Directors recommends you vote FOR the following proposals:

4. Ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016;

The Board of Directors recommends you vote FOR the listed nominees:
3a. Nancy E. Cooper	5. An advisory vote to approve the compensation of Mosaic’s executive officers disclosed in the accompanying Proxy Statement; and
3b. Gregory L. Ebel
3c. Timothy S. Gitzel
3d. Denise C. Johnson	6. Any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.
3e. Emery N. Koenig
3f. Robert L. Lumpkins
3g. William T. Monahan
3h. James (“Joc”) C. O’Rourke

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219

During The Meeting - Go to www.virtualshareholdermeeting.com/MOS16
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE MOSAIC COMPANY
The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain		For	Against	Abstain

1.    Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to delete references to the transition process from a classified board to a fully declassified board and to permit stockholders to remove any director with or without cause;
	☐	☐	☐	3f. Robert L. Lumpkins	☐	☐	☐
				3g. William T. Monahan	☐	☐	☐
				3h. James (“Joc”) C. O’Rourke	☐	☐	☐
				3i. James L. Popowich	☐	☐	☐
				3j. David T. Seaton	☐	☐	☐
				3k. Steven M. Seibert	☐	☐	☐

2.    Approval of an amendment to Mosaic’s Restated Certificate of Incorporation to eliminate the authorized Class A and Class B Common Stock and provisions related thereto, and to decrease the total number of shares of capital stock that Mosaic has authority to issue from 1,279,036,543 to 1,015,000,000;
	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:

4. Ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016;
					☐	☐	☐

The Board of Directors recommends you vote FOR the listed nominees:

3. Election of eleven directors for terms expiring in 2017, each as recommended by our Board of Directors;				5. An advisory vote to approve the compensation of Mosaic’s executive officers disclosed in the accompanying Proxy Statement; and	☐	☐	☐
Nominees:
3a. Nancy E. Cooper	☐	☐	☐	6. Any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.	☐	☐	☐
3b. Gregory L. Ebel	☐	☐	☐
3c. Timothy S. Gitzel	☐	☐	☐
3d. Denise C. Johnson	☐	☐	☐
3e. Emery N. Koenig	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (PLEASE SIGN WITHIN BOX)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2015 Annual Report to Stockholders are available at www.proxyvote.com.
THE MOSAIC COMPANY Annual Meeting of Stockholders May 19, 2016 10:00 AM Central Time This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints James ("Joc") C. O'Rourke, Richard L. Mack, and Mark J. Isaacson and each of them with full power of substitution, Proxies to represent the undersigned at the 2016 Annual Meeting of Stockholders of The Mosaic Company to be held at www.virtualshareholdermeeting.com/MOS16 on May 19, 2016 at 10:00 a.m. Central Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side of this card. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals, and in the discretion of the Proxies on all other matters that may properly come before the meeting. The Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Vanguard Fiduciary Trust Company (the "Trustee") as Trustee of the Mosaic Investment Plan or the Mosaic Union Savings Plan, to vote at the 2016 Annual Meeting of Stockholders of The Mosaic Company to be held on May 19, 2016 and at any and all adjournments thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by May 16, 2016, or if they are received but are invalid, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side